As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333-280762

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDAHO COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1021	98-0221494
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Idaho Copper Corporation

800 W. Main Street, Suite 1460, Boise, ID 83702

Telephone: (208) 274-9220

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Andrew Brodkey | Chief Executive Officer

Idaho Copper Corporation

800 W. Main Street, Suite 1460, Boise, ID 83702

Telephone: (208) 274-9220

(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mark E. Crone, Esq.

Cassi Olson, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446, New York, NY 10170

Telephone: (646) 861-7891

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [●], 2024

PRELIMINARY PROSPECTUS

IDAHO COPPER CORPORATION

94,126,642 Shares of Common Stock

This prospectus relates to the potential offer and resale, from time to time, by selling stockholders named herein (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”), or their permitted transferees, of 94,126,642 shares of common stock, par value $0.001 per share (the “Common Stock”), of Idaho Copper Corporation (the “Company”), consisting of (i) up to 9,283,333 shares of Common Stock issuable upon the conversion of 185.66 shares of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) sold in the Newbridge Private Placement Offering (as described below) (ii) up to 11,604,167 shares of Common Stock issuable upon the exercise of warrants (the “Warrants”) sold in the Newbridge Private Placement Offering, (iii) 813,333 shares of common stock issued to the placement agent of the Newbridge Private Placement Offering, (iv) 66,794,143 shares of Common Stock issued pursuant to the January 23, 2023 share exchange with the former shareholders of ICUMO described below, (v) 4,333,333 shares of Common Stock sold in the December 15, 2022 (the “Private Placement Offering”), (vi) 880,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of two convertible promissory notes in the aggregate principal amount of $201,200 in total, at a price of $0.23 per share, issued to certain Selling Stockholders on April 5, 2024 and (vii) 418,333 shares of Common Stock issued in consideration of consulting fees to various consultants.

Our Common Stock is quoted on the Pink tier of OTC Markets Group Inc. under the symbol “COPR”. On July 9, 2024, the last reported sale price of our Common Stock was $0.192 per share. There is currently a limited public trading market for our Common Stock.

We are registering the shares of Common Stock on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders in the offering described in this prospectus. However, to the extent that the Warrants held by the Selling Stockholders are exercised for cash, we will receive payment of the exercise price in connection with such exercise. See “Use of Proceeds” beginning on page 14 of this prospectus and “Selling Stockholders” beginning on page 15 of this prospectus.

The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by any of the Selling Stockholders, and we cannot predict when or in what amounts any of the Selling Stockholders may sell any of our shares of Common Stock offered by this prospectus.

The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 22.

The Common Stock offered by this prospectus may be sold by the Selling Stockholders or their transferees, pledgees, donees or assigns or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer at the fixed price of $0.24 per share until such time as our shares are quoted on the OTCQX, the OTCQB or listed on any other national securities exchange or automated interdealer quotation system.

The Selling Stockholders may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the Common Stock may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

All costs incurred in the registration of the shares offered pursuant to this prospectus, including all registration, listing, and qualification fees, printing and legal fees, are being borne by the Company. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED “RISK FACTORS” IN THIS PROSPECTUS BEGINNING ON PAGE 6.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2024

IDAHO COPPER CORPORATION

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “Commission”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information other than in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements regarding future events and our future results. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Accordingly, our actual results could differ materially from those projected in the forward-looking statements for many reasons, including the risk factors listed in “Risk Factors” beginning on page 6 of this prospectus and elsewhere in or in the documents incorporated by reference in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and hereafter in our other Commission filings and public communications.

You should evaluate all forward-looking statements made by us in the context of all risks and uncertainties described with respect to our business. We caution you that the risks and uncertainties identified by us may not be all of the factors that are important to you. Furthermore, the forward-looking statements included in this report are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the “Risk Factors,” and our financial statements and the accompanying notes to those statements, included elsewhere in this prospectus, before making an investment decision. Unless otherwise stated or the context otherwise requires, the terms “Idaho Copper,” the “Company,” “we,” “us” and “our” refer to Idaho Copper Corporation and its wholly owned subsidiary, International CuMo Mining Corporation.

Company Overview

Idaho Copper Corporation is a mineral exploration and development company, focused on exploring and developing a large copper-molybdenum-silver deposit in Idaho (United States), (the “CuMo” project”). The CuMo project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres.

The unpatented lode mining claims and patented claims are situated in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

Idaho Copper seeks to capitalize on the looming copper supply deficit by advancing one of the potentially largest untapped copper projects in the United States. The economics of the project benefit from extensive high-value co-products including molybdenum and silver. A Preliminary Economic Assessment (PEA) was completed in May 2020 by SRK Consulting (Canada) Inc.

Company History (2020 – 2022)

●	Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.), incorporated in Nevada, was initially engaged in the manufacture, distribution, and sales of tourmaline-related healthcare products through operating entities in China. On December 31, 2020, the Company entered into a merger agreement (the “Merger Agreement”) with Dynamic Elite International Limited, a British Virgin Islands company (“Dynamic”), Crystal Globe Limited, a British Virgin Islands company (“Crystal Globe”), and Joway Merger Subsidiary Limited, a British Virgin Islands company (“Merger Sub”), pursuant to which Merger Sub merged with and into Dynamic, with Dynamic continuing as the surviving corporation and a wholly-owned subsidiary of Crystal Globe (the “Merger”). As a result of the consummation of the Merger, the Company no longer had any assets or business operations and became a shell company, as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

●	Pursuant to a Stock Purchase Agreement dated as of January 31, 2022, by and among the Company, Crystal Globe Limited and JHP Holdings, Inc., a Nevada corporation (“JHP”), JHP acquired 16,644,820 shares of common stock, representing 83% of the issued and outstanding shares of the Company on a fully diluted basis, in consideration for the purchase price of $100,000. In connection with the acquisition of the 83% by JHP, Jinghe Zhang, the sole officer and director of the Company, resigned and Ramon Lata was appointed as the sole officer and director of the Company.

Company History (2023 – Present)

●	On January 23, 2023, the Company entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, International CuMo Mining Corporation, an Idaho corporation (“ICUMO”), and all of the shareholders of ICUMO (collectively, the “ICUMO Shareholders”). Pursuant to the terms of the Share Exchange Agreement, the ICUMO Shareholders transferred all the issued and outstanding shares of Common Stock of ICUMO to the Company in exchange for 182,240,000 newly issued shares Common Stock. As a result of this share exchange, ICUMO became a wholly owned subsidiary of the Company.

2

●	On February 7, 2023, the board of directors and the holder of 121,343,700 shares of Common Stock, representing approximately 59.98% of the Company’s voting equity, approved by written consent, in accordance with the applicable provisions of Nevada law, the execution and filing of a Certificate of Amendment to the Articles of Incorporation of the Company with the Nevada Secretary of State, to effect the change of the Company’s name from “Joway Health Industries Group Inc.” to “Idaho Copper Corporation”. On March 9, 2023, the Company filed the Amendment with the Nevada Secretary of State, with immediate effect.

●	On March 9, 2023, the Company filed an amendment to its Articles of Incorporation with the Nevada Secretary of State, effecting the change of the Company’s name from “Joway Health Industries Group Inc.” to “Idaho Copper Corporation”.

Private Placement Offerings

●	From August 14, 2023 through December 11, 2023, we entered into subscription purchase agreements (“Subscription Agreements”) with purchasers for 23 units (the “Units”), at a purchase price of $12,000 per Unit for an aggregate purchase price of $276,000 (the “Private Placement Offering”). Each Unit comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and (ii) 62,500 Common Stock purchase warrants (the “Warrants”). The Warrants entitle the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share. See “Series Convertible Non-Voting Preferred Stock” on page 48.

●	On January 11, 2024, the Company filed the Certificate of Designation with the Nevada Secretary of State. Pursuant to the Certificate of Designation, the board of directors of the Company (the “Board”) established, fixed, and designated 200 of the authorized but unissued shares of the Company’s Preferred Stock as Series A Convertible Non-Voting Preferred Stock, with rights, preferences and limitations as described in the Certificate of Designation.

●	From February 28, 2024, through March 28, 2024, the Company conducted a private placement offering pursuant to which it entered into Subscription Agreements with accredited investors for an aggregate of 162.66 Units (the Newbridge Private Placement Offering”). Newbridge Securities Corporation acted as the sole placement agent (the “Placement Agent”) on a best-efforts basis pursuant to a Placement Agency Agreement dated September 7, 2023, as amended on December 27, 2023. Pursuant to this agreement, the Placement Agent received cash commissions of $195,200, representing 10.0% of the gross purchase price of the Units sold. Certain members of Placement Agent participated as investors in the Newbridge Private Placement Offering.

●	Pursuant to the Subscription Agreements, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register the re-sale of the shares of Common Stock issuable upon the conversion of the Preferred Stock and upon the exercise of the Warrants within 90 business days after the final closing date, which was March 28, 2024. If the Company fails to file a registration statement by such date, the Company shall pay the investors 2.5% of their respective purchase price for each 30 days that the registration statement is not filed, with a maximum of 10%.

Agreements to Commence Ore Sorting Program and Update its PEA

●	On March 28th, 2024, the Company announced that it had signed agreements with three mining consulting and engineering firms to commence comprehensive core scanning and ore sorting programs designed to result in an updated preliminary economic assessment (“PEA”).

●	These firms include MineSense Technologies, Ltd. in Vancouver, BC Canada for bucket-level ore sorting testing, Veracio, Inc. from Salt Lake City, Utah for core scanning, and SGS Bateman, Inc. of Tucson, Arizona to complete metallurgical testing and to be the lead author on the PEA report update.

3

Summary of Risk Factors

Risks Associated with Mining Business

●	It is uncertain whether the Company’s mineral properties contain any proven or probable reserve, nor can the Company provide such assurance, but its business is highly dependent on the existence of the mineral property.

●	Due to the speculative characteristics of the mine exploration business, there is substantial risk that the Company will not find sufficient commercially exploitable minerals and fail in its business.

●	Even if the Company does eventually discover a mineral reserve on one or more of its properties, there can be no assurance that it will be able to develop such properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

●	The Company cannot provide any assurance about financing for additional exploration. If its exploration costs are higher than anticipated, the Company may only be able to complete the exploration program with additional financing.

●	If the Company cannot raise sufficient capital after it establishes the existence of a mineral resource on any of its properties in a commercially exploitable quantity, it will not be able to exploit the resource, thus the business could fail.

●	Mineral exploration and development are subject to extraordinary operating risks. The Company does not currently insure against these risks. In the event of a cave-in or similar occurrence, its liability may exceed its resources, which would have an adverse impact on the business.

●	Mineral prices are subject to dramatic and unpredictable fluctuations.

●	The unpredictable inclement weather may restrict mineral exploration and cause delay or impact on the Company’s mining progress.

Risks Associated with our Capital Structure

●	If our business plan is not successful, the Company may not be able to continue operations as a going concern and shareholders may lose their entire investment in the Company.

●	We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

●	You may experience dilution of your ownership interests because of the future issuance of additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock or preferred stock.

●	The Company does not have a class of securities registered under Section 12 of the Exchange Act. Until it does, or the Company becomes subject to Section 15(d) of the Exchange Act, it will be a “voluntary filer.”

●	Share of Common Stock are subject to the “penny stock” rules of the SEC, and the trading market in the Company’s securities is limited, which makes transactions in its stock cumbersome and may reduce the value of an investment in its stock.

●	Because the Company does not intend to pay any cash dividends on shares of Common Stock, its stockholders will not be able to receive a return on their shares unless they sell them.

●	The Company’s principal stockholders and management own a significant percentage of Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

Risks Related to Regulatory and Permitting Requirements in the Industry the Company Operates

●	Mineral operations are subject to applicable law and government regulation. Even if the Company discovers a mineral resource in a commercially exploitable quantity, applicable laws and regulations could restrict or prohibit the exploitation of that mineral resource.

●	Exploration development and exploitation activities are subject to comprehensive regulation and permitting, which may cause substantial delays or require capital outlays in excess of what is currently anticipated, causing a material adverse effect on the business. In addition, legal challenges from non-governmental organizations (NGO’s) can affect permitting timelines and prevent or extend timing of Company activities for exploration and exploitation.

●	The Company depends on its senior management team, and the loss of one or more key employees or an inability to attract and retain highly skilled employees could adversely affect the business.

Corporate Information

Our principal executive offices are located at 800 W. Main St., Ste 1460, Boise, ID 83702. Our telephone number is 208-274-9220. Our website address is www.idaho-copper.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

4

THE OFFERING

Common Stock to be offered by the Selling Stockholders:

94,126,642 shares of Common Stock consisting of (i) up to 9,283,333 shares of Common Stock issuable upon the conversion of 185.66 shares of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share sold in the Newbridge Private Placement Offering (ii) up to 11,604,167 shares of Common Stock issuable upon the exercise of Warrants sold in the Newbridge Private Placement Offering, (iii) 813,000 shares of common stock issued to the placement agent of the Newbridge Private Placement Offering, (iv) 66,794,143 shares of Common Stock issued pursuant to the January 23, 2023 Share Exchange, (v) 4,333,333 shares of Common Stock sold in the December 15, 2022, (vi) 880,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of two convertible promissory notes in the aggregate principal amount of $201,200 in total, at a price of $0.23 per share, issued to certain Selling Stockholders on April 5, 2024 and (vii) 418,333 shares of Common Stock issued in consideration of consulting fees to various consultants.

Outstanding Common Stock before the Offering	258,340,664 Shares of Common Stock

Trading Market:	Our Common Stock is traded on the Pink tier of the OTC Markets Group Inc. under the symbol “COPR.”

Our Series A Preferred Stock and Warrants are not currently listed or quoted on any exchange or marketplace, and we do not intend to apply for listing or quotation of those securities on any exchange or marketplace in the immediate future.

Use of proceeds

We will not receive any proceeds from the sale of the Common Stock. However, to the extent that the Warrants held by the Selling Stockholders are exercised for cash, we will receive the payment of the exercise price in connection with such exercise.

Risk Factors	See the discussion under the caption “Risk Factors” and other information in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

5

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Capital Structure

Our Common Stock is currently quoted on the Pink tier of OTC Markets Group Inc., an over-the-counter quotation system, under the symbol “COPR.” The trading price of the Company’s securities could be subject to wide fluctuations, in response to quarterly variations in its operating results, announcements by the Company or others, developments affecting it, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities Such risks could have an adverse effect on the stock’s future liquidity.

If our business plan is not successful, the Company may not be able to continue operations as a going concern and shareholders may lose their entire investment in the Company.

As of January 31, 2024, we had current assets of $51,770 and liabilities of $6,212,379, and our working capital deficit was $1,868,607. We do not have sufficient resources to effectuate our business. We expect to incur expenses without revenues during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we need to raise a minimum of an additional $750,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Although the Company has been successful in raising funds in the past, there can be no assurance the Company will be able to raise sufficient funds in the future, in which case the Company may be unable to meet its obligations as they come due in the normal course of business. The Company has not determined whether any of its properties contain mineral reserves that are economically recoverable. It is not possible to predict whether financing efforts will be successful or if the Company will attain a profitable level of operations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts on the statement of financial position.

If the Company fails to raise sufficient capital, it will have to explore other financing activities to provide it with the liquidity and capital resources to meet its working capital requirements and to make capital investments in connection with ongoing operations. The Company cannot give assurance that it will be able to secure the necessary capital when needed. The Company’s independent auditor included an explanatory paragraph on the financial statements emphasizing to the readers of the audit report that there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon it being able to generate cash flow sufficient to fund operations and reducing operating expenses. The Company’s business plans may not be successful in addressing cash flow issues. If the Company cannot continue as a going concern, its shareholders may lose their entire investment in it.

6

You may experience dilution of your ownership interests because of the future issuance of additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock or preferred stock.

In the future, the Company may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of present stockholders. The Company is authorized to issue an aggregate of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, 200 of which are designated Series A Convertible Non-Voting Preferred Stock. Additional shares of Common Stock or other securities that are convertible into or exercisable for Common Stock may be issued in connection with hiring or retaining employees, future acquisitions, future sales of securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of Common Stock may create downward pressure on the trading price of Common Stock.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we are unable to perform our obligations under the convertible notes, or make timely payment, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless. As of the date of this prospectus, we have not defaulted on the convertible notes.

The Company does not have a class of securities registered under Section 12 of the Exchange Act. Until it does, or the Company becomes subject to Section 15(d) of the Exchange Act, it will be a “voluntary filer.”

The Company is not currently required under Section 13 or Section 15(d) of the Exchange Act to file periodic reports with the SEC. It has in the past voluntarily elected to file some or all of these reports to ensure that sufficient information about it is publicly available to its stockholders and potential investors. Until the Company becomes subject to the reporting requirements under the Exchange Act, it is a “voluntary filer” and is currently considered a non-reporting issuer under the Exchange Act. The Company will not be required to file reports under Section 13(a) or 15(d) of the Exchange Act until the earlier to occur of: (i) the registration of a class of securities under Section 12 of the Exchange Act, which would be required if the Company lists a class of securities on a national securities exchange or if it meets the size requirements set forth in Section 12(g) of the Exchange Act, or which it may voluntarily elect to undertake at an earlier date; or (ii) the effectiveness of a registration statement under the Securities Act, relating to Common Stock. Until the Company becomes subject to the reporting requirements under either Section 13(a) or 15(d) of the Exchange Act, it is not subject to the SEC’s proxy rules, and large holders of its capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, the Company’s stockholders and potential investors may not have available to them as much or as robust information as they may have if and when it becomes subject to those requirements. In addition, if the Company does not register under Section 12 of the Exchange Act, and remain a “voluntary filer”, it could cease filing annual, quarterly or current reports under the Exchange Act.

Share of Common Stock are subject to the “penny stock” rules of the SEC, and the trading market in the Company’s securities is limited, which makes transactions in its stock cumbersome and may reduce the value of an investment in its stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

7

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of shares of Common Stock and may cause a decline in the market value of the Company’s stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because the Company does not intend to pay any cash dividends on its Common Stock, its stockholders will not be able to receive a return on their shares unless they sell them.

The Company intends to retain any future earnings to finance the development and expansion of its business. The Company does not anticipate paying any cash dividends on share of Common Stock in the foreseeable future. Unless the Company pays dividends, its stockholders will not be able to receive a return on their shares unless they sell them. The Company cannot assure its stockholders that they will be able to sell shares when they desire to do so.

The Company’s principal stockholders and management own a significant percentage of Common Stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of July 10, 2024, the Company’s executive officers, directors and principal stockholders, together with its other affiliates, owned approximately 16.67% of the issued and outstanding Common Stock. Accordingly, these stockholders will be able to exert a significant degree of influence over the management and affairs of the Company and over matters requiring stockholder approval, including the election of the directors and approval of significant corporate transactions. This concentration of ownership could have the effect of entrenching Company management or the Board, delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the Company, which in turn could have a material and adverse effect on the fair market value of Common Stock.

Risks Associated with Mining Business

Risks associated with operating in one geographic area.

At present the Company’s only mineral properties are located in the southeast part of the state of Idaho, USA. Because of a lack of diversity of geographies among its holdings, the Company faces certain risks, such that if exploration and related activities are prevented, held up by legal challenges, or are unsuccessful on these properties, the Company will have no other opportunities to discover mineral resources at any other sites. Additionally, we may be disproportionately exposed to disruptions in our operations if the region experiences severe weather, transportation capacity constraints, constraints on the availability of required equipment, facilities, personnel or services, significant governmental regulation or natural disasters. Downtime or other delays or interruptions to our operations from any of such factors could have a material adverse effect on our results of operations and financial condition.

It is uncertain that the Company’s mineral properties contain any proven or probable reserve, nor can the Company provide such assurance, but its business is highly dependent on the existence of the mineral property.

As all the Company’s mineral properties are in the exploration stage, there is no assurance that it can establish the existence of any mineral reserves on any of its properties in commercially exploitable quantities. Until the Company can do so, it cannot earn any revenues from operations and if it does not do so, it will lose all of the funds that were expended on exploration. If the Company does not discover any mineral reserves in a commercially exploitable quantity, its business could fail.

The Company has not established that its mineral properties contain any proven or probable reserves, nor can there be any assurance that it will be able to do so. If the Company fails to establish any proven or probable reserve, the business could fail.

8

Due to the speculative characteristics of the mine exploration business, there is substantial risk that the Company will not find sufficient commercially exploitable minerals and will fail in its business.

The Company cannot evaluate its success rate on the CuMo Project. The search for valuable minerals as a business is perilous. The Company may not find commercially exploitable mineral reserves or other valuable minerals in its mineral property. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditure to be made by the Company on exploration programs may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in the exploration of the mineral properties the Company plans to undertake. Issues such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, the Company would need help to complete its business plan. Due to the inherent dangers involved in mineral exploration, the business may incur liability or damages.

Because we have limited capital, inherent mining risks pose a significant threat to us compared with our larger competitors.

Because we have limited capital, we may be unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, earthquake, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability. Our business could also be harmed if we lose the services of our key personnel.

Our business and mineral exploration programs depend upon our ability to retain and employ the services of geologists, engineers and other experts as subcontractors and/or as employees. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. In addition, several entities have expressed an interest in hiring certain of our employees. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to engage or employ those parties currently providing services and expertise to us or identify and engage or employ other qualified personnel to do so in their place. The number of available qualified mining subcontractors is limited, and there is no assurance that we will be able to engage or retain the subcontractors needed to carry out our current or future business plans. To retain key employees, we may also face increased compensation costs, including potential new stock incentive grants, and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, and the rules on land development and reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current exploration activities or with our prior mining operations, we may incur environmental costs that could have a material adverse effect on our financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Additionally, following completion of the updated PEA, and pending issuance by the USFS of approval of the “Company’s Plan of Operations” under an Environmental Assessment expected to be published by the end of 2024, the Company intends to procced with additional exploration, including infill, expansion, and geotechnical pit wall drilling. If we do not receive approval from the USFS, our financial condition, results of operations or cash flows could be negatively impacted.

Governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of prior and current operations, including operations conducted by other mining companies many years ago at sites located on properties that we currently own or formerly owned. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. We cannot assure you that any such law, regulation, enforcement or private claim would not have a material adverse effect on our financial condition, results of operations or cash flows.

Even if the Company does eventually discover a mineral reserve on one or more of its properties, there can be no assurance that it will be able to develop such properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on several factors, including, by way of example, the size, grade, and other attributes of the mineral deposit, the proximity of the resource to infrastructures such as a smelter or processing facilities, power, and water, roads and a point for shipping, available workforce, government regulation, successful permitting, proximity to markets and consumers, and market prices. Most of these factors will be beyond the Company’s control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

The Company cannot provide any assurance about financing for additional exploration. If its exploration costs are higher than anticipated, the Company may only be able to complete the exploration program with additional financing.

The Company is proceeding with exploration on its CuMo property. The exploration program outlines the budget for completion of the program but there is no assurance that actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the exploration season, unanticipated problems in completing the exploration program and delays due to weather or other factors experienced in completing the exploration program. Increases in exploration costs could result in the Company not being able to carry out its exploration program without additional financing. There is no assurance that the Company would be able to obtain additional financing in this event.

9

If the Company cannot raise sufficient capital after it establishes the existence of a mineral resource on any of its properties in a commercially exploitable quantity, it will not be able to exploit the resource, thus the business could fail.

If the Company discovers mineral resources in commercially exploitable quantities on any of its properties, it will then be required to expend substantial sums of money to explore and fully establish the extent of the resources and reserves, develop processes to extract it, and develop extraction and processing facilities and infrastructure. Although the Company may derive substantial benefits from the discovery of a significant deposit, there can be no assurance that such a resource or reserve will be large enough to justify commercial operations, nor can there be any assurance that the Company will be able to raise the funds required for the development on a timely basis. The business may not succeed if the Company cannot extend the necessary capital or complete the required facilities and infrastructure.

Mineral exploration and development are subject to extraordinary operating risks. The Company does not currently insure against these risks. In the event of a cave-in or similar occurrence, its liability may exceed its resources, which would have an adverse impact on the business.

Mineral exploration, development, and production involve many risks that even a combination of experience, knowledge and careful evaluation may be unable to overcome. The Company’s operations will be subject to all the geological, technical, and operating hazards and risks in exploring mineral resources. If the Company discovers a mineral resource in commercially exploitable quantity, its operations would be subject to the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins, or similar dangers against which it cannot fully insure or against which it may elect not to insure. Any such event could result in work stoppages and property damage, including damage to the environment. The Company does not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities arising from such occurrences may have a material adverse impact on the business.

Mineral prices are subject to dramatic and unpredictable fluctuations.

The Company expects to derive revenues from the sale of its mineral resource properties or from the extraction and sale of molybdenum, silver, copper, and rhenium, and associated minerals. The price of those commodities has fluctuated widely in recent years. It is affected by numerous factors beyond the Company’s control, including international, economic, and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of the Company’s exploration properties and projects, cannot accurately be predicted.

The unpredictable inclement weather may restrict mineral exploration and cause delay or impact on the Company’s mining progress.

Access to the mineral property may be restricted between November and April of each year because the period between these months can sometimes feature heavy snow cover, extreme cold, and high winds, which makes it difficult, if not impossible, to carry out exploration and other activities. Visits, tests, and explorations of the mineral property can only be attempted when weather permits such activities. These limitations can result in significant delays in the exploration, mining, and production of commercial minerals. Such delays can cause the business to fail.

Risks Related to Regulatory and Permitting Requirements in the Industry the Company Operates

Mineral operations are subject to applicable law and government regulation. Even if the Company discovers a mineral resource in a commercially exploitable quantity, applicable laws and regulations could restrict or prohibit the exploitation of that mineral resource.

Both mineral exploration and extraction require permits from various federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that the Company will be able to obtain or maintain any of the permits or bonds required for the continued exploration of its mineral properties or for the construction and operation of a mine on its properties at economically viable costs.

10

The Company cannot ensure that all its business activities will continue to comply with all material laws and regulations because there may be changes to applicable laws and regulations, and it may not be able to comply with such changes. Further, there is no assurance that the Company will be able to obtain or maintain all permits or bonds necessary for its future operations or that it will be able to obtain them on reasonable terms. To the extent such approvals are required and are not accepted, the Company may be delayed or prohibited from proceeding with the planned exploration or development of its mineral properties. If the Company is prevented from exploiting any mineral resource that it discovers by a failure to comply with applicable laws and regulations or obtain or to maintain any required permits, the business could fail.

In addition, legal challenges from non-governmental organizations can affect permitting timelines and prevent or extend timing of Company activities for exploration and exploitation.

Exploration development and exploitation activities are subject to comprehensive regulation and permitting, which may cause substantial delays or require capital outlays in excess of what is currently anticipated, causing a material adverse effect on the business.

Exploration, development, and exploitation activities are subject to federal, provincial, state, and local laws, regulations, and policies, including laws regulating permitting, bonding, and the removal of natural resources from the ground and the discharge of materials into the environment. Exploration, development, and exploitation activities are also subject to federal, provincial, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment and other operational activities.

Environmental and other legal standards imposed by federal, provincial, state, or local authorities may be changed, and any such changes may prevent the Company from conducting planned activities or increase its costs of doing so, which could have material adverse effects on the business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those currently anticipated, thus causing a material adverse effect on the business. Additionally, the Company may be subject to liability for pollution or other environmental damages that it may not be able to, or elect not to, insure against due to prohibitive premium costs and other reasons. Any laws, regulations, or policies of any government body or regulatory agency may be changed, applied, or interpreted that could materially alter and negatively affect the Company’s ability to carry on the business.

Risks to business and operations related to climate change.

There have been recently promulgated a series of Federal regulations dealing with climate change which may be applicable to the Company’s business and future operations. Although the Company believes that the current effect of these regulations on its activities is negligible, as these regulations evolve and potentially become more restrictive, they could have a deleterious and material effect on the ability of the Company to conduct its business and operations.

The Company depends on its senior management team, and the loss of one or more key employees or an inability to attract and retain highly skilled employees could adversely affect the business.

The Company’s success depends on the skills, experience, and performance of its Chief Executive Officer, Andrew Brodkey, and other key employees. The effort of the Chief Executive Officer will be important as the Company continues to develop and expand its commercial activities. The loss or incapacity of existing members of the executive management team could negatively impact the Company’s operations if it experiences difficulties in hiring qualified successors. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy business requirements. Expansion of the business could require the Company to employ additional personnel. There can be no assurance that the Company will be able to attract and retain sufficient numbers of skilled employees in the future. The loss of personnel or inability to hire or retain sufficient personnel at competitive rates could impair the growth of the business.

The Company also relies on its leadership team in the areas of finance, marketing, services, and general and administrative functions, and on sales. From time to time, there may be changes in the executive management team resulting from the hiring or departure of executives, which could disrupt the business.

In addition, in making employment decision, job candidates often consider the value of the equity awards they are to receive in connection with their employment. Volatility in the price of Common Stock might, therefore, adversely affect the Company’s ability to attract or retain highly skilled personnel. Furthermore, the requirement to expense certain stock awards might discourage the Company from granting the size or type of stock awards that job candidates require to join. If the Company fails to attract new personnel or fail to retain and motivate its current personnel, the business and its future growth prospects could be severely harmed.

11

If we are unable to pay debts and other obligations when due, including reclamation obligations, our ability to remain in business could be jeopardized.

We have approximately $3 million of outstanding indebtedness. We may from time to time enter into arrangements to borrow money in order to fund our operations and expansion plans, and such arrangements may include covenants that restrict our business in some way. Events may occur in the future, including events beyond our control that would cause us to fail to satisfy our obligations under existing notes payable or other debt instruments. In such circumstances, or we were to default on our obligations under debentures or other debt instruments, the amounts drawn under our debt agreements may become due and payable before the agreed maturity date, and we may not have the financial resources to repay such amounts when due.

Further, although most, but not all, of our reclamation obligations are bonded, and cash and other assets have been reserved to secure a portion but not all of this bonded amount, to the extent the bonded amounts are not fully collateralized, we will be required to come up with additional cash to perform our reclamation obligations when they occur. In addition, the bonding companies have the right to require increases in collateral at any time upon 30-days’ notice to us, failure of which would constitute a default under the bonds. In such circumstances, we may not have the financial resources to perform such reclamation obligations or to increase such collateral when due.

Our failure to meet these obligations could jeopardize our ability to continue in business.

Risks Associated with Cybersecurity Threats

The Company’s operations are dependent on information technology systems that may be subject to network disruptions

The Company’s operations depend on information technology (“IT”) systems. These IT systems could be subject to network disruptions caused by a variety of sources, including computer viruses, security breaches and cyber-attacks, as well as disruptions resulting from incidents such as cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

Although to date the Company has not experienced any material losses relating to cyber-attacks or other information security breaches, there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Additionally, on July 26, 2023, the Commission adopted new cybersecurity disclosure rules for public companies that require disclosure regarding cybersecurity risk management (including the corporate board’s role in overseeing cybersecurity risks, management’s role and expertise in assessing and managing cybersecurity risks, and processes for assessing, identifying and managing cybersecurity risks) in annual reports. These new cybersecurity disclosure rules also require the disclosure of material cybersecurity incidents in a Form 8-K, generally within four days of determining an incident is material. We will be subject to such annual report disclosure requirements starting with our 2024 Form 10-K and we will be subject to such Form 8-K disclosure requirements starting June 15, 2024.

12

Risks Related to this Offering

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	success of our competitors in commercializing products;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	U.S. or foreign regulatory actions affecting us or our industry;

●	sales of our Common Stock by our officers, directors or significant stockholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by natural disasters; and

●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that have been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

The shares of Common Stock being offered in this prospectus represent a substantial percentage of our outstanding common stock and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Stock to decline significantly.

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees of 94,126,642 shares of common stock, par value $0.001 per share consisting of (i) up to 9,283,333 shares of Common Stock issuable upon the conversion of 185.66 shares of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share sold in the Newbridge Private Placement Offering (ii) up to 11,604,167 shares of Common Stock issuable upon the exercise of Warrants sold in the Newbridge Private Placement Offering, (iii) 813,333 shares of Common Stock issued to the placement agent of the Newbridge Private Placement Offering, (iv) 66,794,143 shares of Common Stock issued pursuant to the January 23, 2023 share exchange with the former shareholders of ICUMO described below, (v) 4,333,333 shares of Common Stock sold in the December 15, 2022, (vi) 880,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of two convertible promissory notes in the aggregate principal amount of $201,200 in total, at a price of $0.23 per share, issued to certain Selling Stockholders on April 5, 2024 and (vii) 418,333 shares of Common Stock issued in consideration of consulting fees to various consultants. We will not receive any proceeds from the sale of shares of common stock or the Warrants by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders named in this prospectus hold a substantial portion of the outstanding shares of our Common Stock representing approximately 49.44% of our public float and approximately 37.45% of our outstanding shares of Common Stock. Given the substantial number of shares of our Common Stock being registered for potential resale by the Selling Stockholders pursuant to this prospectus, the sale of all of the shares by the Selling Stockholders, or the perception that these sales could occur, could increase the volatility of the market price of our Common Stock or result in a significant decline in the market price of our Common Stock, even if our business is doing well. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities and/or raise additional capital through the sale of equity securities in the future and at a price that we deem appropriate. While the Selling Stockholders may, on average, experience a positive rate of return based on the current market price, public stockholders may not experience a similar rate of return on the Common Stock they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price. The Selling Stockholders will be able to sell their shares for so long as the registration statement of which this prospectus forms a part is available for use.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

13

You may experience dilution of your ownership interests because of the future issuance of additional shares of our Common Stock or preferred stock or other securities that are convertible into or exercisable for our Common Stock or preferred stock.

If our existing stockholders exercise warrants or sell, or indicate an intention to sell, substantial amounts of our Common Stock in the public market, the price of our Common Stock could decline. The perception in the market that these sales may occur could also cause the price of our Common Stock to decline.

n the future, we may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of the then current stockholders. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. We may need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with the capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

USE OF PROCEEDS

We will receive none of the proceeds from the sale of the Common Stock by the Selling Stockholders in this Offering. However, to the extent that the Warrants held by the Selling Stockholders are exercised for cash, we will receive the payment of the exercise price in connection with such exercise (approximately $2.78 million if all Warrants were to be exercised).

DETERMINATION OF OFFERING PRICE

The Common Stock offered by this prospectus may be sold by the Selling Stockholders or their transferees, pledgees, donees or assigns or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer at the fixed price of $0.24 until such time as our shares are quoted on the OTCQX, the OTCQB or listed on any other national securities exchange or automated interdealer quotation system.

The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the Pink tier of OTC Markets Group Inc. under the symbol “COPR”. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. On July 9, 2024, the closing price on the OTC Pink of our Common Stock was $0.192.

Holders

As of December 13, 2024, there were 467 holders of record of our Common Stock and 33 holders of our Series A Convertible Non-Voting Preferred Stock.

14

Dividend Policy

In January 2022, the Company distributed a special dividend to its minority shareholders in connection with the Merger Agreement with Dynamic and Crystal Globe. Other than the special distribution in January 2022, the Company does not pay dividends on shares of Common Stock and does not anticipate paying such dividends in the foreseeable future. The declaration of any future cash dividends is at the discretion of the Board and depends upon earnings, if any, capital requirements and financial position, the Company’s general economic conditions, and other pertinent conditions.

SELLING STOCKHOLDERS

This prospectus covers the resale by the Selling Stockholders of an aggregate of up to 94,126,642 shares of Common Stock of the Company, consisting of (i) up to 9,283,333 shares of Common Stock issuable upon the conversion of 185.66 shares of Series A Preferred Stock, $0.001 par value per share sold in the Newbridge Private Placement Offering (ii) up to 11,604,167 shares of Common Stock issuable upon the exercise of Warrants sold in the Newbridge Private Placement Offering, (iii) 813,000 shares of Common Stock issued to the placement agent of the Newbridge Private Placement Offering, (iv) 66,794,143 shares of Common Stock issued pursuant to the January 23, 2023 Share Exchange, (v) 4,333,333 shares of Common Stock sold in the December 15, 2022, (vi) 880,000 shares of Common Stock issuable upon conversion of the principal and accrued interest of two convertible promissory notes in the aggregate principal amount of $201,200 in total, at a price of $0.23 per share, issued to certain Selling Stockholders on April 5, 2024 and (vii) 418,333 shares of Common Stock issued in consideration of consulting fees to various consultants.

Share Exchange Agreement

On January 23, 2023, the Company entered into and consummated the transactions contemplated by the Share Exchange Agreement by and among the Company, International CuMo Mining Corporation, an Idaho corporation, and the ICUMO Shareholders. Pursuant to the terms of the Share Exchange Agreement, the ICUMO Shareholders transferred all the issued and outstanding shares of Common Stock of ICUMO to the Company in exchange for newly issued shares of the Company’s Common Stock, par value $0.001 per share. As a result of this Share Exchange ICUMO became a wholly owned subsidiary of the Company.

ICUMO owns or controls the mining claims and rights to the CuMo Project, a large primary molybdenum deposit with silver and copper deposits. Located in Boise County, Idaho, ICUMO was formed to explore the geologic and environmental factors that will determine the future development plan of the CuMo Project.

Pursuant to the terms of the Share Exchange Agreement, each share of ICUMO’s Common Stock held by the ICUMO Shareholders was converted into the right to receive the number of shares of Common Stock (the “Exchange Shares”) equal to an exchange ratio of 1.34 (the “Exchange Ratio”).

As a result of the Exchange, a change in control of the Company occurred with the ICUMO Shareholders owning 90.1% of the issued and outstanding shares of Common Stock. Immediately after giving effect to the Exchange, there were 202,294,000 issued and outstanding shares of Common Stock, held as follows:

●	The stockholders of the Company prior to the Exchange held 20,054,000 shares of issued and outstanding Common Stock; and

●	The ICUMO Shareholders held 182,240,000 shares of issued and outstanding Common Stock.

Pursuant to the terms of the Share Exchange Agreement, on January 23, 2023 at the closing of the Exchange (the “Closing”) the Company assumed: (i) all ICUMO’s obligations for the options, whether or not vested, granted to key management personnel pursuant to certain incentive stock option agreements (the “Incentive Stock Options”), and any vested options are now exercisable to purchase shares of Common Stock at an exercise price of $0.125 until December 31, 2027; and (ii) all ICUMO’s obligations pursuant to certain warrants to purchase shares of ICUMO Common Stock (the “2021 Warrants”), which warrants are now exercisable to purchase shares of Common Stock, at an exercise price of $0.15, until May 11, 2027. The Incentive Stock Options and 2021 Warrants are (i) exercisable for that number of shares of Common Stock equal to the number of shares of ICUMO’s Common Stock subject to such option and warrants, immediately prior to the Closing and as adjusted by the Exchange Ratio, and (ii) have an initial exercise price per share equal to the initial exercise price per share in effect for that option or warrant immediately prior to the Closing. With respect to these Incentive Stock Options and 2021 Warrants, the Company assumed at Closing, after applying the Exchange Ratio, vested and unvested options to purchase an aggregate of 56,615,000 shares of Common Stock and warrants exercisable for up to 41,540,000 shares of Common Stock.

15

2022 Private Placement Offering

Prior to entering into the Share Exchange Agreement, from December 2022 to January 9, 2023, ICUMO conducted a private placement offering (the “2022 Private Placement Offering”) whereby it issued and sold convertible secured promissory notes in the total amount of $898,000 with a conversion price of $0.10 (the “Notes”) and 8,980,000 warrants to purchase ICUMO Common Stock, with an exercise price of $0.15 (the “2023 Warrants”). As a condition to entering into the Share Exchange Agreement, ICUMO and the Company agreed that the Company would exchange the Notes and 2023 Warrants for notes and warrants issued by the Company. Such replacement notes and warrants were issued by the Company to the holders of the Notes and 2023 Warrants on January 23, 2023 (the “Replacement Notes and Warrants”). After applying the Exchange Ratio to the conversion rate, the Company now has outstanding convertible secured promissory notes in the principal amount of $898,000 which will convert into shares of Common Stock at an adjusted conversion price of $0.075 per share of Common Stock and 11,973,333 warrants to purchase shares of Common Stock at an adjusted exercise price of $0.15 per share. Principal on the Notes is due and payable on July 23, 2025. The warrants expire on January 9, 2028.

The Replacement Notes and 2023 Warrants are secured by a first priority lien on all of the assets and mining claims of the Company, other than certain patented lode mining claims that represent approximately 7.3% of the CuMo Project.

2023 Private Placement Offering

From August 14, 2023 through December 11, 2023, we entered into Subscription Agreements with purchasers for 23 Units, at a purchase price of $12,000 per Unit for an aggregate purchase price of $276,000. Each Unit comprised of one (1) share of Series A Preferred Stock, $0.001 par value per share, and (ii) 62,500 Warrants. Each share of Series A Preferred Stock converts into 50,000 shares of Common Stock. The Warrants entitle the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share.

Newbridge Private Placement Offering

From February 28, 2024 through March 28, 2024, the Company conducted a private placement offering pursuant to which it entered into Unit Subscription Purchase Agreements with accredited investors for an aggregate of 162.66 Units. Each Unit comprised of one (1) share of Series A Preferred Stock, and (ii) 62,500 Warrants. Each share of Series A Preferred Stock converts into 50,000 shares of Common Stock. The Warrants entitle the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share.

Newbridge Securities Corporation acted as the sole Placement Agent on a best-efforts basis pursuant to a Placement Agency Agreement dated September 7, 2023, as amended on December 27, 2023. Pursuant to this agreement, the Placement Agent received cash commissions of $195,200, representing 10.0% of the gross purchase price of the Units sold. Certain members of Placement Agent participated as investors in the Offering.

Pursuant to the Subscription Agreements, the Company agreed to file a registration statement with the Commission to register the re-sale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and upon the exercise of the Warrants within 90 business days after the final Closing date (as defined in the Subscription Agreement). If the Company fails to file a registration statement by such date, the Company shall pay the investors 2.5% of their respective purchase price for each 30 days that the registration statement is not filed, with a maximum of 10%.

The Selling Stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional Selling Stockholders in supplements or amendments to this prospectus.

The Selling Stockholders may sell some, all or none of its shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

16

The following table sets forth the shares beneficially owned, as of July 10, 2024 by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares that the Selling Stockholders may offer and sell from time to time under this prospectus and the number of shares which the Selling Stockholders would own beneficially if all such offered shares are sold.

Name of Selling Stockholders	Beneficial Ownership Before the Offering (1)	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership After the Offering(2)	Percentage of Ownership After the Offering (2)
JHP Holdings, Inc. (3)	16,644,820	16,644,820	6.7%	*
Elatam Family Trust (4)	17,721,500	17,721,500	7.1%	*
John Hedges (5)	81,495	81,495	*	*
Cataleya Investment Fond Management SAS (6)	6,700,000	6,700,000	2.7%	*
The Gaitonde Living Trust (7)	2,673,333	2,673,333	0.5%	*
James Dykes (8)	1,273,000	1,273,000	0.5%	*
Patricia Czerniej (9)	1,273,000	1,273,000	0.5%	*
Shaun Dykes (10)	1,159,100	1,159,100	0.5%	*
Louise Dykes (11)	1,139,000	1,139,000	0.5%	*
Tim Tycolis (12)	938,000	938,000	0.4%	*
John E. Hiner (13)	368,500	368,500	0.1%	*
Core Consultants Pty (Guernsey) Ltd. (14)	147,400	147,400	0.1%	*
Emile Fremont (15)	134,000	134,000	0.1%	*
Eric Kolodner (16)	11,725,000	11,725,000	4.7%	*
Sandstone Group Corp. (17)	4,100,400	4,100,400	1.6%	*
Newbridge Securities Corporation (18)	1,025,159	1,025,159	0.4%	*
Chad D. Champion (19)	424,147	424,147	0.2%	*
Steven Delonga (20)	432,128	432,128	0.2%	*
David Lubin (21)	250,000	250,000	0.1%	*
Constantino Gutierrez (22)	2,025,000	2,025,000	0.8%	*
Clara Aguililla (23)	255,000	255,000	0.1%	*
Michael J. Spohn (24)	225,000	225,000	0.1%	*
Robert Santos Nespereira (25)	112,500	112,500	*	*
James Batmasian (26)	9,337,500	9,337,500	3.7%	*
Simon Mawson (27)	900,000	900,000	0.4%	*
Eric R Samuelson (28)	900,000	900,000	0.4%	*
Brian Caesar (29)	900,000	900,000	0.4%	*
Jon E Schmidt (30)	562,500	562,500	0.2%	*
Brian & Debra Fenner (31)	562,500	562,500	0.2%	*
Dennis Gagnon Jr & Dawn Gagnon (32)	450,000	450,000	0.2%	*
Jeffrey A Zipp (33)	450,000	450,000	0.2%	*
Crudup Family Trust attn: Robert & Jillian Crudup TTEES (34)	337,500	337,500	0.1%	*
Martha P & Donald A Sands TTEEs | Sands 2013 Trust (35)	337,500	337,500	0.1%	*
Ronald Olson (36)	337,500	337,500	0.1%	*
Daniel Walzman (37)	225,000	225,000	0.1%	*
Jeet Patel (38)	225,000	225,000	0.1%	*
Rafael Robert Leyva (39)	112,500	112,500	*	*
Victor & Anne Marie Muro (40)	112,500	112,500	*	*
Kenneth Zacharias (41)	112,500	112,500	*	*
David Mortenson (42)	112,500	112,500	*	*
Daniel Saltarelli (43)	112,500	112,500	*	*
Andrew Slepitza (44)	112,500	112,500	*	*
Daniel J Carlberg (45)	112,500	112,500	*	*
Steven Talley (46)	112,500	112,500	*	*

17

Name of Selling Stockholders	Beneficial Ownership Before the Offering (1)	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership After the Offering(2)	Percentage of Ownership After the Offering (2)
Nadav Houri (47)	112,500	112,500	*	*
Peter Taliercio (48)	112,500	112,500	*	*
Mark Marinak TTEE | Mark Marinak Rev Liv Trust (49)	112,500	112,500	*	*
Robert Blanche (50)	450,000	450,000	0.2%	*
Tim Broussard (51)	450,000	450,000	0.2%	*
Thomas G Marinak jr TTEE | Thomas G Marinak Living Trust (52)	337,500	337,500	0.1%	*
Michael & Michelle Sekelsky (53)	225,000	225,000	0.1%	*
PC Inc. (54)	75,000	75,000		*
Jon Powell (55)	440,000	440,000	0.2%	*
Gil Atzmon (56)	440,000	434,783	0.2%	*
Jeffrey V Karin R Hembrock (57)	1,333,333	1,333,333	0.5%	*
PV Partners LP (58)	1,000,000	1,000,000	0.4%	*
Corey Redfield (59)	666,667	666,667	0.3%	*
Guy Amico (60)	149,375	149,375	0.1%	*
Scott H. Goldstein (61)	149,375	149,375	0.1%	*
Bruce Jordan (62)	97,600	97,600	*	*
Howard Yeager (63)	87,500	87,500	*	*
John Zaffarano (64)	83,375	83,375	*	*
Thomas Casolaro (65)	50,700	50,700	*	*
Robert P. Spitler (66)	33,500	33,500	*	*
James Williams (67)	29,167	29,167	*	*
John Moy (68)	20,000	20,000	*	*
Robert J Raab TTEE | Robert J Raab Revocable Trust (69)	17,500	17,500	*	*
Giovina Buddie (70)	7,560	7,560	*	*
Sherrie Stalzer (71)	2,300	2,300	*	*
Geronal Hurdle (72)	1,725	1,725	*	*
Janine Talley (73)	575	575	*	*
Stonefield Fund, LLC (74)	180,000	180,000	0.1%	*
Intelligent Investments I LLC (75)	208,333	208,333	0.1%	*
Camilo Quintero (76)	575	575	*	*

*	Represents less than 1%

(1)	The number of shares of Common Stock owned are those “beneficially owned” as determined under the rules of the SEC, including any shares of Common Stock as to which the Selling Stockholders has sole or shared voting or investment power.
(2)	The “Beneficial Ownership After the Offering” assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
(3)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement. Ramon Lata has sole voting and dispositive power over the shares of Common Stock held by JHP Holdings, Inc.
(4)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement. Mohammed Elatam is the trustee of the Elatam Family Trust.
(5)	Includes (a) 67,000 shares of Common Stock issued pursuant to the Share Exchange Agreement, and (b) 14,495 shares of Common Stock issued as consideration for Mr. Hedges geological engineering services.

18

(6)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement. Gladis Osorio has sole voting and dispositive power over the shares of Common Stock held by Cataleya Investment Fond Management SAS.
(7)	Includes (a) 1,340,000 shares of Common Stock issued pursuant to the Share Exchange Agreement, and (b) 1,333,333 shares of Common Stock issued pursuant to a convertible note in the 2022 Private Placement Offering and converted on May 25, 2024 at a conversion price of $0.075 per share. Girish Gaitonde is the trustee of the Gaitonde Living Trust.
(8)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement.
(9)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement.
(10)	The shares of Common Stock pursuant to the Share Exchange Agreement. Mr. Dykes, is the geological consultant to the Company.
(11)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement.
(12)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement.
(13)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement.
(14)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement. Lara Smith has sole voting and dispositive power over the shares of Common Stock held by Core Consultants Pty (Guernsey) Ltd.
(15)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement.
(16)	The shares of Common Stock were issued pursuant to the Share Exchange Agreement.
(17)	The shares of Common Stock issued to Sandstone Group Corp., an assignee of Newbridge Securities Corporation, were issued as consideration for their investment banking services for the Share Exchange. Constantino Gutierrez has sole voting and dispositive power over the shares of Common Stock held by Sandstone Group Corp.
(18)	Includes (a) 956,760 shares of Common Stock issued as consideration for their investment banking services for the Share Exchange, and (b) 68,399 shares of Common Stock issued as consideration for their investment banking services for the Newbridge Private Placement Offering. Robert P. Spitler has voting and dispositive power over the shares of Common Stock.
(19)	Includes (a) 410,040 shares of Common Stock issued to Chad D. Champion, an assignee of Newbridge Securities Corporation, as consideration for investment banking services for the Share Exchange, and (b) 14,107 shares of Common Stock issued to Chad D. Champion, an assignee of Newbridge Securities Corporation, issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(20)	The shares of Common Stock issued to Steven Delonga, an assignee of The Crone Law Group P.C, were issued as consideration for his legal services for the Share Exchange.
(21)	The shares of Common Stock issued to David Lubin, an assignee of The Crone Law Group P.C, were issued as consideration for his consulting services for the Share Exchange.
(22)	18 Units issued in the Private Placement Offering which includes (a) 900,000 shares of Common Stock issuable upon conversion of 18 shares of Series A Preferred Stock, and (b) 1,125,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share. Constantino Gutierrez is a member of Newbridge Securities Corporation and the managing member of Sandstone Group Corp.
(23)	Includes (a) 2 Units issued in the Private Placement Offering consisting of 100,000 shares of Common Stock issuable upon the conversion of 2 shares of Series A Preferred Stock, and 125,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share, and (b) 30,000 shares of Common Stock issued pursuant to a consulting agreement with the Company dated March 20, 2024 in consideration for providing strategic consulting services.
(24)	2 Units issued in the Private Placement Offering which includes (a) 100,000 shares of Common Stock issuable upon conversion of 2 shares of Series A Preferred Stock, and (b) 125,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(25)	1 Unit issued in the Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(26)	83 Units issued in the Newbridge Private Placement Offering which includes (a) 4,150,000 shares of Common Stock issuable upon conversion of 83 shares of Series A Preferred Stock, and (b) 5,187,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(27)	8 Units issued in the Newbridge Private Placement Offering which includes (a) 400,000 shares of Common Stock issuable upon conversion of 8 shares of Series A Preferred Stock, and (b) 500,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(28)	8 Units issued in the Newbridge Private Placement Offering which includes (a) 400,000 shares of Common Stock issuable upon conversion of 8 shares of Series A Preferred Stock, and (b) 500,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(29)	8 Units issued in the Newbridge Private Placement Offering which includes (a) 400,000 shares of Common Stock issuable upon conversion of 8 shares of Series A Preferred Stock, and (b) 500,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.

19

(30)	5 Units issued in the Newbridge Private Placement Offering which includes (a) 250,000 shares of Common Stock issuable upon conversion of 5 shares of Series A Preferred Stock, and (b) 312,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(31)	5 Units issued in the Newbridge Private Placement Offering which includes (a) 250,000 shares of Common Stock issuable upon conversion of 5 shares of Series A Preferred Stock, and (b) 312,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(32)	4 Units issued in the Newbridge Private Placement Offering which includes (a) 200,000 shares of Common Stock issuable upon conversion of 4 shares of Series A Preferred Stock, and (b) 250,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(33)	4 Units issued in the Newbridge Private Placement Offering which includes (a) 200,000 shares of Common Stock issuable upon conversion of 4 shares of Series A Preferred Stock, and (b) 250,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(34)	3 Units issued in the Newbridge Private Placement Offering which includes (a) 150,000 shares of Common Stock issuable upon conversion of 3 shares of Series A Preferred Stock, and (b) 187,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(35)	3 Units issued in the Newbridge Private Placement Offering which includes (a) 150,000 shares of Common Stock issuable upon conversion of 3 shares of Series A Preferred Stock, and (b) 187,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(36)	3 Units issued in the Newbridge Private Placement Offering which includes (a) 150,000 shares of Common Stock issuable upon conversion of 3 shares of Series A Preferred Stock, and (b) 187,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(37)	2 Units issued in the Newbridge Private Placement Offering which includes (a) 100,000 shares of Common Stock issuable upon conversion of 2 shares of Series A Preferred Stock, and (b) 125,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(38)	2 Units issued in the Newbridge Private Placement Offering which includes (a) 100,000 shares of Common Stock issuable upon conversion of 2 shares of Series A Preferred Stock, and (b) 125,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(39)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(40)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(41)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(42)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(43)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(44)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(45)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(46)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(47)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(48)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(49)	1 Unit issued in the Newbridge Private Placement Offering which includes (a) 50,000 shares of Common Stock issuable upon conversion of 1 share of Series A Preferred Stock, and (b) 62,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(50)	4 Units issued in the Newbridge Private Placement Offering which includes (a) 200,000 shares of Common Stock issuable upon conversion of 4 shares of Series A Preferred Stock, and (b) 250,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.

20

(51)	4 Units issued in the Newbridge Private Placement Offering which includes (a) 200,000 shares of Common Stock issuable upon conversion of 4 shares of Series A Preferred Stock, and (b) 250,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(52)	3 Units issued in the Newbridge Private Placement Offering which includes (a) 150,000 shares of Common Stock issuable upon conversion of 3 shares of Series A Preferred Stock, and (b) 187,500 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(53)	2 Units issued in the Newbridge Private Placement Offering which includes (a) 100,000 shares of Common Stock issuable upon conversion of 2 shares of Series A Preferred Stock, and (b) 125,000 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(54)	0.67th of a Unit in the Newbridge Private Placement Offering which includes (a) 33,333 shares of Common Stock issuable upon conversion of 2 shares of Series A Preferred Stock, and (b) 41,667 shares of Common Stock issuable upon the exercise of Warrants at an exercise price of $0.24 per share.
(55)	Includes 440,000 shares of Common Stock issued pursuant to a convertible promissory note dated May 5, 2023 and converted at $0.23 per share on April 5, 2024.
(56)	Includes 440,000 shares of Common Stock issued pursuant to a convertible promissory note dated May 5, 2023 and converted at $0.23 per share on April 5, 2024.
(57)	The shares of Common Stock were issued pursuant to a convertible note in the 2022 Private Placement Offering and converted on May 15, 2024 at a conversion price of $0.075 per share.
(58)	The shares of Common Stock were issued pursuant to a convertible note in the 2022 Private Placement Offering and converted on May 15, 2024 at a conversion price of $0.075 per share. Scott Peters has sole voting and dispositive power over the shares of Common Stock held by PV Partners LP.
(59)	The shares of Common Stock were issued pursuant to a convertible note in the 2022 Private Placement Offering and converted on May 15, 2024 at a conversion price of $0.075 per share.
(60)	The shares of Common Stock issued to Guy Amico, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(61)	The shares of Common Stock issued to Scott H. Goldstein, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(62)	The shares of Common Stock issued to Bruce Jordan, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(63)	The shares of Common Stock issued to Howard Yeager, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(64)	The shares of Common Stock issued to John Zaffarano, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(65)	The shares of Common Stock issued to Thomas Casolaro, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(66)	The shares of Common Stock issued to Robert P. Spitler, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(67)	The shares of Common Stock issued to James Williams, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(68)	The shares of Common Stock issued to John Moy, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(69)	The shares of Common Stock issued to Robert J. Raab TTEE | Robert J. Raab Revocable Trust, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering. Robert J. Raab is the trustee of the Robert J. Raab TTEE | Robert J. Raab Revocable Trust.
(70)	The shares of Common Stock issued to Giovina Buddie, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(71)	The shares of Common Stock issued to Sherrie Stalzer, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(72)	The shares of Common Stock issued to Geronal Hurdle, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(73)	The shares of Common Stock issued to Janine Talley, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.
(74)	The shares of Common Stock were issued pursuant to a consulting agreement with the Company dated March 20, 2024 in consideration for providing strategic consulting services. Alfonzo Rivera-Revilla has sole voting and dispositive power over the shares of Common Stock held by of Stonefield Fund LLC.
(75)	Includes (a) 83,333 shares of Common Stock issued to Intelligent Investments I LLC, an assignee of the Crone Law Group P.C, issued in consideration for legal services for the Newbridge Private Placement Offering, and (b) 125,000 shares of Common Stock issued to Intelligent Investments I LLC, an assignee of the Crone Law Group P.C, issued in consideration for legal services for filing the Company’s registration statement relating to the Newbridge Private Placement Offering. Mark Crone has sole voting and dispositive power over the shares of Common Stock held by Intelligent Investments I LLC.
(76)	The shares of Common Stock issued to Camilo Qunitero, an assignee of Newbridge Securities Corporation, were issued in consideration for placement agent fees for the Newbridge Private Placement Offering.

21

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales will be at fixed prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

22

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a post-effective amendment to this registration statement, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect, (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) the third anniversary of the closing of the Private Placement.

Penny Stock Rules

The Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, and impose a waiting period of two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

23

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes herein. The financial statements fully represent the Company’s financial condition and operations; however, they are not indicative of the Company’s future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this prospectus.

Nature of Operations

The Company is in the process of exploring its mineral right interests in the United States and at the date of these consolidated financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of the Company to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral right interests. The ability of the Company to realize its investment in resource properties is contingent upon the maintenance and integrity of the Company’s title to such properties.

Mining Operations

To determine material mining operations in accordance with subpart 1300 of SEC Regulation S-K, management considered both quantitative and qualitative factors, assessed in the context of the Company’s overall business and financial condition. The Company concluded that, as of the date of the filing of this Report, its sole material mining operation is the CuMo Project. The Company will update its assessment of individual material mines on an annual basis.

The information relating to such sole material mining operation is contained in the technical report summary (“TRS”) relating to the CuMo Project prepared in compliance with the Item 601(b)(96) and subpart 1300 of Regulation S-K. Reference should be made to the full text of the TRS, a copy of which was filed as Exhibit 96.1 to the Current Report on Form 8-K, dated January 27, 2023.

Pursuant to Item 1302(b)(5) of Regulation S-K (17 C.F.R. §229.1302(b)(5)), the Company states that the TRS was prepared by Shaun M. Dykes (our former Vice President and former Director), M. Sc. (Eng), P. Geo of Geologic Systems, Ltd. Mr. Dykes is currently serving as a technical advisor to the registrant. Mr. Dykes meets the qualifications specified under the definition of “Qualified Person” under Item 1300 of Regulation S-K.

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

No assurances can be given that any of these plans will come to fruition or that if implemented they will necessarily yield positive results.

Going Concern Qualification

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred cumulative net losses of $34,085,857 from its inception to July 31, 2024, and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through debt or future issuances of capital stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern.

Exchange Transaction

As a result of the Share Exchange, which was consummated January 23, 2023, we are no longer a shell company. However, for the fiscal year ended as of December 31, 2022, we were a shell company and did not generate any revenues.

We changed our fiscal year to January 31. The Report of our independent registered public accountants on our financial statements for the year ended January 31, 2024 states that these conditions, among others, raise substantial doubt about our ability to continue as a going concern.

24

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto for the years ended January 31, 2024, and 2023, and related management discussion herein.

Our consolidated financial statements are stated in U.S. Dollars and are prepared in accordance with US GAAP.

For the three months ended July 31, 2024, compared to the three months ended July 31, 2023

Revenue

The Company has had no revenue historically to date, and expects to generate no revenue until the company’s project in south central Idaho has been fully permitted and moves into production.

Operating Expenses

The Company had operating expenses of $943,460 for the three months ended July 31, 2024, compared to $398,940 for the three months ended July 31, 2023. The increase was primarily due to the increase in stock-based compensation ($364,808 for the three months ended July 31, 2024 compared to $0 for the same period in 2023), rent expense ($29,385 for the three months ended July 31, 2024 compared to $10,500 for the same period in 2023), and other general and administrative expenses ($272,423 for the three months ended July 31, 2024 compared to $10,784 for the same period in 2023), offset by the decrease in professional fees ($81,694 for the three months ended July 31, 2024 compared to $127,656 for the same period in 2023) and payroll and related expenses ($195,150 for the three months ended July 31, 2024 compared to $250,000 for the same period in 2023. The increase in stock-based compensation was primarily due to the conversion of officers’ accrued compensation into common stock. The increase in rent expense was due to larger facility needs. The increase in other general and administrative costs was primarily due to scanning services for the quarter. The decrease in payroll and related expenses was primarily due to officers converting accrued compensation into common stock.

Other Income / Expenses

The Company had other expenses, net, of $92,521 for the three months ended July 31, 2024, compared to $188,590 of expense for the three months ended July 31. 2023.

Net Loss

The Company had a net loss of $1,035,981 for the three months ended July 31, 2024, compared to $587,530 for the three months ended July 31, 2023.

For the six months ended July 31 2024, compared to the six months ended July 31, 2023

Revenue

The Company has had no revenue historically to date, and expects to generate no revenue until the company’s project in south central Idaho has been fully permitted and moves into production.

Operating Expenses

The Company had operating expenses of $1,918,422 for the six months ended July 31, 2024, compared to $800,096 for the six months ended July 31, 2023. The increase was primarily due to the increase in payroll and related expenses ($452,650 for the six months ended July 31, 2024 compared to $357,000 for the same period in 2023), rent expense ($143,085 for the six months ended July 31, 2024 compared to $21,000 for the same period in 2023), and other general and administrative expenses ($428,022 for the six months ended July 31, 2024 compared to $24,554 for the same period in 2023), stock-based compensation ($554,056 for the six months ended July 31, 2024 compared to $140,741 for the same period in 2023), and professional fees ($340,609 for the six months ended July 31, 2024 compared to $256,801 for the same period in 2023. The increase in payroll and related expenses is related to a pay increase for two officers. The increase in rent expense is primarily due to a settlement of $100,000 and the larger facility rented. The increase in other general and administrative expenses was primarily due to scanning services of $363,268. The increase in stock-based compensation was primarily due to conversions of accrued compensation for officers and the issuances of common stock to various third parties for services. The increase in professional fees relates to increased services required for funding activities and the preparation for the filing of Form S-1.

Other Income / Expenses

The Company had other expenses, net, of $161,825 for the six months ended July 31, 2024, compared to $362,435 for the six months ended July 31. 2023.

Net Loss

The Company had a net loss of $2,080,247 for the six months ended July 31, 2024, compared to $1,162,531 for the six months ended July 31, 2023.

Liquidity and Capital Resources

As of July 31, 2024, the Company had cash of $454,256. We do not have sufficient resources to effectuate our business. We expect to incur expenses without revenues during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. The Company does not project revenue for the next few years, as is typical in mining companies. The Company has and will continue to raise capital to fund the expenses. To maintain our plan of growth, we need to raise a minimum of an additional $750,000. These factors raise substantial doubts about the Company’s ability to continue as a going concern.

Operations used cash of $1,599,274 for the six months ended July 31, 2024, compared to cash used of $579,634 for the same period in 2023.

We used cash in investing activities of $0 for the six months ended July 31, 2024, compared to $0 for the same period in 2023.

We had cash provided by financing activities for the six months ended July 31, 2024, of $2,023,384 compared to $201,200 for the same period in 2023.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

25

For the Year Ended January 31, 2024 Compared to the Year Ended January 31, 2023

Revenue

The Company did not have revenues for the year ended January 31, 2024 or January 31, 2023.

Operating expenses

The Company had operating expenses of $3,004,684 for the year ended January 31, 2024, compared to $4,152,885 for the year ended January 31, 2023, comprised of the following categories:

	2024	2023	$ Change	% Change
Professional fees	$524,931	$240,324	284,607	118%
Payroll and related expenses	318,561	963,055	(644,494)	-67%
Rent expense	42,000	42,000	-	0%
Stock-based stock compensation	2,043,909	2,769,292	(725,383)	-26%
Other general and administrative expenses	75,283	138,214	(62,931)	-46%
	$3,004,684	$4,152,885

Professional fees increased due to increases in costs associated with being a fully reporting public company. Payroll and related expenses decreased due to cash salary reductions associated with our officers during as compared to the prior period. Stock-based compensation decreased due to a reduction in equity-based compensation as management continues to work to reduce dilution of existing shareholders. Additionally, the prior year amount included $1.7 million of expense related to costs associated with the issuance of warrants associated with the extinguishment of ICUMO debt which was replaced by debt and warrants of the Company. General and administrative costs increased due to an increase in the Company’s activity generally as it continues to seek the development of its existing mining claims.

Loss from operations

The Company had a loss from operations of $3,004,684 for the year ended January 31, 2024, compared to $4,152,885 for the year ended January 31, 2023.

Other Income / Expenses

The Company had $707,363 in other expenses for the year ended January 31, 2024, compared to net expenses of $146,585 for the year ended January 31, 2023.

Net loss

The Company had a net loss of $3,712,047 for the year ended January 31, 2024, compared to $4,299,470 for the year ended January 31, 2023.

Liquidity and Capital Resources

As of January 31, 2024, we had current assets of $51,770 and liabilities of $6,212,379, and our working capital deficit was $1,868,607. We do not have sufficient resources to effectuate our business. We expect to incur expenses without revenues during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we need to raise a minimum of an additional $750,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We will have to raise funds to pay for our expenses. We may have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

26

Cash Flows

Operating Activities

For the year ended January 31, 2024, net cash used in operating activities was $868,427 compared to $147,574 for the year ended January 31, 2023.

Investing Activities

For the years ended January 31, 2024, and 2023, we reported no cash provided by our investing activities.

Financing Activities

For the year ended January 31, 2024, we had cash provided by financing activities of $467,200, related to proceeds from convertible notes payable and the sale of preferred stock. For the year ended January 31, 2023, we had cash provided by financing activities of $361,000, related to proceeds from notes payable.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

The financial statements have been prepared in conformity with US GAAP, which contemplates our continuation as a going concern. The Company has no revenue and has incurred losses to date of $31,600,305. In addition, the Company’s current liabilities exceed its current assets by $1,868,607. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. These factors raise substantial doubt about the Company’s ability to continue operating as a going concern. The Company’s ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund its commitments and ongoing losses, and ultimately generate profitable operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Off Balance Sheet Items

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement, or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

●	any obligation under certain guarantee contracts,

●	any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

●	any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position, and

●	any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

27

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Going Concern

We incurred net losses of $3,712,047 for the year ended January 31, 2024. We had an accumulated deficit of $31,600,305 and working capital deficit of $1,868,607 as of January 31, 2024. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The continuation of the Company as a going concern through the next twelve months is dependent upon the continued financial support from its stockholders or external financing. There can be no assurances to that effect, nor assurance that we will be successful in securing sufficient funds to sustain the operations.

These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. We believe that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Exploration Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to accounting and reporting by exploration stage companies. An exploration stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations as other gain or loss, net.

The processing plant and other machinery are depreciated over an estimated useful life of ten years; vehicles are depreciated over an estimated life of five years; and computer and other office equipment over an estimated useful life of five years.

Mineral Properties

Costs of exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. Mineral property acquisition costs, including licenses and lease payments, are capitalized. Although we have taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee our rights. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Impairment losses are recorded on mineral properties used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. As of January 31, 2024, we did not recognize any impairment losses related to mineral properties held.

28

Impairment of Intangible Assets with Indefinite Useful Lives

We account for intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other (“ASC 350”). ASC 350 requires that intangible assets with indefinite useful lives no longer be amortized, but instead be evaluated for impairment at least annually. On an annual basis, in the fourth quarter of the fiscal year, we review our intangible assets with indefinite useful lives for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more-likely-than-not that the fair value of an intangible asset is less than its carrying amount. If it is determined that it is more-likely-than-not that the fair value of an intangible asset is less than its carrying amount, the intangible asset is further tested for impairment by comparing the carrying amount to its estimated fair value using a discounted cash flow. Impairment, if any, is measured as the amount by which an indefinite-lived intangible asset’s carrying amount exceeds its fair value.

Application of impairment tests requires significant management judgment, including the determination of fair value of each indefinite-lived intangible asset. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the entity, composition, or strategy changes affecting the recoverability of asset groups. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each indefinite-lived intangible asset.

Impairment of Long-Lived Assets

For future long-lived assets, such as property and equipment and intangible assets subject to amortization, we will continually monitor events and changes in circumstances that could indicate carrying amounts of future long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of future long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recently Adopted Accounting Policies

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for smaller reporting companies for fiscal years beginning after December 15, 2023. The Company adopted this standard on February 1, 2024. As a result, the Company derecognized $405,305 for the remaining balance of the unamortized beneficial conversion features attributable to its outstanding convertible notes payable. The Company elected to use the modified retrospective approach as of the adoption date and recognized an adjustment to the opening balance of its accumulated deficit of $405,305.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Changes in and Disagreements With Accountants and Financial Disclosure

On January 23, 2024, the Company dismissed Turner, Stone & Company, L.L.P. as its independent registered public accounting firm. On January 25, 2024, we engaged GreenGrowth CPAs, as our independent registered public accounting firm to audit our financials for the year ended January 31, 2024 and review the financials prepared by Turner, Stone & Company, L.L.P. for the period ended January 31, 2023 and during the interim period through January 24, 2024. The Board made the decision to engage GreenGrowth CPAs acting under authority delegated to it. During the fiscal year ending January 31, 2023, and during the interim period through January 24, 2024, we had no disagreements with Turner, Stone & Company, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. On October 2, 2024, the Company dismissed GreenGrowth CPAs as its independent registered public accounting firm. On the same date the Company engaged Novogradac & Company LLP as its independent registered public accounting firm to audit our financials for the year ended January 31, 2025. During the fiscal year ending January 31, 2024, and during the interim period through October 2, 2024, we had no disagreements with GreenGrowth CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

29

DESCRIPTION OF BUSINESS

Overview

Idaho Copper Corporation is a mineral exploration and development company, focused on exploring and developing a large copper-molybdenum-silver deposit in Idaho (United States), (the “CuMo project”). The CuMo project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. To date, approximately $28 million has been invested into the CuMo project.

The unpatented lode mining claims and patented claims are situated in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

Idaho Copper seeks to capitalize on the looming copper supply deficit by advancing one of the potentially largest untapped copper projects in the United States. The economics of the project benefit from extensive high-value co-products including molybdenum and silver. A Preliminary Economic Assessment (PEA) was completed in May 2020 by SRK Consulting (Canada) Inc.

Company History (2020 – 2022)

Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.), incorporated in Nevada, was initially engaged in the manufacture, distribution, and sales of tourmaline-related healthcare products through operating entities in China. As a result of the consummation of the transactions contemplated by the Merger Agreement dated as of December 31, 2020, with Dynamic Elite International Limited, a British Virgin Islands company, Crystal Globe Limited, a British Virgin Islands company, and Joway Merger Subsidiary Limited, a British Virgin Islands company, the Company no longer had any assets or business operations. Accordingly, the Company became a shell company, as that term is defined in Rule 12b-2 of the Exchange Act.

On February 3, 2022, the Company consummated the transactions contemplated by the Purchase Agreement dated as of January 31, 2022 by and among the Company, Crystal Globe Limited and JHP Holdings, Inc., a Nevada corporation, pursuant to which JHJP purchased 16,644,820 shares of Common Stock of the Company from Crystal Globe. The shares represented 83% of the issued and outstanding shares of the Company on a fully diluted basis. The purchase price for the shares paid by JHP was $100,000. Pursuant to the Purchase Agreement, each of Crystal Globe, JHP and the Company made customary representations and warranties to each other. In connection with the acquisition of the 83% by JHP, Jinghe Zhang, the sole officer and director of the Company, resigned and Ramon Lata was appointed as the sole officer and director of the Company.

Company History (2023 – Present)

On January 23, 2023, the Company entered into and consummated the transactions contemplated by a Share Exchange by and among the Company, International CuMo Mining Corporation, an Idaho corporation, and the shareholders of ICUMO Shareholders. Pursuant to the terms of the Share Exchange Agreement, the ICUMO Shareholders transferred all the issued and outstanding shares of Common Stock of ICUMO to the Company in exchange for newly issued shares of the Company’s Common Stock As a result of this Share Exchange, ICUMO became a wholly owned subsidiary of the Company.

ICUMO owns and controls the mining claims and rights to the CuMo Project, a large primary molybdenum deposit with silver and copper deposits. Located in Boise County, Idaho, ICUMO was formed to explore the geologic and environmental factors that will determine the future development plan of the CuMo Project.

Pursuant to the terms of the Share Exchange Agreement, each share of ICUMO’s Common Stock held by the ICUMO Shareholders was converted into the right to receive the number of shares of Common Stock equal to an exchange ratio of 1.34.

30

As a result of the Exchange, a change in control of the Company occurred with the ICUMO Shareholders owning 90.1% of the issued and outstanding shares of Common Stock. Immediately after giving effect to the Exchange, there were 202,294,000 issued and outstanding shares of Common Stock, held as follows:

●	The stockholders of the Company prior to the Exchange held 20,054,000 shares of issued and outstanding Common Stock; and

●	The ICUMO Shareholders held 182,240,000 shares of issued and outstanding Common Stock.

Pursuant to the terms of the Share Exchange Agreement, on January 23, 2023 at the Closing of the exchange the Company assumed: (i) all ICUMO’s obligations for the options, whether or not vested, granted to key management personnel pursuant to certain Incentive Stock Option agreements, and any vested options are now exercisable to purchase shares of Common Stock at an exercise price of $0.125 until December 31, 2027; and (ii) all ICUMO’s obligations pursuant to certain warrants to purchase shares of ICUMO Common Stock, which warrants are now exercisable to purchase shares of Common Stock, at an exercise price of $0.15, until May 11, 2027. The Incentive Stock Options and 2021 Warrants are (i) exercisable for that number of shares of Common Stock equal to the number of shares of ICUMO’s Common Stock subject to such options and warrants, immediately prior to the Closing and as adjusted by the Exchange Ratio, and (ii) have an initial exercise price per share equal to the initial exercise price per share in effect for that option or warrant immediately prior to the Closing. With respect to these Incentive Stock Options and 2021 Warrants, the Company assumed at Closing, after applying the Exchange Ratio, vested and unvested options to purchase an aggregate of 56,615,000 shares of Common Stock and warrants exercisable for up to 41,540,000 shares of Common Stock.

At the Closing, Ramon Lata, the sole officer, and director of the Company, resigned from all his offices and from the board of directors of the Company. In his place, the Board appointed four new directors, Robert Scannell, John Moeller, Shaun Dykes, and Andrew Brodkey, and the following four executive officers, Steven Rudofsky as Chief Executive Officer and President, Robert Scannell as Chief Financial Officer, Andrew Brodkey as Chief Operating Officer, and Shaun Dykes as Vice President, Exploration.

Private Placement by ICUMO

Prior to entering into the Share Exchange Agreement, from December 2022 to January 9, 2023, ICUMO conducted a private placement offering whereby it issued and sold Notes in the total amount of $898,000 with a conversion price of $0.10 and 8,980,000 warrants to purchase ICUMO Common Stock, with an exercise price of $0.15. As a condition to entering into the Share Exchange Agreement, ICUMO and the Company agreed that the Company would exchange the Notes and 2023 Warrants for notes and warrants issued by the Company. Such replacement notes and warrants were issued by the Company to the holders of the Notes and 2023 Warrants on January 23, 2023. After applying the Exchange Ratio to the conversion rate, the Company had outstanding convertible secured promissory notes in the principal amount of $898,000 which will convert into shares of Common Stock at an adjusted conversion price of $0.075 per share of Common Stock and 11,973,333 warrants to purchase shares of Common Stock at an adjusted exercise price of $0.15 per share. Principal on the Notes is due and payable on July 23, 2025. The warrants expire on January 9, 2028.

The Replacement Notes and Warrants are secured by a first priority lien on all of the assets and mining claims of the Company, other than certain patented lode mining claims that represent approximately 7.3% of the CuMo Project.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act, however, as a result of the Exchange, the Company has ceased to be a “shell company”.

31

In connection with the Exchange, the Company entered into lock-up and leak-out agreements (“Lock-Up Agreements”) with (i) certain majority shareholders of ICUMO, (ii) the holders of the Incentive Stock Options, (iii) the majority stockholder of the Company prior to the Exchange; and (iv) certain service providers who will receive shares of Common Stock as payment for services rendered in connection with the Share Exchange Agreement. These Lock-Up Agreements cover the Exchange Shares, any Common Stock issued pursuant to the exercise of any Incentive Stock Options or 2021 Warrants, and all shares of Common Stock issued to such service providers (the “Covered Securities”). The Lock-Up Agreements did not require any additional restrictions to be added to the Covered Securities at issuance but rather were applicable to the holders of the Covered Securities. The Lock-up Agreements provide that the Covered Securities are subject to an 18-month lock-up from January 23, 2023, subject to (i) early release upon the Company up-listing to a national securities exchange, and (ii) termination upon certain corporate events and transactions, and also provide for certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement. At the end of the lock-up period, the Covered Securities are subject to a one-year leak-out restriction for public resales of five percent of the trailing ten (10) day average trading volume of the Common Stock. The Company may waive these restrictions.

In connection with the transactions contemplated by the Share Exchange Agreement, prior to the Closing, the Company assigned all the amounts owed to a third-party service provider to JHP, the former controlling stockholder of the Company. Pursuant to the terms of this Debt Assignment and Release Agreement, JHP Holdings, Inc. assumed all the outstanding debts of the Company as of January 23, 2023.

The CuMo Project, Geology and Mineralization

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

The CuMo deposit is situated within the Idaho batholith and is part of a regional scale belt of porphyry and related deposits identified as the Idaho-Montana Porphyry Belt. Igneous complexes in this belt are interpreted to be related to an Eocene, intra-arc rift, and are characterized by alkalic rocks in the northeast, mixed alkalic and calc-alkalic rocks in the middle, and calc-alkaline rocks in the southwest. The CuMo deposit is located at the southwestern end of this belt and is associated with a calc-alkalic monzogranite, reported as 45-52Ma age that intrudes Cretaceous equigranular intrusive rocks of the Atlanta Lobe of the Idaho Batholith. The CuMo area is underlain by biotite granodiorite, the most common rock type of the Atlanta lobe of the Idaho batholith. All of the felsic intrusive phases contain molybdenite (MoS2) mineralization.

The CuMo deposit is located in an historic gold mining camp. Gold was discovered in the Boise Basin in 1862 and lode mining began within a year. As of 1940, total gold production amounted to 2.8 million ounces of which 74% was from placer operations. More gold has been produced from the Boise Basin than any other mining locality in Idaho. Although they are primarily gold deposits, considerable silver and minor copper, lead and zinc were produced as byproducts from the lodes.

The area features two separate mineralizing events that are referred to as early Tertiary and early Miocene. The first event consists of gold-quartz veins containing minor sulfide minerals that occur within the Idaho batholith and are associated with weak wall rock alteration. Associated sulfide minerals include pyrite, arsenopyrite, sphalerite, tetrahedrite, chalcopyrite, galena, and stibnite. The second mineralizing event occurs within porphyry dikes and stocks as well as in the batholith, and is characterized by relatively abundant sulfide mineralization, subordinate quartz, and widespread wall rock alteration. Base metal mineralization consists of pyrite, sphalerite, galena, tetrahedrite, chalcopyrite, minor quartz, and siderite with local occurrences of pyrrhotite and enargite.

Molybdenum mineralization was discovered at CuMo in 1963. Mineralization on the property occurs in veins and veinlets developed within various intrusive bodies. Molybdenite (MoS2) occurs within quartz veins, veinlets, and vein stockworks. Whereas a typical porphyry deposit features disseminated mineralized areas throughout the orebody. CuMo is a stockwork-type deposit, Individual veinlets vary in size from tiny fractures to veinlets five centimeters in width, with an overall thickness averaging 0.3- 0.4 cm. Pyrite and/or chalcopyrite are commonly associated with molybdenite although molybdenite can occur alone without other metallic mineralization.

Due to their large size, the total contained economic molybdenum in this type of lower grade copper-molybdenum deposit can be equivalent to or exceed that of high-grade molybdenum deposits.

32

History of CuMo Project Exploration

The Boise Basin was first explored following the discovery of placer gold deposits in 1862. Several lode gold deposits were discovered and developed immediately following the initial alluvial gold rush, with significant production occurring in the late 1800’s and early 1900’s. No production has occurred on the CuMo Project claim footprint itself.

The first interest in the CuMo property was shown during aerial reconnaissance by Amax Exploration (“Amax”) in 1963. Follow-up geochemical rock and soil sampling indicated anomalous molybdenum and copper values. Forty claims were then staked, and three previously existing claims were optioned. A 2.5 mile (4 km) rough access road was constructed in 1964 to facilitate collection of rock samples and geological mapping. Amax completed detailed bedrock mapping on the CuMo property between 1964 and 1981.

In 1968, Curwood Mining Company staked 12 claims and undertook detailed mapping and geochemical rock sampling. Several trenches were excavated, and one line of dipole-dipole array induced polarization (“IP”) geophysical survey was conducted.

In 1969, Midwest Oil Corp. optioned the property and conducted exploration drilling through 1972 (four short rotary holes (less than 100 ft) initially, which were later deepened using diamond drilling, followed by six cored holes). Midwest also performed an IP survey in 1971 and an airborne magnetic survey in 1973.

In 1973, Midwest formed a joint venture with Amax and then subsequently Midwest was merged with Amoco Minerals Company (“AMOCO”) resulting in an Amax-AMOCO joint venture with AMOCO as operator. During the period 1973 to 1981, the Amax-AMOCO joint venture completed 30,822 ft of drilling, surface geological mapping, re-logging of the core, road construction, an aerial topographic survey, and age dating. In 1980, Amax Exploration Inc. transferred its interest to Climax Molybdenum Company (“Climax”), also a subsidiary of Amax Inc. In 1982, Climax collected more than 300 soil geochemical samples from three different grids.

A total of twenty-three (23) diamond holes and three RC holes were drilled on the property during this timeframe. Most RC holes were pre-collars to diamond drill holes with only the diamond drill component of the holes being used for resource modelling and sampling. The historic holes were sampled mostly at a 20ft sample interval. All the sample rejects were delivered directly from Climax’s secure facility in Colorado and are stored in the project secure warehouse facility for use by the project.

The drilling efforts from 1969 to 1982 were the only actual drilling done on the property until ICUMO in 2006, who under option from American CuMo completed one diamond drillhole and partially completed another before relinquishing the project back to American CuMo in late 2006. Thereafter, American CuMo between 2006 and 2012 drilled a total of 25,486.82m in forty-two (42) holes. Drilling consisted of both HQ and NQ diameter core with holes being started with HQ diameter and then reducing at a major fault intersection or at 1000ft which ever was less. Core recoveries were monitored and were excellent (90%+). All holes were surveyed down-the-hole at regular intervals (100 feet) using a Reflex survey instrument. All core was collected at the drill site by the diamond drillers under supervision of onsite geology staff and delivered to a secure warehouse facility in Garden Valley where they were logged, analyzed and samples collected. All drill sites were surveyed using a total field station in order to accurately locate the holes.

The 2006 through 2012 results confirmed the extent and grade of mineralization on the property as indicated by previous drilling and demonstrated continuity of mineralization between the original wide-spaced holes.

33

American CuMo’s work resulted in the interpretation and modelling of three distinct mineralized zones within the deposit. These zones were previously interpreted by Amax as distinct shells that were produced by separate intrusions. Re-interpretation of down-hole histograms for copper (Cu), silver (Ag) and molybdenite (MoS2) suggests the mineralized zones are part of a single, large, concentrically zoned system with an upper copper-silver zone, underlain by a transitional copper-molybdenum zone, in turn underlain by a lower molybdenum-rich zone. Three-dimensional modeling of the above zonation indicates the current area being drilled is located on the north side of a large system extending 4.5km (15,000ft) in diameter, of which 1.5km (3,000ft) has been drilled.

Resource Reports and Preliminary Economic Assessments

In 2008, an initial Resource Estimate compliant with Canadian National Instrument 43-101 was commissioned by American CuMo under its former name, Mosquito Consolidated Gold Mines Ltd. This estimate was based on information from 31 diamond drillholes completed through 2007. The deposit was subdivided into three mineral domains based on the drill hole data: a Cu-Ag zone, a Cu-Mo zone, and a Mo zone. Within each mineral domain 20 ft. composites were formed. Blocks 50 x 50 x 50 ft. were estimated for MoS2, Cu, Ag and W by ordinary kriging.

In May 2009, the authors of the 2008 report provided an updated Resource Estimate based on a total of 42 diamond drill holes totaling 76,436 ft, including 11 completed during 2008. Using a Recoverable Metal Value (the “RCV”) cutoff at various US dollar values per ton, and at certain assumed metal recoveries and metal prices, the authors presented tonnages, metal grades, and contained metal for indicated and inferred resource calculations in all 3 mineralized zones.

In November 2009, Ausenco Canada Inc. (“Ausenco”), an independent, third-party engineering firm employed by American CuMo, published a NI 43-101 compliant Preliminary Economic Assessment, throughput Scoping Study Report based on the same 42 diamond drillholes. In a manner similar to the May 2009 report, Ausenco reported tonnages, metal grades and contained metal for indicated and inferred resource calculations in all 3 mineralized zones. Ausenco went further and proposed a mining and processing operational design at various mining rates, from 50,000 to 200,000 tons per day of ore to mill throughput. This firm also included provisions and estimated capital and operating costs for a conceptual open pit mine, waste dumps, tailings storage facility, plant/concentrator, molybdenum roaster, and ancillary facilities. Based on this data, Ausenco was able to perform a Preliminary Economic Analysis (PEA) of the CuMo project, at various throughput rates, which yielded numeric results for Net Present Value, Internal Rate of Return, Payback, and cash operating costs per pound of molybdenum equivalent.

In 2011, a new technical study for a NI 43-101 compliant Resource update was commissioned with Snowden Mining Consultants. The resource estimate update was based on a total of 54 diamond drillholes totaling 99,404 ft. Of these, 12 diamond drillholes were completed in 2009 and 2010. Again, using assumed metal recoveries and selected RCV cut-off grades, Snowden reported updated global Indicated Resources and global Inferred Resources Snowden adopted most of the other design parameters and assumptions offered by Ausenco.

In August 2015, Gary Giroux of Giroux Consultants Ltd. (one of the authors of the 2008 and 2009 Reports) was employed by American CuMo to publish a NI 43-101 compliant, updated resource estimate. This update was based on a total of 65 diamond drill holes totaling 120,685 feet (36,784.9 meters). Nine (9) of the sixty-five (65) diamond drill holes were completed in 2012 since the previous resource calculation. Using low, medium, and high metal price assumptions, and different cutoff grades for RCV, Giroux calculated Measured, Indicated, and Inferred mineral resource numbers for ore contained within a conceptual pit shell.

Finally, in 2020 SRK authored a NI 43-101 compliant Preliminary Economic Assessment and Technical Report (PEA) for the CuMo project. This document, relying on the previously published 2015 resource estimate, proposed an open pit mine and concentrator combination at a milling rate of 150,000 tons per day, and an initial mine life of 30 years. It also incorporated particle-based ore sorting technology to remove 28% of the mining waste from the ore stream, prior to entering the concentrator.

34

The mineral resource estimates contained in the TRS are based on drilling completed through 2012 on a total of 65 diamond drill holes totaling 36,166 m (118,654 ft). As no additional drilling has been completed since the 2015 resource was estimated, the mineral resource estimates are considered current and have not been updated since that time.

The mineral resource estimates contained in the TRS were estimated in conformity with Committee for Mineral Reserves International Reporting Standards (CRIRSCO) “International Reporting Template for the public reporting of Exploration Targets, Exploration Results, Mineral Resources and Mineral Reserves” as adopted by the International Council on Mining & Metals November 2019. The mineral resources are reported in in accordance with §§229.1300 through 229.1305 (subpart 229.1300 of Regulation S-K).

Effect of Material Regulations on the current operations of the Company.

The Company’s current activities are subject to a number of laws and regulations, in particular including those with respect to exploration on federal lands (under the jurisdiction of the United States Forest Service (USFS)) and corresponding State of Idaho and local/Boise County laws and regulations. These laws and regulations, and permits/approvals granted by governmental entities thereunder, govern how the Company must conduct surveys and how it can build and maintain roads and drill pads, access the properties, conduct drilling and related exploration, transport staff and materials, secure, use and conserve water, protect identified species of flora and fauna, limit land disturbance, protect surface and groundwater, comply with mitigation requirements, and reclaim affected lands post-exploration. The Company is also required to post a bond with the USFS for reclamation assurance. Material compliance with these regulations is mandatory and is critical to the operations of the Company. Presently, the Company is awaiting final approval of its Exploration Plan of Operations by the USFS (pursuant to an Environmental Assessment published by the USFS under the National Environmental Policy Act of 1970 (NEPA)) for the commencement of such exploration activities, which is anticipated before the end of calendar year 2024, thereby allowing the Company to legally undertake exploration on federal lands in 2025. In addition, material approvals that the Company will need for its planned 2025 exploration activities will need to come from the Idaho Department of Water Resources, the Idaho Department of Environmental Quality, and Boise County Department of Roads. The proposed Plan of Operations, if approved, will permit the Company to conduct exploration from April 15 to December 15 each calendar year for a 4-year period starting in 2025, and the Company believes that each of such material approvals will be applied for and received prior to April 15, 2025.

Significant encumbrances to and future permitting for the property.

There are no legal encumbrances affecting the properties except for the pledges of security under certain notes and debentures.

The Company notes in the previous paragraph the current permitting and governmental approval requirements to conduct exploration on the federal lands comprising the CuMo project during 2025, principally controlled by the terms and conditions of the Exploration Plan of Operations which is expected to be approved by the USFS before the end of 2024.

As to future permits and approvals needed for development, construction and operation of a mining project at CuMo, and assuming that technical and economic evaluation of a project merits such development, the Company first will need to conduct extensive baseline environmental studies, hydrological studies, additional plant and animal surveys, and related activities required under NEPA to allow the USFS to publish an Environmental Impact Statement (EIS). If drilling and exploration activities are permitted and completed during 2025 (assuming no legal challenges), the Company anticipates that it will begin additional technical analysis for a Preliminary Feasibility Study (PFS), described below, and commence environmental baseline work during 2025, leading to a PFS publication conceivably within 18 months. If the PFS results are positive, the Company would continue with additional technical work, environmental work, preliminary engineering work, all in order to develop a Bankable Feasibility Study (BFS) and submit to the federal agency a Plan of Operations for construction, development and operation of a mining project under an EIS. The Company estimates that an EIS could be published by the USFS as early as 2029. The Company notes that possible legal challenges from NGO’s could potentially prevent exploration in 2025 and can extend these approximate timelines.

Internal Controls and Data Verification

Shaun M. Dykes, a former a director and officer of the Company, (the “Qualified Person”) reviewed the procedures used by ICUMO and produced a description and an analysis of the results as contained in Section 8 of the TRS. These are standard data verifications with no limitations.

All assay results used in the verification process by the Qualified Person were obtained from fully certified analytical laboratories with signed assay certificates.

The Qualified Person has reviewed the data collection and verification procedures followed by ICUMO and by third parties on behalf of ICUMO, and believes these procedures are consistent with industry best practices and acceptable for use in geological and resource modelling.

These procedures have also been verified by several independent qualified people over the years.

For more information about quality control/quality assurance and data verification, see Section 8 and Section 9 of the TRS.

The mineral resources estimated may ultimately be affected by a broad range of environmental, permitting, socio-economic (as discussed in Section 17 of the TRS), legal, title (as discussed in Section 3 of the TRS), marketing and political factors (as discussed in Section 22 of the TRS). At this time the authors are unaware of any of these factors that could materially affect the mineral resource estimate. Of course, going forward, relevant factors that could influence the resource estimate include changes to the geological, geotechnical or geometallurgical models, infill drilling to convert mineral resources to a higher classification, drilling to test for extensions to known resources, collection of additional bulk density data and significant changes to commodity prices. It should be noted that all these factors pose potential risk and opportunities to the current mineral resource.

Current Planned Working Programs

Ore Sorting and Updated Preliminary Economic Assessment

Idaho Copper presently is investigating the potential to utilize additional ore sorting technologies to optimize the separation of waste and low grade ore from higher grade mill feed post-mining, and increase the head grade of ore being fed to a concentrator. The thin-veined, stockwork nature of the CuMo deposit lends itself well to ore sorting, since mineralized veins at CuMo largely carry the metals of interest and are much different from waste in appearance. A visual scanning exercise of all of the core recovered from previous drilling activities described herein revealed that up to 84% of the waste and lower grade ore mined can be theoretically separated from higher grade material through application of ore sorting, versus the 28% separation factor that SRK Consulting (Canada) Inc. (“SRK”) conservatively used in its 2020 Preliminary Economic Assessment (“PEA”). There are over 90 active mines in the world today which utilize some form of ore sorting.

35

Idaho Copper has signed an agreement to test CuMo material with MineSense, Technologies Ltd., of Vancouver, BC, Canada, using their ShovelSense scanning systems, which employ X-ray fluorescence (the “XRF”) surface scanning technology. These systems are installed directly on mine shovel buckets and scan the blasted material as the shovel scoops it up, allowing the mine operator, based on cutoff grades, to differentiate ore from waste at the mining face. ShovelSense is currently being used successfully by at least three large producing copper open pit mines (Highland Valley BC, Copper Mountain BC, and Carmen de Andacollo Chile). The MineSense agreement is for the sum of $65,000 and contemplates that the service provider will run repetitive laboratory batch tests with its XRF sensor scanning equipment at its Vancouver facility. The Company has provided representative run of mine ore samples from previous core drilling from then three geologic zones, which will be processed by MineSense, whom thereafter will crush the samples and re-run, and finally pulverize the samples and send to a laboratory for typical elemental analysis.

Contemporaneously with this test work, the Company has executed a contract with Veracio, Inc., from Salt Lake City, Utah, to scan existing CuMo drill cores with mobile XRF scanners, in order to confirm that the CuMo deposit is variable in nature and amenable to selective separation by ore sorting techniques. Currently Veracio has scanned approximately 30,000 feet of core at the Company’s leased core storage facility in Idaho, at a footage rate of $8/foot, and with mobilization and incidentals, the Company has paid or is responsible for a cost of around $275,000. The Company along with its QP’s (described below) have not yet determined if any additional scanning beyond the 30,000 feet identified thus far will be necessary.

The final ore sorting design will likely not only rely on a single sorting pass, but may possibly integrate multiple sorting technologies, such as combining surface XRF scanning at the mining face on blasted material with downstream penetrative prompt gamma neutron activation analysis (PGNAA) or pulsed fast thermal neutron activation (PFTNA) scanners installed on the material conveyors, and potentially bulk particle XRF scanners to finish. The potential combination of different ore sorting technologies and equipment could enable the Company to optimize the separation of ore from waste, substantially increasing the head grade of mill feed, and thereby reducing the size of the concentrator. Consequently, this will in theory allow the Company to significantly reduce capital and operating costs.

The Company has contracted with SGS Bateman, Inc., (“SGS”) a noted professional mining industry consultant, to undertake metallurgical test work and act as lead author and Qualified Person(s) (QP), to publish an updated PEA, utilizing ore sorting results to revise the technical and economic sections of the document. The key terms of the SGS contract are, for an estimated cost of $429,000, SGS, and except for ore sorting, SGS will provide all of the technical input for a Canadian NI-43-101 equivalent Technical Report and a compliant US SK-1300 Technical Report. These reports will include all technical studies including geologic resources, mineable resources, pit optimization, mine planning and equipment scheduling, metallurgical analysis, concentrator design, capital and operating cost estimates, and an economic analysis. SGS will also conduct at its Lakefield, Ontario, Canada laboratories, metallurgical testwork on representative, post-ore sorting, higher-grade ore samples which were provided by the Company. As to ore sorting, the Company has engaged Lycopodium, Inc, of Ontario, Canada, for a cost of roughly US$70,000, to provide a QP for expert ore sorting analysis of the MineSense sorting results which will be incorporated into the updated PEA. The expected budget for all of the work identified above is roughly $1 million. The updated PEA is anticipated to be published in early 2025.

Additional Exploration and Metallurgical Studies; Pre-Feasibility Study

Following completion of the updated PEA, and pending issuance by the USFS of approval of the Company’s Plan of Operations under an Environmental Assessment expected to be published by the end of 2024, Company intends to procced with additional exploration, including infill, expansion, and geotechnical pit wall drilling. The infill work is intended to enable the Company to reclassify resources currently labeled as Inferred, to the level of Indicated, or Measured and Indicated. The Company has tentatively budgeted $12 million for this drilling and exploration work.

The Company also plans to initiate additional metallurgical studies to (1) determine the optimal concentrator design for both copper-silver, and molybdenum concentrate circuits, and (2) investigate the potential to recover copper and molybdenum via heap leaching of lower grade ore that is stockpiled and not immediately processed at the concentrator. The Company has identified a number of outside consultants that can be engaged for both of these studies. In total, the Company expects that these studies will cost approximately $1,000,000 and will take on the order of four (4) months to complete.

These undertakings are part of the Company’s plan to develop an independent, third-party Pre-Feasibility Study (PFS) for the CuMo Project. In addition to the exploration and metallurgical work, explained above, the PFS will include expenditures for infrastructure and road improvements, environmental and permitting work, preliminary engineering, community, and public/governmental relations work, and potentially costs for expansion of the current land position.

36

Competitive Position in the Industry

The mineral exploration, development, and production industry are largely un-integrated. The Company competes with other exploration companies looking to acquire and obtain financing for the exploration and development of mineral resource properties. While the Company competes with other exploration companies to locate and acquire mineral resource properties, it may also compete with them for the removal or sales of mineral products from its properties if it should eventually discover their presence in quantities sufficient to make production economically feasible. Readily available markets for the sale of mineral products only sometimes exist for all mineral commodities; however, the principal CuMo Project commodities of copper, silver and molybdenum are traded on international exchanges and therefore, at a minimum a terminal market exists for which these commodities can be delivered and sold.

Mining Property

To determine material mining operations in accordance with subpart 1300 of Commission Regulation S-K, management considered both quantitative and qualitative factors, assessed in the context of the Company’s overall business and financial condition. The Company concluded that, as of the date of the filing of this prospectus, its sole material mining operation is the CuMo Project. The Company will update its assessment of individually material mines on an annual basis.

The information relating to such sole material mining operation is contained in the technical report summary (“TRS”) relating to the CuMo Project prepared in compliance with Item 601(b)(96) and subpart 1300 of Regulation S-K. Reference should be made to the full text of the TRS, a copy of which is filed as Exhibit 96.1 to this registration statement and is incorporated herein by reference. A glossary of terms used herein can be found in the TRS.

Pursuant to Item 1302(b)(5) of Regulation S-K (17 C.F.R. §229.1302(b)(5)), the Company states that the TRS was prepared by Shaun M. Dykes, M. Sc. (Eng), P. Geo of Geologic Systems, Ltd. Mr. Dykes served as a director of the Company and Vice President, Exploration. Mr. Dykes met the qualifications specified under the definition of “Qualified Person” under Item 1300 of Regulation S-K. Mr. Dykes resigned from his position as an officer of the Company and a member of the Board on March 27, 2023.

The CuMo Project currently consists of one hundred and twenty-six (126) federal unpatented lode mining claims, and six (6) patented mining claims. In total, the project comprises approximately 2,640 acres. The unpatented lode mining claims and patented claims are situated in an unorganized mining district, in Boise County, Idaho, spanning Sections in Township 7N and 8N, Range 5E and 6E, Boise Meridian.

37

The names of the unpatented claims, and the place of record of the location notices thereof in the official records of the Boise County recorder, and the authorized office of the Bureau of Land Management are as follows:

Table 1

The following table lists the unpatented mining claims currently a part of the CuMo Project:

Table 1 : Claims List

Unpatented CuMo Claim List				
Item	Claim Name / No.	BLM Serial No.	County Instrument No.	Initial Staking Date
1	CUMO #1	188031	201255	Mar-05
2	CUMO #2	188032	201256	Mar-05
3	CUMO #3	188033	201257	Mar-05
4	CUMO #4	188034	201258	Mar-05
5	CUMO #5	188035	201259	Mar-05
6	CUMO #6	188036	201260	Mar-05
7	CUMO #7	188037	201261	Mar-05
8	CUMO #8	188038	201262	Mar-05
9	NEW CUMO #9	187938	199561	Nov-04
10	NEW CUMO #10	187939	199562	Nov-04
11	NEW CUMO #11	187940	199563	Nov-04
12	NEW CUMO #12	187941	199564	Nov-04
13	NEW CUMO #13	187942	199565	Oct-04
14	NEW CUMO #14	187943	199566	Oct-04
15	NEW CUMO #15	187944	199567	Oct-04
16	NEW CUMO #16	187945	199568	Oct-04
17	NEW CUMO #17	187946	199569	Oct-04
18	NEW CUMO #18	187947	199570	Oct-04
19	NEW CUMO #19	187948	199571	Oct-04
20	NEW CUMO #20	187949	199572	Oct-04
21	NEW CUMO #21	187950	199573	Oct-04
22	NEW CUMO #22	187951	199574	Nov-04
23	NEW CUMO #23	187952	199774	Nov-04
24	NEW CUMO #24	187953	199775	Nov-04
25	NEW CUMO #25	187954	199575	Nov-04
26	NEW CUMO #26	187955	199576	Nov-04
27	NEW CUMO #27	187956	199577	Nov-04
28	NEW CUMO #28	187957	199578	Nov-04
29	NEW CUMO #29	187958	199579	Nov-04
30	NEW CUMO #30	187959	199580	Nov-04
31	NEW CUMO #31	187960	199581	Nov-04
32	NEW CUMO #32	187961	199582	Nov-04
33	NEW CUMO #33	187962	199583	Nov-04
34	NEW CUMO #34	187963	199584	Nov-04
35	NEW CUMO #35	187964	199585	Nov-04
36	NEW CUMO #36	187965	199586	Nov-04
37	NEW CUMO #37	187966	199587	Nov-04
38	NEW CUMO #38	187967	199588	Nov-04
39	NEW CUMO #39	187968	199589	Nov-04
40	NEW CUMO #40	187969	199590	Nov-04
41	NEW CUMO #41	187970	199591	Nov-04
42	NEW CUMO #42	187971	199592	Nov-04
43	NEW CUMO #43	187972	199593	Nov-04
44	NEW CUMO #44	187973	199594	Nov-04
45	NEW CUMO #45	187974	199595	Nov-04

Unpatented CuMo Claim List				
Item	Claim Name / No.	BLM Serial No.	County Instrument No.	Initial Staking Date
46	NEW CUMO #46	187975	199596	Nov-04
47	NEW CUMO #47	187976	199597	Nov-04
48	NEW CUMO #48	187977	199598	Nov-04
49	NEW CUMO #49	187978	199599	Nov-04
50	NEW CUMO #50	187979	199600	Nov-04
51	NEW CUMO #51	187980	199601	Nov-04
52	NEW CUMO #52	187981	199602	Nov-04
53	NEW CUMO #53	187982	199603	Nov-04
54	NEW CUMO #54	187983	199604	Nov-04
55	NEW CUMO #55	187984	199605	Nov-04
56	NEW CUMO #56	187985	199606	Nov-04
57	NEW CUMO #57	187986	199607	Nov-04
58	NEW CUMO #58	187987	199608	Nov-04
59	NEW CUMO #59	187988	199609	Nov-04
60	NEW CUMO #60	187989	199776	Nov-04
61	CUMO #62	188205	202147	May-05
62	CUMO #63	188206	202148	May-05
63	CUMO #65 FRACT.	188208	202150	May-05
64	CUMO #68 FRACT.	188211	202153	May-05
65	CUMO #70 FRACT.	188213	202155	May-05
66	CUMO #85	188228	202271	May-05
67	CUMO #87	188230	202273	May-05
68	CUMO #89	188232	202275	May-05
69	CUMO #91	188234	202277	May-05
70	CUMO #93	188236	202279	May-05
71	CUMO #94	188237	202281	May-05
72	CUMO #95	188238	202282	May-05
73	CUMO #99	188240	202367	May-05
74	CUMO #101	188242	202369	May-05
75	CUMO #121	188258	202283	May-05
76	CUMO #122	188259	202284	May-05
77	CUMO #123	188260	202285	May-05
78	CUMO #124	188283	202286	May-05
79	CUMO #125	188261	202287	May-05
80	CUMO #132	188268	202294	May-05
81	CUMO #133	188269	202295	May-05
82	CUMO #134	188270	202296	May-05
83	CUMO #135	188271	202297	May-05
84	CUMO #136	188272	202298	May-05
85	CUMO #137	188273	202299	May-05
86	CUMO #138	188274	202300	May-05
87	CUMO #148	188285	202310	May-05
88	CUMO #149 FRACT.	188286	202311	May-05
89	CUMO #150	188257	202312	May-05
90	CUMO #151 FRACT.	188287	202313	May-05

Unpatented CuMo Claim List				
Item	Claim Name / No.	BLM Serial No.	County Instrument No.	Initial Staking Date
91	CUMO #152	188288	202314	May-05
92	CUMO #153	188289	202315	May-05
93	CUMO #154	188290	202316	May-05
94	CUMO #176 FRACT.	188306	202324	May-05
95	CUMO #177 FRACT.	188307	202325	May-05
96	CUMO #178	188308	202326	May-05
97	CUMO #179	188309	202327	May-05
98	CUMO #180	188310	202328	May-05
99	CUMO #181	188311	202329	May-05
100	CUMO #182 FRACT.	188312	202330	May-05
101	CUMO #183 FRACT.	188313	202331	May-05
102	CUMO #184	188314	202332	May-05
103	CUMO #185	188315	202333	May-05
104	CUMO #186	188316	202334	May-05
105	CUMO #187	188317	202335	May-05
106	CUMO #188 FRACT.	188318	202336	May-05
107	Sharon #1	177221	159054	Oct-94
108	Sharon #2	177222	159055	Oct-94
109	Sharon #3	177223	159056	Oct-94
110	Sharon#4	177224	159057	Oct-94
111	Sharon#5	177225	159058	Oct-94
112	Sharon#6	177226	159059	Oct-94
113	Sharon#7	177227	159060	Oct-94
114	Sharon#8	177228	159061	Oct-94
115	Sharon#9	177229	159062	Oct-94
116	Sharon#10	177230	159063	Oct-94
117	BlackJack#1	177236	159064	Oct-94
118	BlackJack#2	177237	159065	Oct-94
119	JRA No. 16	76851	106515	Sep-82
120	JRA No. 18	76853	106517	Sep-82
121	JRA No. 20	76855	106519	Sep-82
122	JRA No. 21	76856	106520	Sep-82
123	JRA No. 29	76864	106528	Sep-82
124	JRA No. 30	76865	106529	Sep-82
125	JRA No. 31	76866	106530	Sep-82
126	JRA No. 45	76880	106544	Sep-82

On August 24, 2021, ICUMO and Computershare Trust Company of Canada entered into a 7.5% Secured Note Indenture under which the aggregate principal amount of notes authorized to be issued is $15,000,00, with a maturity date of May 31, 2028. The 7.5% Secured Note Indenture is secured by all of the mining claims of ICUMO that represent the CuMo Project, other than the patented lode mining claims located in Section 13, Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey 1706: (i) Blackbird; (ii) Red Flag; (iii) Enterprise; (iv) Enterprise Fraction; (v) Commonwealth; and (vi) Baby Mine. In connection with this security interest, ICUMO and Computershare Trust Company of Canada, as Mortgagee, signed a Real Property Mortgage under which the Mortgagee has the right upon default by the mortgagor to choose to sell the real property constituting the unpatented claims set out above.

38

Table 2

The following table lists the patented mining claims currently a part of the CuMo Project:

On October 31, 2014, as subsequently amended March 26, 2015, and January 29, 2016, ICUMO entered into a Loan Agreement with La Familia II, LLC, evidenced by a secured promissory note, in the amount of $500,000. The promissory note accrues annual interest at 8.5%, has a maturity date of December 31, 2025, and is secured by a first priority deed of trust over the patented mining claims listed above.

Location, Access, Climate, Infrastructure and Topography

The CuMo Project is situated in the mountains of south-central Idaho, in the Boise National Forest, in Boise County, Idaho, approximately 15 miles northeast of the town of Idaho City, near the unincorporated community of Centerville, roughly 37 miles on a straight line, and 60 miles by road, from the city of Boise. Good all-weather highways, and USFS logging roads provide access to the project from Idaho City and Centerville. The trip from Boise takes approximately 1.5 hours. Access can be limited during some winter months when significant snow cover can impede passage via the Forest Service roads.

39

The property is accessed by road from Boise by taking US State Highway 55 northerly for approximately 40 miles (65 km) to the town of Banks, Idaho, and then east on the Banks Lowman Road towards the town of Garden Valley for approximately 10 miles (16 km). One mile east of Garden Valley is a secondary road heading south across the Payette River. Following this secondary road, the westernmost edge of the CuMo claim block is approximately 10 miles (16 km) from Garden Valley. Alternatively, access can be gained by traveling northeast from Boise along Highway 21 past the towns of Idaho City and Centerville, along Grimes Creek, and then over the Grimes Pass.

The elevation of the CuMo project ranges between 5,100 feet and 7,200 feet. The project site features a mountain top which contains the bulk of the mineral deposit, deep ravines adjacent, and is largely forested, except for sections that have been cleared by several fires which occurred in 2014 and 2016.

The climate is defined by summer temperatures to a maximum of 100° F (38°C) and cold, windy winters with lows to -10° F (-23°C). Precipitation is moderately light with an average rainfall of 30 inches (<1 meter) and an average snowfall of approximately 140 inches (3.6 m). Vegetation in the project area consists of cedar, lodgepole pine, mountain mahogany, and juniper.

Crouch
17
Garden Valley
Lowman
382
615
Pioneerville
Quartzburg
Placerville
Centerville
307
New Centerville
Idaho City
21
364
Mineral Projects
Groomed Snowmobile Route
Grazing Allotment
Planned Prescribed Fire
Upper Mores Project
Highway
NFSR - Open to Public Access (project area only, more exist in map extent)
County Road
Town
Project Boundary
USPS Land
0 1 2 3
Miles
N

The area is serviced by the Idaho Power Company which supplies electricity to residents of Garden Valley, Lowman and Pioneerville. The nearest rail line is the Idaho Northern & Pacific line formerly operated by Union Pacific that runs through the town of Banks, approximately 20 road miles (32 km) to the west of the property. Equipment, supplies, and services for exploration and mining development projects are available at Boise. There is also a trained mining-industrial workforce available in Boise.

Exploration and mining activities at the property can be conducted year-round, due to the established road system and its proximity to other infrastructure. The property is large enough to accommodate exploration within the current CuMo deposit property footprint.

Crouch
Garden Valley
Banks
Lowman
17
55
21
Gardena
Horseshoe Bend
Quartzburg
Placerville
Pioneerville
Centerville
New Centerville
Idaho City
County Road 615
County Road 382
Legend
Project Boundary
Emergency Use Only
County Rd 307
County Rd 382
County Rd 615
Highway
River
Agency
BLM
USFS
Other Federal
State
Private
Town
0
2
4
6
8
Miles

Competitive Position in the Industry

The mineral exploration, development, and production industry are largely un-integrated. The Company competes with other exploration companies looking to acquire and obtain financing for the exploration and development of mineral resource properties. While the Company competes with other exploration companies to locate and acquire mineral resource properties, it may also compete with them for the removal or sales of mineral products from its properties if it should eventually discover their presence in quantities sufficient to make production economically feasible. Readily available markets for the sale of mineral products only sometimes exist for all mineral commodities; however, the principal CuMo Project commodities of copper, silver and molybdenum are traded on international exchanges and therefore, at a minimum a terminal market exists for which these commodities can be delivered and sold.

Competition

ICUMO’s competition includes large, established mining companies with substantial capabilities and more significant financial and technical resources than it. As a result of this competition, it may have to compete for financing and may need help to acquire the funding on terms it considers acceptable. ICUMO may also have to compete with other mining companies to recruit and retain qualified managerial and technical employees. If ICUMO cannot compete successfully for financing or qualified employees, its exploration programs may be slowed down or suspended, which may cause it to cease operations as a company.

Employees

As of the date of this prospectus, other than certain executives, ICUMO has no employees. ICUMO does not have or maintain any employee benefit plans or similar plans under any applicable laws.

Property

Our principal place of business is located at 800 W. Main Street, Suite 1460, Boise, Idaho 83702. This location is a shared space and consists of approximately 1500 square feet of office and conference room space. Our current lease is month to month and we pay a monthly rent of $85. We do not anticipate that we will need to expand the office facility for the next 12 months.

Legal Proceedings

We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

40

MANAGEMENT

The following table sets forth the names, ages, and positions of our current Board and executive officers:

Name	Age	Position
Andrew Brodsky	67	Director, Chief Executive Officer, President, Chief Operating Officer and Secretary
Robert Scannell	65	Director, Chief Financial Officer and Treasurer
Steven Rudofsky	61	Director

Directors are elected to serve until the earlier of the election and qualification of their successors, their removal for cause by the shareholders, or their resignation. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

Andrew Brodkey

Mr. Brodkey has been our Chief Executive Officer and President since July 2024. He has been our Chief Operating Officer since January 2022. Prior to that, from January, 2018 to December, 2021, he was the principal of Brodkey Executive Management Consulting, which was focused on the mining sector. He has more than 30 years of experience working with public companies in the mining and metals sector, including roles as VP, General Counsel at Magma Copper; VP of Business Development at BHP Copper; CEO of Pan American Lithium/First Potash Corp; CEO of Zoro Mining Corp; and CEO of Pacific Copper Corp. He was also the Managing Director of the International Mining Group at CB Richard Ellis, where he represented a number of major mining companies in the valuation, marketing and sales of mining projects. He holds a Bachelor of Science degree (with distinction) in Mining Engineering from the University of Arizona, and a Juris Doctor degree (cum laude) from Creighton University.

We believe Mr. Brodkey’s experience in the mining industry qualifies him to serve on our board of directors.

Robert Scannell

Mr. Scannell has been our Chief Financial Officer of the Company since January 2022. Since March 2015 he has been the Managing Partner of Feehan Partners, LP, a private family office. Previously, from May 1986 to March 1994, he served as a Vice President of Institutional Fixed-Income Sales at Merrill Lynch & Co. Mr. Scannell founded Tradewinds Investment Management, LP, which from 1994 to 2015 managed numerous funds investing in emerging markets, natural resources, and distressed assets. Mr. Scannell holds a Bachelor of Arts degree and Master of Business Administration degree from Penn State University, a Master of Science degree from the University of Washington, a Juris Doctor degree from Purdue University, and has been a Chartered Financial Analyst since 1993.

We believe Mr. Scannell’s background in the financial industry qualifies him to serve on our board of directors.

Steven Rudofsky

Mr. Rudofsky has been a director since August 2023. He served as our Chief Executive Officer from January 2022 to July 2024 and President of the Company from January 2023 to July 2024. He has been working in upstream and midstream natural resources for over 30 years. After beginning his career at Glencore (then Marc Rich and Co), he held senior and CEO positions at TransCanada Pipeline Ltd, Credit Agricole Investment Bank and Alfa Group of Russia. Since January 2012, Mr. Rudofsky has been a managing principal of Talex Commodities Capital, Ltd., which works with private equity and debt providers, including family offices, to implement innovative financing for the junior mining and oil & gas sectors, including streaming, convertible debt, and royalties. He holds a Bachelor of Arts degree from Clark University and a Juris Doctor degree from Emory University School of Law.

We believe Mr. Rudofsky’s experience in the natura resources industry and extensive private equity experience qualifies him to serve on our board of directors.

Code of Ethics

On May 11, 2012, our Board approved a renewed Code of Ethics which is applicable to our officers and senior executives, which include our Chief Financial Officer, Treasurer and Chief Accounting Officer. On January 23, 2023, in connection with the Exchange, the Board adopted a revised and restated Code of Ethics, applicable to all officers and directors. This Code of Ethics embodies the Company’s commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules, and regulations.

41

The Code of Ethics promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest. It promotes full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Commission and other public communications made by the Company. The Code of Ethics addresses the following areas:

●	Honest and Ethical Conduct
●	Conflicts of Interest
●	Compliance
●	Disclosure
●	Protection and Proper Use of Company Assets
●	Corporate Opportunities
●	Confidentiality
●	Fair Dealing

This Code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any person a copy of our Code of Ethics, without charge, upon written request to the Company’s Secretary. Requests should be addressed in writing to Idaho Copper Corporation 800 W. Main St., Ste 1460, Boise, Idaho 83702.

Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Each executive officer serves at the pleasure of the Board.

Board Committees

The Company has no nominating, audit, or compensation committees. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Director Independence

We do not currently have any independent directors. We are not currently subject to listing requirements of any national securities exchange, but we have used the definition of “independence” of the Nasdaq Stock Market to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

●

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

42

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities, or banking activities or to be associated with any person practicing in banking or securities activities;
●	Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The table below sets forth certain information about the compensation awarded to, earned by or paid to our Chief Executive Officer and our other two most highly compensated executive officers whose total compensation exceeded $100,000 for the last two fiscal years ended (each, a “Named Executive Officer”).

Summary Executive Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All other compensation ($)	Total
Steven Rudofsky, Former President,	2024	-	-	250,000	-	250,000
Chief Executive Officer(1)(3)	2023	-	-	250,000	-	250,000

Robert Scannell – Treasurer,	2024	-	-	250,000	-	250,000
Chief Financial Officer(1)	2023	-	-	220,833	-	220,833

Andrew Brodkey - Chief Executive Officer, President, Secretary and	2024	75,000	-	190,000	-	265,000
Chief Operating Officer(1)(4)	2023	-	-	247,666	-	247,666

Shaun Dykes - Former	2024	41,667	-	-	-	41,667
Vice President(2)	2023	103,289	-	-	-	103,289

(1) Appointed on January 23, 2023.

(2) Appointed on January 23, 2023, and resigned on March 27, 2023 (the amount of $41,667 accounts for the period of February 1, 2023 through March 27, 2023, when Mr. Dykes resigned).

(3) Mr. Rudofsky resigned as the President and Chief Executive Officer of the Company on July 15, 2024. Mr. Rudofsky is a current member of our board of directors.

(4) Upon Mr. Rudofsky’s resignation, the Company appointed Andrew Brodkey as its Chief Executive Officer and President.

Employment Agreements

None of our executive officers are party to any employment agreement with us but expects to enter into employment agreements with certain of them in the future.

43

Executive Officer Agreements

Andrew Brodkey

Mr. Brodkey and the Company entered into a Management Agreement on December 15, 2021, for a term of one year with automatic renewals for one-year periods on December 31 of each year, subject to renegotiation within 60 days of the end of any one-year period unless earlier terminated, with or without cause, upon notice. Unless terminated for cause or other defined reasons, Mr. Brodkey is entitled to severance of one (1) month compensation for each two (2) months of service at the end of the third (3) month of service up to a maximum of two (2) years’ wages. Mr. Brodkey’s annual base compensation is $265,000, payable in a combination of cash, Common Stock (valued at $0.15 per share) and 5-year warrants (exercisable at $0.15 per share), with payments to be made upon the Company’s raising of certain funding amounts, or “Trigger Amounts,” as stated in Mr. Brodkey’s agreement. Mr. Brodkey works full-time for the Company devoting a minimum of 40 hours a week to his position.

Robert Scannell

Mr. Scannell and the Company entered into a Management Agreement on January 1, 2022, for a term of one year with automatic renewals for one-year periods at December 31 of each year, subject to renegotiation within 60 days of the end of any one-year period unless earlier terminated, with or without cause, upon notice. Unless terminated for cause or other defined reasons, Mr. Scannell is entitled to severance of one (1) month compensation for each two (2) months of service at the end of the third (3) month of service up to a maximum of two (2) years’ wages. Mr. Scannell’s annual base compensation is $250,000, reviewable at least annually, and he may participate in any Company economic benefit plans that exist or may be implemented. Mr. Scannell works full-time for the Company devoting a minimum of 40 hours a week to his position.

Director Agreements

Steven Rudofsky

Mr. Rudofsky and the Company entered into a Management Agreement on January 1, 2022, for a term of one year with automatic renewals for one-year periods at December 31 of each year, subject to renegotiation within 60 days of the end of any one-year period unless earlier terminated, with or without cause, upon notice. Unless terminated for cause or other defined reasons, Mr. Rudofsky is entitled to severance of one (1) month compensation for each two (2) months of service at the end of the third (3) month of service up to a maximum of two (2) years’ wages. Mr. Rudofsky’s annual base compensation is $250,000, reviewable at least annually, and he may participate in any Company economic benefit plans that exist or may be implemented.

Option Plan

We have not adopted a stock plan but may do so in the future.

Director Compensation

During the year ended January 31, 2024, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 13, 2024, the number of shares of Common Stock beneficially owned by (i) each person, entity, or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors; (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Idaho Copper Corporation 800 W. Maine Street, Suite 1460, Boise, ID 83702.

The percentages below are calculated based on issued and outstanding shares of Common Stock outstanding as of December 13, 2024.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Beneficial Ownership(2)
Steven Rudofsky Director, Former Chief Executive Officer and President (3)	29,140,606	11.27%
Robert Scannell Chief Financial Officer, Treasurer and Director(4)	26,846,876	10.39%
Andrew Brodkey Chief Executive Officer, President, Chief Operating Officer, Secretary and Director(5)	16,705,646	6.46%

All current directors and executive officers as a group (3 persons)	72,693,128	28.13%

5% Stockholders
Multi-Metal Development Limited(6)	128,912,400	49.90%
Elatam Family Trust(7)	35,443,000	13.71%

(1) The number and percentage of shares beneficially owned is determined under the rules of the SEC and the ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privilege exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time, there are no outstanding options or warrants.

(3) Consists of: (1) 18,813,626 shares of Common Stock owned by Mr. Rudofsky; (2) 1,675,000 shares of Common Stock underlying the 2021 Warrants held by Mr. Rudofsky; and (3) 1,666,667 shares of Common Stock underlying the 2022 Warrants held by Mr. Rudofsky.

(4) Consists of: (1) 8,588,918 shares of Common Stock owned by Mr. Scannell and 5,073,666 shares of Common Stock of Feehan Partners LLP (“Feehan”) that Mr. Scannell, as General Partner of Feehan, has discretionary authority to vote and dispose of the shares held by Feehan and may be deemed to be the beneficial owner of these shares; (2) 2,680,000 shares of Common Stock underlying the 2021 Warrants held by Mr. Scannell and 1,407,000 shares of Common Stock underlying the 2021 Warrants held by Feehan that Mr. Scannell could be deemed to beneficially own; and (3) 2,666,667 shares of Common Stock underlying the 2023 Replacement Warrants held by Mr. Scannell.

(5) Consists of: (1) 7,457,471 shares of Common Stock owned by Mr. Brodkey; (2) 1,098,800 shares of Common Stock underlying the 2021 Warrants held by Mr. Brodkey.

45

(6) Consists of: (1) 121,468,700 shares of Common Stock owned by Multi-Metal Development Limited (“MMD”); and (2) 7,443,700 shares of Common Stock underlying the 2021 Warrants held by MMD. MMD is a public company traded on the Toronto Stock Exchange (TSXV: MLY) and the board of directors of MMD share voting and dispositive power over the shares of the Company. The address for MMD is 638 Millbank Road, Vancouver, BC V5Z 4B7 Canada.

(7) Consists of: (1) 17,721,500 shares of Common Stock owned by the Elatam Family Trust (“EFT”); and (2) 17,721,500 shares of Common Stock underlying the 2021 Warrants held by the EFT. As a director of the EFT, Mr. Mohammad Elatam had voting and dispositive power over these shares and may be deemed to be the beneficial owner of such shares. The address for EFT is 344 Dalton Road, Lalor Victoria 3075, Australia.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

The following is a description of transactions for the last two completed fiscal years to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest:

On February 3, 2022, upon the consummation of the transactions contemplated by the Purchase Agreement by and among the Company, Crystal Globe Limited and JHP, JHP purchased 16,644,820 shares of Common Stock of the Company from Crystal Globe. The shares represented 83% of the issued and outstanding shares of the Company on a fully diluted basis. The purchase price for the shares paid by JHP was $100,000. In connection with the acquisition of the 83% by JHP, Jinghe Zhang, the sole officer and director of the Company, resigned and Ramon Lata was appointed as the sole officer and director of the Company.

In connection with the Share Exchange Agreement, prior to the closing, the Company assigned all the amounts owed to a third-party service provider to JHP, the former controlling stockholder of the Company. Pursuant to the terms of this Debt Assignment and Release Agreement, JHP assumed all the outstanding debts of the Company as of January 23, 2023.

On January 23, 2023, the Company issued convertible notes payable to the following:

●	Steven Rudofsky, Chairman of the Board and our former Chief Executive Officer, in the principal amount of $125,000;
●	Feehan Partners LP, controlled by Robert Scannell, our Chief Financial Officer and a member of our Board in the principal amounts of $87,334 and $112,666;
●	Andrew Brodkey, our Chief Executive Officer, Chief Operating Officer and a member of the Board in the principal amount of $98,000; and
●	Shaun Dykes, Vice President and Director, in the principal amount $150,000 (issued to Dykes and related parties to Dykes. On March 22, 2023, Dykes resigned as Director).

On March 31, 2023, the Company issued 879,628 shares of Common Stock to the following executive officers:

●	Mr. Brodkey (108,024 shares), in exchange for the conversion of accrued compensation of $18,000,
●	Mr. Scannell (385,802 shares), in exchange for the conversion of accrued compensation of $62,500
●	Mr. Kolodner (192,901 shares), in exchange for the conversion of accrued compensation of $31,250, and
●	Mr. Rudofsky (192,901 shares) in exchange for the conversion of accrued compensation of $31,250, The shares were valued at fair value at $0.162 per share.

46

As of July 31, 2023, the Company has accrued compensation of $315,333 for its officers. The Company compensated its officers $357,000 for the six months ended July 31, 2023.

During the fiscal year ended January 31, 2024 and 2023, the Company compensated Shaun Dykes, through his consulting firm, $261,860 and $225,873, respectively, in consulting fees. Mr. Dykes resigned as an officer and a director of the Company on March 22, 2023.

Other Related Party Transactions

Except as disclosed above, no executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serve as a trustee or in a similar capacity or has a substantial beneficial interest in is or has been indebted to us at any time for the last two completed fiscal years.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable Commission rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

DESCRIPTION OF SECURITIES

The following is a summary of some of the terms of our securities based on our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”). The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Incorporation, our Bylaws, which are filed as exhibits 3.1 and 3.2 hereto as well as the Nevada Revised Statutes (“NRS”) and any other documents referenced in the summary and from which this summary is derived.

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and certain provisions of Revised Nevada Statutes. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Revised Nevada Statutes.

Common Stock

We are authorized to issue up to a total of 500,000,000 shares of Common Stock. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders.

As of December 13, 2024, there were 258,340,664 shares of Common Stock outstanding and there were 467 holders of record of our Common Stock.

Voting Rights

Holders of Common Stock are entitled to notice of any stockholders’ meeting. All voting rights are vested solely in the Common Stock. Holders of shares of Common Stock are entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding is entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.

47

Liquidation Rights

Except as otherwise provided in the Articles of Incorporation and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under the Article Third of the Articles of Incorporation or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Company, all assets of the Company shall be shared pro rata among the holders of the Common Stock.

Dividends

In general, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available therefor at such times and in such amounts as our Board may from time to time determine. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the dividend.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock (200 of which are designated Series A Convertible Non-Voting Preferred Stock) with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as “blank check” preferred stock). The Board may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Series A Convertible Non-Voting Preferred Stock

Dividends

Holders of the Series A Non-Voting Preferred Stock shall be entitled to dividends, which shall accrue after December 31, 2024, provided there has not been an Uplist (as defined in the Certificate of Designation) by such date. Dividends shall accrue and be paid whether or not such dividends are declared by the Board and are payable on a quarterly basis at the rate of 12% per annum, based on the Liquidation Value (as defined below) of the shares of Series A Preferred Stock held by the holder. The dividends shall be paid solely in shares of Common Stock and the holder shall not be entitled to cash or any other property from the Company. All shares of the Series A Preferred Stock shall rank (i) senior to all of the Company’s Common Stock, and any other class of securities that is specifically designated junior to the Series A Preferred Stock (“Junior Securities”), and (ii) junior to all class or series of Preferred Stock or other capital stock of the Company created after the date of the Certificate of Designation (with the written consent of the holders of a majority of the shares of Series A Preferred Stock, specifically ranking senior to the Series A Preferred Stock).

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the outstanding Series A Preferred Stock are entitled, although not required to convert their shares of Series A Preferred Stock into shares of Common Stock, or convert their shares of Series A Preferred Stock into a promissory note (a “Liquidation Note”). Each share of Series A Preferred Stock on any given date shall have a value of $12,000 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock, the “Liquidation Value”). The Liquidation Note shall be paid out of the assets of the Company available for distribution on parity with the holders of all convertible debt, including the convertible notes, issued prior to the date on which the Company initially issues such share, and before any payment shall be made to the holders of Series A Preferred Stock or Junior Securities by reason of such ownership, an amount in cash equal to the aggregate Liquidation Value of the Liquidation Note. The Series A Preferred Stock shall be paid out of the assets of the Company available for distribution before any payment shall be made to the holders of Junior Securities.

48

Conversion

Upon written election to the Company, holders of Series A Preferred Stock shall have the right to convert each outstanding share (partial conversions are not permitted) of Series A Preferred Stock into an aggregate number of shares of Common Stock as determined by dividing (a) the Liquidation Value of the number of shares of Series A Preferred Stock being converted by (b) the Conversion Price in effect immediately prior to such conversion. The initial conversion price per share of Series A Preferred Stock (the “Conversion Price”) shall be $0.24 per share, subject to adjustment as applicable. For purposes of illustration only, if the holder has three (3) shares of Series A Preferred Stock and wants to convert two (2) of said shares, and the Conversion Price is $0.24, the holder shall receive 100,000 shares of Common Stock.

The Company shall at all times when any shares of Series A Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock, taking into account any adjustment to such number of shares so issuable in accordance with the terms of the Certificate of Designation.

Warrants

From December 2022 to January 2023, ICUMO conducted a private placement offering whereby it issued and sold convertible secured promissory notes in the total amount of $898,000 with a conversion price of $0.10 and 8,980,000 warrants to purchase ICUMO Common Stock, with an exercise price of $0.15. As a condition to entering into the Share Exchange Agreement, ICUMO and the Company agreed that the Company would exchange the Notes and 2023 Warrants for notes and warrants issued by the Company on substantially comparable terms and conditions. Such Replacement Notes and Warrants were issued by the Company to the holders of the Notes and 2023 Warrants on January 23, 2023. 4,333,333 Warrants are currently outstanding as of the date of this prospectus.

The Replacement Notes and Warrants are, respectively, convertible into shares of Common Stock at a conversion price of $0.10 per share and warrants to purchase an aggregate of 8,980,000 shares of Common Stock at an exercise price of $0.15 per share, which expire five years from January 9, 2023. The 2023 Warrants and all rights thereunder are transferable in whole or in part.

On May 3, 2023, the Company issued two (2) convertible promissory notes in the aggregate amount of $201,200 and warrants to purchase an aggregate of 1,093,470 Shares of Common Stock for three (3) years at an exercise price of $0.23 per share.

In the 2024 Private Placement Offering, the Company sold an aggregate of 21.66 Units, each Unit consist of one Series A Preferred Stock and (ii) 62,500 Warrants.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

General. Certain provisions of our Articles of Incorporation and our Bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws and the applicable provisions of the NRS.

Special Meetings. Our Bylaws provide that special meetings of stockholders may only be called by the Board or a committee of the Board, which has been designated by the Board with such power and authorities as provided in a resolution of the Board, or in the Bylaws of the Company, with the authority to call special meetings. Special Meeting may not be called another person or persons.

Board Vacancies. Any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the directors then in office even if less than a quorum is present. Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders, at which their successors are elected or appointed and the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal.

49

Removal of Directors. Our Bylaws provide that any director, or the entire Board, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least two-thirds (662/3%) of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. Our Articles of Incorporation include a provision electing that the Company not be governed by these laws.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

Transfer Agent

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

50

Rule 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us. Our Company had been a shell company prior to January 23, 2023, and we satisfied the requirements of Rule 144(i)(2).

LEGAL MATTERS

The validity of the shares offered through this prospectus has been passed on by The Crone Law Group, P.C.

EXPERTS

The financial statements included in this prospectus and in the registration statement for the fiscal year ended January 31, 2024 have been audited by GreenGrowth CPA’s. The financial statements for the fiscal year ended January 31, 2023 were audited by Turner, Stone & Company, L.L.P. Each of GreenGrowth CPA’s and Turner, Stone & Company, L.L.P. are independent registered public accounting firms. Such financial statements are included herein in reliance upon the authority of said firms as experts in auditing and accounting in this prospectus. On March 27, 2023, the Board changed the fiscal year end of the Company from December 31st of each year to January 31st, effective as of January 31, 2023. The Board also changed its independent registered public accounting firm from HHC to Turner, Stone & Company, L.L.P. On January 25, 2024, the Company engaged GreenGrowth CPAs as our independent registered public accounting firm for the year ended January 31, 2024. The Board made the decision to engage the GreenGrowth CPAs acting under authority delegated to it, and the Board approved the same on January 25, 2024.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission this registration statement on Form S-1 under the Securities Act with respect to the Common Stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

Upon effectiveness of this registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements, and other information will be available for inspection and copying at the public reference room and website of the Commission referred to above.

51

IDAHO COPPER CORPORATION AND SUBSIDIARIES

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Idaho Copper Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Idaho Copper Corporation (the Company) as of January 31, 2024 and the related consolidated statements of operations, consolidated statements of changes in stockholders’ deficit, and consolidated statements of cash flows for the period ended January 31, 2024, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has not yet generated any revenues. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Stock Based Compensation

Stock-based compensation expense incurred by the Company for employees and directors is based on the employee model of ASC 718, and the fair market value of the award is measured at the grant date. Corresponding expenses for employee and non-employee services are recognized over the requisite service period, which is typically the vesting period.

We identified management’s assumptions used in the Black Scholes Model as a critical audit matter. Management made judgments to determine the inputs used in the model. Specifically, the inputs include Stock Price, Exercise Price, Estimated Term, Volatility, Annual Rate of Quarterly Dividend and Risk-Free Rate. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures comprised of evaluating the Company’s assumptions used in the Black Scholes Model and reviewing the calculations.

May 15, 2024

We have served as the Company’s auditor since 2024.

Los Angeles, California

PCAOB ID Number 6580

F-2

Your Vision Our Focus

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Idaho Copper Corporation

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Idaho Copper Corporation as of January 31, 2023, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended January 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Idaho Copper Corporation as of January 31, 2023, and the results of its operations and its cash flows for the year ended January 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Idaho Copper Corporation in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Idaho Copper Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Turner, Stone & Company, L.L.P.

We have served as Idaho Copper Corporation’s auditor since 2023.

Dallas, Texas

June 14, 2023

F-3

IDAHO COPPER CORPORATION

(f/k/a Joway Health Industries Group Inc.)

Consolidated Balance Sheet

January 31,

	2024	2023
ASSETS
Current assets
Cash	$30,146	$431,374
Prepaid expenses	21,624	-
Total current assets	51,770	431,374

Deposit	100,000	100,000

Total assets	$151,770	$531,374

CURRENT LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$434,519	$354,763
Accrued expenses to related parties	370,135	83,333
Accrued interest, current portion	1,115,723	8,817
Total current liabilities	1,920,377	446,913
Non-current liabilities
Bond liabilities	3,135,000	3,135,000
Convertible notes payable, net of discounts	623,999	218,429
Accrued interest, non-current portion	533,003	1,351,609
Total non-current liabilities	4,292,002	4,705,038
Total liabilities	6,212,379	5,151,951

Commitments and contingencies (Note 7)

Stockholders’ deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 23 and 0 shares issued and outstanding at January 31, 2024 and 2023, respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 214,647,732 and 208,457,823 shares issued and outstanding at January 31, 2024 and 2023, respectively	214,648	208,458
Additional paid-in capital	25,336,048	23,059,223
Subscription receivable	(11,000)	-
Accumulated deficit	(31,600,305)	(27,888,258)
Total stockholders’ deficit	(6,060,609)	(4,620,577)

Total liabilities and stockholders’ deficit	$151,770	$531,374

The accompanying notes are an integral part of the consolidated financial statements.

F-4

IDAHO COPPER CORPORATION

(f/k/a Joway Health Industries Group Inc.)

Consolidated Statement of Operations

For the Years Ended January 31,

	2024	2023
Revenue	$-	$-

Operating expenses
Professional fees	524,931	240,324
Payroll and related expenses	318,561	963,055
Rent expense	42,000	42,000
Stock-based stock compensation	2,043,909	2,769,292
Other general and administrative expenses	75,283	138,214
Total operating expenses	3,004,684	4,152,885

Operating loss	(3,004,684)	(4,152,885)

Other income (expense)
Amortization of beneficial conversion feature	(261,062)	(6,095)
Amortization of debt discount	(45,266)	-
Gain on disposal of asset	-	200,458
Interest expense	(401,035)	(340,948)
Total other income (expense)	(707,363)	(146,585)

Net loss	$(3,712,047)	$(4,299,470)

Basic and diluted net loss per common share	$(0.02)	$(0.18)
Basic and diluted weighted average common shares outstanding	211,294,527	24,183,399

The accompanying notes are an integral part of the consolidated financial statements.

F-5

IDAHO COPPER CORPORATION

(f/k/a Joway Health Industries Group Inc.)

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended January 31, 2024 and 2023

					Additional
	Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, January 31, 2022	-	$-	20,054,000	$20,054	$232,861	$-	$(8,547,688)	$(8,294,773)
Common stock issued for ICUMO	-	-		-			-	-
Recapitalization	-	-	182,240,000	182,240	19,378,067	-	(15,041,100)	4,519,207
Common stock options issued for services	-	-	6,163,823	6,164	967,129	-		973,293
Issuance of warrants for common stock	-	-	-	-	1,796,000	-	-	1,796,000
Beneficial conversion feature on convertible notes payable	-	-	-	-	685,166	-	-	685,166
Net loss for the period ended January 31, 2023	-	-	-	-	-	-	(4,299,470)	(4,299,470)
Balance, January 31, 2023	-	$-	208,457,823	$208,458	$23,059,223	$-	$(27,888,258)	$(4,620,577)

Balance, January 31, 2023	-	$-	208,457,823	$208,458	$23,059,223	$-	$(27,888,258)	$(4,620,577)
Common stock issued for services	-	-	2,345,836	2,345	307,008	-	-	309,353
stock-based compensation	-	-	-	-	1,324,731		-	1,324,731
Warrants issued	-	-	-	-	103,846	-	-	103,846
Conversion of liabilities to common stock	-	-	3,844,073	3,845	265,240	-	-	269,085
Issuance of preferred stock and warrants for common stock	23	-	-	-	276,000	(11,000)	-	265,000
Net loss for the period ended January 31, 2024	-	-	-	-	-	-	(3,712,047)	(3,712,047)
Balance, January 31, 2024	23	$-	214,647,732	$214,648	$25,336,048	$(11,000)	$(31,600,305)	$(6,060,609)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

IDAHO COPPER CORPORATION

(f/k/a Joway Health Industries Group Inc.)

Consolidated Statements of Cash Flows

For the Years Ended January 31,

	2024	2023
Cash flows from operating activities:
Net loss	$(3,712,047)	$(4,299,470)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	2,043,909	2,769,292
Amortization of beneficial conversion feature	261,062	6,095
Amortization of debt discount	45,266	-
Convertible notes payable issued for expenses	-	360,666
Expenses paid by parent company	-	395,735
Change in assets and liabilities:
Prepaid expenses	(21,624)	5,000
Accounts payable and accrued expenses	78,757	281,639
Accrued expenses - related party	288,689	83,333
Accrued interest	147,560	250,136
Net cash used in operating activities	(868,428)	(147,574)

Cash flows from financing activities:
Proceeds from convertible notes payable	202,200	-
Proceeds from sale of preferred stock	265,000	-
Proceeds from notes payable	-	361,000
Net cash provided by financing activities	467,200	361,000

Net increase in cash	(401,228)	213,426

Cash at beginning of period	431,374	217,948

Cash at end of period	$30,146	$431,374

Cash paid for interest	$-	$90,813
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Conversion of liabilities into common stock	$269,085	$-
Beneficial conversion feature on convertible debt	$-	$685,166

The accompanying notes are an integral part of these consolidated financial statements.

F-7

IDAHO COPPER CORPORATION

(f/k/a Joway Health Industries Group Inc.)

Notes to the Consolidated Financial Statements

January 31, 2024

NOTE 1 – NATURE OF OPERATIONS

The accompanying consolidated financial statements include the financial statements of Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) (referred to herein as “Idaho Copper”). Idaho Copper is hereinafter referred to as the “Company,” “we” and “us.”

On February 3, 2022, the Company consummated the transactions contemplated by the Stock Purchase Agreement dated as of January 31, 2022 (the “Purchase Agreement”), by and among the Company, Crystal Globe Limited, a company incorporated under the laws of British Virgin Islands (the “Seller”), and JHP Holdings, Inc., a Nevada corporation (the “Buyer”), pursuant to which the Buyer purchased 16,644,820 shares of common stock of the Company from the Seller.

On January 23, 2023, the Company entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, International CuMo Mining Corporation, an Idaho corporation (“ICUMO”), and all of the shareholders of ICUMO (collectively, the “ICUMO Shareholders”). Pursuant to the terms of the Share Exchange Agreement (the “RTO”), the ICUMO Shareholders transferred all the issued and outstanding shares of common stock of ICUMO to the Company in exchange for 182,240,000 shares of the Company’s common stock, par value $0.001 per share. As a result of this share exchange (the “Exchange”), ICUMO became a wholly owned subsidiary of the Company. See Note 7. For financial reporting purposes, the acquisition of ICUMO and the change of control in connection with the acquisition represented a “reverse merger” and ICUMO is deemed to be the accounting acquirer in the transaction. ICUMO is the acquirer for financial reporting purposes, and the Company is the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the acquisition are those of ICUMO.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”) following the Exchange, however, as a result of the Exchange, the Company has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

ICUMO Background

ICUMO is an exploration and development company with mineral right interests in the United States of America. ICUMO was originally incorporated under the laws of Nevada in 2005, as Mosquito Mining Corp. In 2013, the Company was moved to Idaho and the name changed to Idaho CuMo Mining Corporation. In early February 2023 the name was changed to Idaho Copper Corporation.

Nature of Operations

The Company is in the process of exploring its mineral rights interests in the United States and at the date of these consolidated financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of the Company to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral rights interests. The ability of the Company to realize its investment in resource properties is contingent upon the resolution of the uncertainties and confirmation of the Company’s title to the mineral properties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and has a year-end of January 31. On March 9, 2023, the Company filed with the State of Nevada for a year-end change from December 31 to January 31. The consolidated financial statements are based on the balance sheets and statements of operations of ICUMO on a post-merger basis.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidation. The consolidated financial statements included herein, presented in accordance with US GAAP and stated in United States dollars, have been prepared by the Company, pursuant to the rules and regulations of the SEC.

F-8

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal, stock-based compensation, professional fees and our corporate general and administrative expenses. On January 31, 2024, we had $30,146 in cash. Our net loss incurred for the year ended January 31, 2024 was $3,712,047 and the working capital deficit was $1,868,607 on January 31, 2024. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financing. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions which it believes mitigates these risks.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718, Compensation – Stock Compensation, and Certain Redeemable Financial Instruments. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Fair Value of Financial Instruments

The book values of cash, accounts receivable, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under US GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;
●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company has 120,358,262 dilutive shares (related to the convertible notes (see Note 4) of common stock as of January 31, 2024, which were excluded from the net loss per share calculation because the effect would be anti-dilutive.

F-9

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of January 31, 2024. Interest and penalties, if any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the year ended January 31, 2024.

Recently Issued and Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for smaller reporting companies for fiscal years beginning after December 15, 2023. The Company is still considering the effect of this.

Convertible Debentures

The Company presents convertible debentures separately in its debt and equity components within the balance sheet. The fair value of a compound instrument at issuance is assigned to its respective debt and equity components. The fair value of the debt component is established first with the equity component being determined by the residual amount.

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date in which they are granted. Estimating fair values for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expenses are recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Unproven Mineral Right Interests

The Company will capitalize into intangible assets all costs, net of any recoveries, of acquiring, exploring, and evaluating an unproven mineral right interest, until the rights to which they relate are placed into production, at which time these deferred costs will be amortized over the estimated useful life of the rights upon commissioning the property, or written-off if the rights are disposed of, impaired or abandoned, when applicable.

F-10

Management reviews the carrying amounts of mineral rights annually or when there are indicators of impairment and will recognize impairment based upon current exploration results and upon assessment of the probability of profitable exploitation of the rights. An indication of impairment includes but is not limited to expiration of the right to explore, substantive expenditure in the specific area is neither budgeted nor planned, and if the entity has decided to discontinue exploration activity in a specific area. Management’s assessment of the mineral right’s fair value is also based upon a review of other mineral right transactions that have occurred in the same geographic area as that of the rights under review.

Costs will include the cash consideration and the fair value of shares issued on the acquisition of mineral rights. Rights acquired under option or joint venture agreements, whereby payments are made at the sole discretion of the Company, are not accrued and are only recorded in the accounts when the payments are made. Proceeds from property option payments received by the Company are netted against the deferred costs of the related mineral rights, with any excess being included in operations.

The application of the Company’s accounting policy for unproven mineral right interests requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions may change if new information becomes available. If, after expenditures are capitalized, information becomes available suggesting that the recovery of the expenditures is unlikely, the amount capitalized is impaired with a corresponding charge to profit or loss in the period in which the new information becomes available.

There may be material uncertainties associated with the Company’s title and ownership of its unproven mineral right interests. Ordinarily the Company does not own the land upon which an interest is located, and title may be subject to unregistered prior agreements or transfers or other undetected defects.

Impairment of Long-Lived Assets

The Company’s future long-lived assets and other assets (consisting of property and equipment) will be reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment. Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Reclamation provision

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration, development, or ongoing production of a mineral property interest. Such costs arising from the decommissioning of plant and other site preparation work, discounted to their net present value, are provided and capitalized at the start of each project to the carrying amount of the asset, as soon as the obligation to incur such costs arises. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either the unit-of-production or straight-line method. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation. Costs for restoration of subsequent site damage which is created on an ongoing basis during production are provided for at their net present values and charged against profits as extraction progresses. See “Note 3” for additional details.

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant common influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount, which is determined on a cost recovery basis.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity. We determine the accounting classification of warrants we issue, as either liability or equity classified, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate us to settle the warrants or the underlying shares by paying cash or other assets, and warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet the liability classification under ASC 480-10, we assess the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature.

If the warrants do not require liability classification under ASC 815-40, in order to conclude equity classification, we also assess whether the warrants are indexed to our common stock and whether the warrants are classified as equity under ASC 815-40 or other US GAAP. After all such assessments, we conclude whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

F-11

NOTE 3 – RECLAMATION BONDS AND PROVISIONS

Reclamation Bonds and Provisions

During 2016, the Company entered into a surety agreement that guarantees the reclamation bond on the CuMo Property. In order to maintain the good standing of this surety, the Company is required to make an annual payment of $8,340. The Company has a deposit of $100,000 (as reflected in “Deposits” on the balance sheet) for the reclamation bond which has a face value of $278,000 as determined by the United States Department of Agriculture Forest Service.

The security deposit is refundable when the Company completes the required reclamation clean-up costs.

Although the Company does not currently have any obligations related to significant reclamation activities it has recorded provisions for estimated reclamation costs based on the assumption that the amounts of the reclamation bonds posted with government authorities and the amount of the non-current deposit (surety deposit), approximate the best estimate of the net present value of expected future reclamation costs that may need to be incurred by the Company.

The estimated reclamation provision is comprised of deposits to the Bureau of Land Management, the United States Forest Service, the third-party provider of the surety, and other agencies for the above properties.

NOTE 4 – CONVERTIBLE NOTES

The Company has $1,100,200 in convertible secured notes payable at January 31, 2024 as follows:

			Issue	Maturity	Conversion	Conversion	Warrants	Exercise	Warrant
	Balance	Collateral	Date	Date	Price	Shares	Shares	Price	Expiration
Steven Rudofsky	$125,000	(a)	1/23/23	7/23/25	$0.10	1,250,000	1,250,000	$0.15	1/23/28
Feehan Partners, LP	$87,334	(a)	1/23/23	7/23/25	$0.10	873,340	873,340	$0.15	1/23/28
The Jeffrey V. and Karin R. Hembrock Revocable Trust	$100,000	(a)	1/23/23	7/23/25	$0.10	1,000,000	1,000,000	$0.15	1/23/28
The Gaitonde Living Trust, Girish Gaitonde Trustee	$100,000	(a)	1/23/23	7/23/25	$0.10	1,000,000	1,000,000	$0.15	1/23/28
Corey Redfield	$50,000	(a)	1/23/23	7/23/25	$0.10	500,000	500,000	$0.15	1/23/28
PV Partners, LP	$75,000	(a)	1/23/23	7/23/25	$0.10	750,000	750,000	$0.15	1/23/28
Shaun Dykes	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Patricia Czerniej	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
James Dykes	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Jason Czerniej	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Louise Dykes	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Andrew Brodkey	$98,000	(a)	1/23/23	7/23/25	$0.10	980,000	980,000	$0.15	1/23/28
Feehan Partners, LP	$112,666	(a)	1/23/23	7/23/25	$0.10	1,126,660	1,126,660	$0.15	1/23/28
Gil Atzmon	$102,200	(a)	5/8/23	11/8/25	$0.23	440,000	550,000	$0.23	5/8/26
Jon Powell	$100,000	(a)	5/8/23	11/8/25	$0.23	434,783	543,479	$0.23	5/8/26
Total	$1,100,200					9,854,783	10,073,479

(a)	The replacement notes and new warrants are secured by mining claims and rights of the CuMo Project.

There are debt discounts and beneficial conversion features on the above notes payable of $475,201. The Company amortizes the beneficial conversion feature over the life of the note payable using the straight-line method which it believes approximates the effective interest method.

At the closing of the transaction between the ICUMO and the parent company, the parent company issued replacement convertible notes payable and new warrants to the holders of ICUMO’s convertible notes payable. In accordance with ASC 405, management determined that the transaction represented a debt extinguishment. Accordingly, we measured the fair value of the replacement notes and new warrants issued and recognized a loss on extinguishment equal to the difference between the new notes and warrants and the carrying value of the original notes.

As part of the issuance of replacement notes and warrants for the issued and outstanding convertible notes and warrants of ICUMO, the Company recognized a loss on extinguishment of liabilities of approximately $1,774,000 during the year ended January 31, 2023. This amount is included within ‘stock-based compensation’ on the accompanying statement of operations.

The following are the inputs to the Black-Scholes option pricing model used to estimate the value of the above warrants at issuance:

	2024	2023
Stock price	$0.22	$0.22
Exercise price	$0.23	$0.15 – 0.23
Expected volatility(a)	1,608%	168 - 359%
Expected term (years)	3	3 – 5
Risk free rate	4.84%	2.97 – 3.23%
Dividends	0%	0%

(a)	The Company derived expected volatility using the average volatility for a sample of comparable companies due to the thinly traded nature of the Company’s stock for issuances during the year ended January 31, 2023.

F-12

NOTE 5 – BOND LIABILITIES

The Company entered into certain bonds which are accounted for as debt in accordance with ASC 470, Debt. The terms of these bonds are outlined below in the accompanying table on page F-13 as of January 31, 2024, and 2023 and page F-26 as of April 30, 2024:

	Principal Amount	Interest Rate	Note Date	Maturity Date	Collateral	Origination	Features
Yin Yin Silver Limited	$500,000	8.50%	8/4/15	8/4/2025	(1)	(2)	(5)
Yin Yin Silver Limited	$500,000	8.50%	10/28/16	10/28/2026	(1)	(2)	(5)
Yin Yin Silver Limited	$250,000	8.50%	12/27/17	12/27/2024	(1)	(2)	(5)
Barry Swenson	$500,000	8.50%	12/31/17	12/31/2025	(1)	(2)	(5)
Don H. Adair or Joanne Adair	$125,000	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Joseph Swinford or Danielle Swinford	$50,000	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Brandon Swain or Sierra Swain	$50,000	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Scott Collins or Kendra Collins	$12,500	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Carl Collins or Ellen Collins	$12,500	8.50%	2/15/17	2/15/2024	(1)	(3)	(6)
Jim Hammerel	$5,000	8.50%	9/21/2017	9/21/2024	(1)	(2)	(5)
Bret Renaud	$5,000	8.50%	10/14/2017	10/14/2024	(1)	(2)	(5)
Elatam Group Ltd	$67,000	7.50%	8/24/2021	5/31/2028	(1)	(2)	(6)
James Hardy	$7,000	7.50%	8/24/2021	5/31/2028	(1)	(2)	(6)
Acepac Holdings	$1,000,000	7.50%	8/24/2021	5/31/2028	(1)	(4)	(6)
Rick Ward	$15,000	7.50%	8/24/2021	5/31/2028	(1)	(2)	(6)
Robert & Joan Sweetman	$10,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Michael Swenson	$10,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Connie Sun	$3,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Elizabeth Enoch	$10,000	8.00%	8/1/2018	7/1/2025	(1)	(2)	(6)
William C. Stanton and Carol Stanton	$3,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Total	$3,135,000

(1)	All notes above are secured by the following collateral: all the assets of Idaho CuMo except for the following patented lode mining claims located in Section 13, Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey 1706: (i) Blackbird, (ii) Red Flag, (iii) Enterprise, (iv) Enterprise Fraction, (v) Commonwealth, (vi) Baby Mine. Each Note will rank pari passu with all other Notes.
(2)	Financial investment by accredited investor.
(3)	Issued in exchange for 20 unpatented mining claims located approximately 10 miles northeast of Pioneerville, Idaho.
(4)	Issued to settle litigation between MultiMetal Development Ltd. (former parent company of Idaho Copper Corp) and Acepac Holdings.
(5)	Interest capitalized; accrual dates 6/30 and 12/31.
(6)	Interest paid in cash on 6/30 and 12/31.
(7)	On September 25, 2023, these notes were extended from February 15, 2024, to February 15, 2025. The extension was analyzed for modification versus extinguishment and was determined to be a modification.

The maturities of the bond liabilities as of January 31, 2024 for the future fiscal years are as follows:

2025	$-
2026	1,546,000
2027	500,000
2028	-
2029	1,089,000
Thereafter	-
Total	$3,135,000

NOTE 6 – RELATED PARTY TRANSACTIONS

On March 31, 2023, the Company issued 879,628 shares of common stock to Brodkey (108,024 shares), Scannell (385,802 shares), Kolodner (192,901 shares), and Rudofsky (192,901 shares) in exchange for the conversion of accrued compensation of $18,000, $62,500, $31,250, and $31,250, respectively. The shares were valued at fair value at $0.162 per share. See Note 7.

As of January 31, 2024, the Company has accrued compensation of $370,135 for its officers as recorded in accrued expenses to related parties. The Company compensated its officers $806,667 for the year ended January 31, 2024. On the Statements of Operations for the years ended January 31, 2024 and 2023 (page F-5), “Payroll and related expenses” stated $318,561 and $963,055, respectively. The variances for the years ended January 31, 2024 and 2023 are recorded in “Stock-based compensation” as the majority of the accrued compensation was converted to common stock of the Company from time to time. In summary, the total officers’ compensation was recorded in both accounts, as applicable.

On January 23, 2023, the Company issued convertible notes payable to the following: Steven Rudofsky (“Rudofsky”), Chairman and CEO, for $125,000; Feehan Partners LP (“Feehan”), controlled by Robert Scannell, CFO and Director, for $87,334 and $112,666; Andrew Brodkey (“Brodkey”). COO and Director, for $98,000; and Shaun Dykes (“Dykes”), former Vice President and former Director, for $150,000 (issued to Dykes and related parties to Dykes).

On March 22, 2023, Shaun Dykes resigned as Vice President and Director, any compensation he received after his resignation was recorded in “Professional fees.”.

As of January 31, 2024, the Company has payables of $54,611 to Brodkey.

NOTE 7 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized share capital of 10,000,000 shares of preferred stock with par value of $0.001.

From August 14, 2023 through December 11, 2023, we entered into Unit Subscription Purchase Agreements (“Subscription Agreements”) with purchasers for an aggregate of 23 (“Units”) at a price of $12,000 per Unit. Each Unit comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and (ii) 62,500 common stock purchase warrants (the “Warrants”). The rights and preferences of the Series A Preferred Stock, include without limitation, the right of each holder thereof to convert each share of Series A Preferred Stock into 50,000 shares of the Company’s common stock, par value $0.001 par value per share (“Common Stock”), as set forth in the Certificate of Designation of Series A Convertible Non-Voting Preferred Stock (the “Certificate of Designation”). The Warrant holders have the right to exercise the Warrants for three (3) years at an exercise price of $0.24 per share of Common Stock. The Units were offered and sold in reliance upon exemptions from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. The Company has agreed to file a registration statement to cover the re-sale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, and upon the exercise of the Warrants. The Company intends to utilize the net proceeds from the sale of the Units in the Offering for working capital and general corporate purposes.

The warrants issued through January 31, 2024 had a Black-Scholes fair value of $156,746 for the 1,125,000 warrants issued.

Stock price	$0.07 – 0.20
Exercise price	$0.24
Expected volatility	521 -1,042%
Expected term (years)	3
Risk free rate	4.05 – 4.45%
Dividends	0%

As of January 31, 2024, and 2023, the Company had 23 and 0 shares issued and outstanding.

F-13

Common Stock

The Company has authorized share capital consisted of 500,000,000 shares of common stock with par value of $0.001.

On January 23, 2023, the Company issued 182,240,000 for the transaction with ICUMO (see Note 1).

On January 23, 2023, the Company issued 5,467,200 shares of common stock to Newbridge Securities and affiliates for investment banking services related to the Company’s transaction with ICUMO. The shares were valued at $0.15 per share or $820,080.

On January 23, 2023, the Company issued 446,623 shares of common stock to Steven Delonga and John Hedges for services. The shares were valued at $0.15 per share or $66,993.

On January 23, 2023, the Company issued 250,000 shares of common stock to David Lubin for consulting services. The shares were valued at $0.15 per share or $37,500.

On March 31, 2023, the Company issued 879,628 shares of common stock to Brodkey (108,024 shares), Scannell (385,802 shares), Kolodner (192,901 shares), and Rudofsky (192,901 shares) in exchange for the conversion of accrued compensation of $18,000, $62,500, $31,250, and $31,250, respectively. The shares were valued at $0.162 per share or $142,500. The Company recognized did not recognize a gain or loss on the extinguishment as the fair value of the shares equaled the value of the liabilities extinguished.

On August 19, 2023, the Company issued 3,844,073 shares of common stock to Brodkey (326,190 shares), Scannell (1,190,471 shares), Kolodner (595,236 shares), Rudofsky (595,236 shares), employees and consultants (1,136,940 shares) in exchange for the conversion of accrued compensation of $22,833, $83,333, $41,667, $41,667, and $79,585, respectively. The shares were valued at $0.07 per share or $269,085 based on the closing price of the Company’s stock on the grant date. The Company recognized did not recognize a gain or loss on the extinguishment as the fair value of the shares equaled the value of the liabilities extinguished.

On November 2, 2023, the Company issued 1,466,208 shares of common stock for services and recognized stock-based compensation expense. The shares were valued at $0.21 per share or $309,353 based on the closing price of the Company’s common stock on the grant date.

As of January 31, 2024, the Company had 214,647,732 shares issued and outstanding.

Options

On January 23, 2023, as part of the RTO, the Company accepted the assignment of the stock options for common stock from ICUMO to the Company, as consented by the parties. The Company has 56,615,000 options issued to various officers, directors and employees, based on milestones. As of January 31, 2024 and 2023, 22,646,000 and 11,323,000 options have vested, respectively. The exercise price for the options is $0.125 and they expire on December 31, 2027. The Company recognized $1,324,731 and $0 during the years ended January 31, 2024 and 2023, respectively, in stock based compensation expense related to the vesting of these options. The remaining additional compensation to be recognized as these options vest is approximately $757 thousand based on the current estimated probability of reaching the vesting milestones as of January 31, 2024. The Company estimated the value of the options using a Black-Scholes option pricing model with the following inputs:

Stock price	$0.22
Exercise price	$0.13
Expected volatility(a)	111.10% - 265.18%
Expected term (years)	2 - 3
Risk free rate	3.88%
Dividends	0%

(a)	The Company derived expected volatility using the average volatility for a sample of comparable companies due to the thinly traded nature of the Company’s stock.

The remaining vesting milestones required to be met are (1) obtaining an updated PEA, (2) an uplist of the Company’s common stock to a national exchange and (3) the successful raising of $5 million or more in new capital. Each of these milestones vest an additional 20% of the options upon being met and were estimated to have a 50% probability of being met as of January 31, 2024. Management reviews the estimate of meeting each probability as well as the related timing at each reporting period.

Warrants

On January 23, 2023, as part of the RTO, the Company accepted the assignment of the warrants for common stock from ICUMO to the Company, as consented by the parties. These warrants were related to a private placement memorandum for ICUMO in May 2022 and June 2022. As of January 31, 2024 and 2023, 41,540,000 warrants are outstanding. The exercise price for the warrants are $0.15 and they expire on May 11, 2027.

On May 8, 2023, as part of two convertible notes (see Note 4), the Company issued 1,093,479 warrants with an exercise price of $0.23. The warrants expire on May 8, 2026.

On August 14, 2023, November 13, 2023, November 22, 2023 and January 31, 2024, as part of the purchase of preferred stock in the amount of $216,000, the Company issued a combined 1,125,000 warrants with an exercise price of $0.24. The warrants expire three years after issuance. The Black-Scholes value for the warrants was $112,867.

On November 17, 2023, as part of the purchase of preferred stock in the amount of $24,000, the Company issued 125,000 warrants with an exercise price of $0.24. The warrants expire on November 17, 2026. The Black-Scholes value for the warrants was $12,537.

On December 8, 2023, as part of the purchase of preferred stock in the amount of $24,000, the Company issued 125,000 warrants with an exercise price of $0.24. The warrants expire on December 8, 2026. The Black-Scholes value for the warrants was $12,537.

On December 8, 2023, as part of the purchase of preferred stock in the amount of $12,000, the Company issued 62,500 warrants with an exercise price of $0.24. The warrants expire on December 8, 2026. The Black-Scholes value for the warrants was $6,268.

As of January 31, 2024, the Company had 8,980,000 warrants outstanding with an exercise price of $0.15, which relate to the convertible notes dated January 23, 2023 (see Note 4), 1,093,479 warrants outstanding with an exercise price of $0.23 (see Note 4), which relate to the convertible notes dated May 8, 2023, 41,540,000 warrants with an exercise price of $0.15, which related to the RTO transaction (Note 1), and 1,125,000 warrants issued in connection with the sale of the Company’s Series A Convertible Non-Voting Preferred Stock (see above). The total outstanding warrants as of January 31, 2024 and 2023 was 52,738,479 and 51,613,479, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

F-14

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Prior to the RTO, the Company was subject to a lease agreement for a warehouse which the Company may have defaulted on prior to the RTO. The lessor was seeking past due rent and default interest associated with the lease. During the year ended January 31, 2024, management sought to cure any potential defaults and regain access to leased warehouse space. from the lessor. The lessor and the Company are currently negotiating a potential amendment to the previous lease agreement which would remedy any potential defaults under that agreement. The revised lease agreement includes an additional amount of $158,943 to cure the alleged default. The scheduled payments of this amount is $100,000 having been paid during March 2024 and the remaining balance to be paid monthly at $6,000 beginning May 1, 2024 and ending on February 1, 2025. The $100,000 payment was recorded as an expense as this was a negotiated settlement and was determined not to be part of the lease agreement.

NOTE 9 – INCOME TAXES

As of January 31, 2024 and 2023, the Company has net operating loss carry forwards of $751,916 and $397,846, respectively, which may be available to reduce future years’ taxable income through 2043. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% and state rate of 5% to loss before taxes for fiscal years 2024 and 2023), as follows:

	January 31, 2024	January 31, 2023
Tax expense (benefit) at the statutory rate	$(285,980)	$(321,337)
State income taxes, net of federal income tax benefit	(68,090)	(76,509)
Change in valuation allowance	354,070	397,846
Total	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax year 2024 and 2023 remains open for examination by federal agencies and other jurisdictions in which it operates.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at January 31, 2024 and 2023 are as follows:

	January 31, 2024	January 31, 2023
Deferred tax assets:
Net operating loss carryforward	$751,916	$397,846
Timing differences	-	-
Total gross deferred tax assets	751,916	397,846
Less: Deferred tax asset valuation allowance	(751,916)	(397,846)
Total net deferred taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2024 and 2023 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $751,916 and $397,846 as of January 31, 2024 and 2023, respectively.

F-15

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the consolidated balance sheet through the date of this filing and determined there were no events to disclose or that require recognition in the accompanying consolidated financial statements than as stated below.

Between February and April 2024, we entered into subscription agreements (each a “Subscription Agreement”) with certain accredited investors (each, a “Subscriber” and collectively, the “Subscribers”), pursuant to which the Company offered and sold to the Subscribers in a private placement offering (the “Offering”), units (each, a “Unit” and, collectively, the “Units”), for a purchase price of $12,000 per Unit, for gross proceeds of $1,952,000. Each Unit consists of one (1) share of the Company’s Series A Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and (ii) 62,500 common stock purchase warrants (the “Warrants”). Each share of Preferred Stock converts into 50,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Warrant entitles the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share.

In April 2024, holders of $1,099,200 par value of Convertible Secured Notes issued between December 2022 and May 2023 elected to convert those notes to common equity. The conversion price of the notes was $0.075, resulting in the issuance of 12,848,116 common shares.

In April 2024, the officers of the company, Steven Rudofsky, CEO, Andrew Brodkey, COO, and Robert Scannell, CFO each elected to exercise 5,360,000 vested stock options with a strike price of $0.125 and an expiration date of September 30, 2027. All options were exercised on a cashless basis, resulting in the issuance of 3,385,000 shares per officer, or a total of 11,055,000 common shares.

Shaun Dykes, a geological consultant to the company, also elected to exercise 5,360,000 vested stock options with a strike price of $0.125 and an expiration date of September 30, 2027. The options were exercised on a cashless basis, resulting in the issuance of 3,685,000 shares.

During April 2024, various warrant holders, including the Company’s management, elected to exercise a total of 7,640,001 warrants with a strike price of $0.15 and expiration dates between December 10, 2027 and January 10, 2028. The warrants were issued on a cashless basis, resulting in the issuance of 4,781,253 common shares.

Additionally, the Company issued 1,195,427 shares of common stock to various individuals, including members of management, for services and the conversion of accrued payroll subsequent to January 31, 2024.

F-16

IDAHO COPPER CORPORATION

Condensed Consolidated Balance Sheet

(unaudited)

	July 31,	January 31,
	2024	2024
ASSETS
Current assets
Cash	$454,256	$30,146
Prepaid expenses	137,857	21,624
Total current assets	592,113	51,770

Right of use asset	40,446	-
Deposit	100,000	100,000

Total assets	$732,559	$151,770

CURRENT LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$366,549	$434,519
Accrued expenses to related parties	378,572	370,135
Accrued interest, current portion	342,492	1,115,723
Lease liability	40,446	-
Bond liabilities	260,000	-
Total current liabilities	1,388,059	1,920,377
Non-current liabilities
Bond liabilities	2,875,000	3,135,000
Convertible notes payable, net of discounts	-	623,999
Accrued interest, non-current portion	1,389,428	533,003
Total non-current liabilities	4,264,428	4,292,002
Total liabilities	5,652,487	6,212,379

Commitments and contingencies (Note 7)

Stockholders’ deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 185.67 and 23 shares issued and outstanding at July 31, 2024 and January 31, 2024, respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 249,946,937 and 214,647,732 shares issued and outstanding at July 31, 2024 and January 31, 2024, respectively	249,947	214,648
Additional paid-in capital	28,915,982	25,336,048
Subscription receivable	-	(11,000)
Accumulated deficit	(34,085,857)	(31,600,305)
Total stockholders’ deficit	(4,919,928)	(6,060,609)

Total liabilities and stockholders’ deficit	$732,559	$151,770

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-17

IDAHO COPPER CORPORATION

Condensed Consolidated Statement of Operations

(unaudited)

	Three Months Ended		For the Six Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
Revenue	$-	$-	$-	$-

Operating expenses
Professional fees	81,694	127,656	340,609	256,801
Payroll and related expenses	195,150	250,000	452,650	357,000
Rent expense	29,385	10,500	143,085	21,000
Stock-based compensation	364,808	-	554,056	140,741
Other general and administrative expenses	272,423	10,784	428,022	24,554
Total operating expenses	943,460	398,940	1,918,422	800,096

Operating loss	(943,460)	(398,940)	(1,918,422)	(800,096)

Other income (expense)
Amortization of beneficial conversion feature	-	(68,567)	-	(135,246)
Amortization of debt discount	-	(11,317)	(19,490)	(11,317)
Interest income	6,407	-	6,407	-
Interest expense	(98,928)	(108,707)	(148,742)	(215,873)
Total other income (expense)	(92,521)	(188,590)	(161,825)	(362,435)

Net loss	$(1,035,981)	$(587,530)	$(2,080,247)	$(1,162,531)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Basic and diluted weighted average common shares outstanding	247,132,940	209,337,451	236,972,935	209,050,721

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

F-18

IDAHO COPPER CORPORATION

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

For the Six Months Ended July 31, 2024 and 2023

(unaudited)

					Additional
	Preferred Stock		Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, January 31, 2023	-	$-	208,457,823	$208,458	$23,059,223	$-	$(27,888,258)	$(4,620,577)
Common stock options issued for services	-	-	879,628	879	139,860	-		140,739
Net loss for the period ended April 30, 2023	-	-	-	-	-	-	(575,001)	(575,001)
Balance, April 30, 2023	-	$-	209,337,451	$209,337	$23,199,083	$-	$(28,463,259)	$(5,054,839)
Warrants issued	-	-	-	-	103,846	-	-	103,846
Net loss for the period ended July 31, 2023	-	-	-	-	-	-	(587,530)	(587,530)
Balance, July 31, 2023	-	$-	209,337,451	$209,337	$23,302,929	$-	$(29,050,789)	$(5,538,523)

Balance, January 31, 2024	23	$-	214,647,732	$214,648	$25,336,048	$(11,000)	$(31,600,305)	$(6,060,609)
Adoption of ASU 2020-06	-	-	-	-	-	-	(405,305)	(405,305)
Sale of preferred stock	139	-	-	-	1,742,300	11,000	-	1,753,300
Conversion of convertible notes payable	-	-	12,848,116	12,848	1,035,945	-	-	1,048,793
Exercise of options	-	-	4,781,249	4,781	(4,781)	-	-	-
Exercise of options	-	-	14,740,000	14,740	(14,740)	-	-	-
Stock based compensation	-	-	-	-	189,248	-	-	189,248
Net loss for the period ended April 30, 2024	-	-	-	-	-	-	(1,044,266)	(1,044,266)
Balance, April 30, 2024	162	$-	247,017,097	$247,017	$28,284,020	$-	$(33,049,876)	$(4,518,839)
Exercise of options	-	-	-	-	-	-	-	-
Sale of preferred stock	23.67	-	-	-	320,084	-	-	320,084
Stock based compensation	-	-	1,888,173	1,888	362,920	-	-	364,808
Exercise of warrant	-	-	1,041,667	1,042	(1,042)	-	-	-
Costs related to sale of preferred stock	-	-	-	-	(50,000)	-	-	(50,000)
Net loss for the period ended July 31, 2024	-	-	-	-	-	-	(1,035,981)	(1,035,981)
Balance, July 31, 2024	185.67	$-	249,946,937	$249,947	$28,915,982	$-	$(34,085,857)	$(4,919,928)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-19

IDAHO COPPER CORPORATION

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended July 31,

(unaudited)

	2024	2023
Cash flows from operating activities:
Net loss	$(2,080,247)	$(1,162,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	554,056	140,741
Amortization of beneficial conversion feature	-	135,246
Amortization of debt discount	19,490	11,317
Change in assets and liabilities:
Prepaid expenses	(116,233)	(27,321)
Accounts payable and accrued expenses	(71,811)	(33,433)
Accrued expenses - related party	12,277	233,887
Accrued interest	83,194	122,460
Net cash used in operating activities	(1,599,274)	(579,634)

Cash flows from financing activities:
Proceeds from convertible notes payable	-	201,200
Proceeds from sale of preferred stock	2,023,384	-
Net cash provided by financing activities	2,023,384	201,200

Net increase in cash	424,110	(378,434)

Cash at beginning of period	30,146	431,374

Cash at end of period	$454,256	$52,940

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Conversion of convertible notes payable	$1,048,793	$-
Cashless exercise of warrants and options	$20,563	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-20

IDAHO COPPER CORPORATION

and Subsidiaries

Notes to the Condensed Consolidated Financial Statements

July 31, 2024

(unaudited)

NOTE 1 – NATURE OF OPERATIONS

The accompanying consolidated financial statements include the financial statements of Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) (referred to herein as “Idaho Copper”). Idaho Copper is hereinafter referred to as the “Company,” “we” and “us.”

On February 3, 2022, the Company consummated the transactions contemplated by the Stock Purchase Agreement dated as of January 31, 2022 (the “Purchase Agreement”), by and among the Company, Crystal Globe Limited, a company incorporated under the laws of British Virgin Islands (the “Seller”), and JHP Holdings, Inc., a Nevada corporation (the “Buyer”), pursuant to which the Buyer purchased 16,644,820 shares of common stock of the Company from the Seller.

On January 23, 2023, the Company entered into and consummated the transactions contemplated by a share exchange agreement (the “Share Exchange Agreement”) by and among the Company, International CuMo Mining Corporation, an Idaho corporation (“ICUMO”), and all of the shareholders of ICUMO (collectively, the “ICUMO Shareholders”). Pursuant to the terms of the Share Exchange Agreement (the “RTO”), the ICUMO Shareholders transferred all the issued and outstanding shares of common stock of ICUMO to the Company in exchange for 182,240,000 shares of the Company’s common stock, par value $0.001 per share. As a result of this share exchange (the “Exchange”), ICUMO became a wholly owned subsidiary of the Company. See Note 7. For financial reporting purposes, the acquisition of ICUMO and the change of control in connection with the acquisition represented a “reverse merger” and ICUMO is deemed to be the accounting acquirer in the transaction. ICUMO is the acquirer for financial reporting purposes, and the Company is the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the acquisition are those of ICUMO.

The Company continues to be a “smaller reporting company,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”) following the Exchange, however, as a result of the Exchange, the Company has ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

ICUMO Background

ICUMO is an exploration and development company with mineral right interests in the United States of America. ICUMO was originally incorporated under the laws of Nevada in 2005, as Mosquito Mining Corp. In 2013, the Company was moved to Idaho and the name changed to Idaho CuMo Mining Corporation. In early February 2023 the name was changed to Idaho Copper Corporation.

Nature of Operations

The Company is in the process of exploring its mineral rights interests in the United States and at the date of these consolidated financial statements, has not yet determined whether any of its mineral properties contain economically recoverable mineral reserves. Accordingly, the carrying amount of mineral right interests represents cumulative expenditures incurred to date and does not necessarily reflect present or future values. The recovery of these costs is dependent upon the discovery of economically recoverable mineral reserves and the ability of the Company to obtain the necessary financing to complete their exploration and development and to resolve any environmental, regulatory, or other constraints. Uncertainty also exists with respect to the recoverability of the carrying value of certain mineral rights interests. The ability of the Company to realize its investment in resource properties is contingent upon the resolution of the uncertainties and confirmation of the Company’s title to the mineral properties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and has a year-end of January 31. On March 9, 2023, the Company filed with the State of Nevada for a year-end change from December 31 to January 31. The condensed consolidated financial statements are based on the balance sheets and statements of operations of ICUMO on a post-merger basis.

The unaudited condensed consolidated financial statements of the Company for the six-month periods ended July 31, 2024, and 2023 have been prepared in accordance with US GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by US GAAP for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments unless otherwise indicated), which are, in the opinion of management, necessary for the fair presentation of the financial position and the results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year. The condensed consolidated balance sheet information as of January 31, 2024, was derived from the audited financial statements included in the Company’s financial statements as of and for the year ended January 31, 2024, included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”). These condensed consolidated financial statements should be read in conjunction with that report.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in the consolidation. The condensed consolidated financial statements included herein, presented in accordance with US GAAP and stated in United States dollars, have been prepared by the Company, pursuant to the rules and regulations of the SEC.

F-21

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal and professional fees and our corporate general and administrative expenses. On July 31, 2024, we had $454,256 in cash. Our net loss incurred for the six months ended July 31, 2024, was $2,080,247 and the working capital deficit was $795,946 on July 31, 2024. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financing. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large and reputable banking institutions which it believes mitigates these risks. The Company has not experienced any losses in such accounts. As of July 31, 2024, the Company’s cash balance did not exceed the insurance limits.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718, Compensation – Stock Compensation, and Certain Redeemable Financial Instruments. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Fair Value of Financial Instruments

The book values of cash, accounts receivable, and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under US GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;
●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and
●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company has 53,214,479 dilutive shares (related to the convertible notes (see Note 4)) of common stock as of July 31, 2024.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of July 31, 2024. Interest and penalties, if any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the six months ended July 31, 2024.

F-22

Recently Issued and Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for smaller reporting companies for fiscal years beginning after December 15, 2023. The Company adopted this standard on February 1, 2024. As a result, the Company derecognized $405,305 for the remaining balance of the unamortized beneficial conversion features attributable to its outstanding convertible notes payable. The Company elected to use the modified retrospective approach as of the adoption date and recognized an adjustment to the opening balance of its accumulated deficit of $405,305.

Convertible Debentures

The Company presents convertible debentures separately in its debt and equity components within the balance sheet. The fair value of a compound instrument at issuance is assigned to its respective debt and equity components. The fair value of the debt component is established first with the equity component being determined by the residual amount.

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date in which they are granted. Estimating fair values for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant.

The fair value of the Company’s stock option and warrant grants are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expenses are recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Unproven Mineral Right Interests

The Company will capitalize into intangible assets all costs, net of any recoveries, of acquiring, exploring, and evaluating an unproven mineral right interest, until the rights to which they relate are placed into production, at which time these deferred costs will be amortized over the estimated useful life of the rights upon commissioning the property, or written-off if the rights are disposed of, impaired or abandoned, when applicable.

Management reviews the carrying amounts of mineral rights annually or when there are indicators of impairment and will recognize impairment based upon current exploration results and upon assessment of the probability of profitable exploitation of the rights. An indication of impairment includes but is not limited to expiration of the right to explore, substantive expenditure in the specific area is neither budgeted nor planned, and if the entity has decided to discontinue exploration activity in a specific area. Management’s assessment of the mineral right’s fair value is also based upon a review of other mineral right transactions that have occurred in the same geographic area as that of the rights under review.

Costs will include the cash consideration and the fair value of shares issued on the acquisition of mineral rights. Rights acquired under option or joint venture agreements, whereby payments are made at the sole discretion of the Company, are not accrued and are only recorded in the accounts when the payments are made. Proceeds from property option payments received by the Company are netted against the deferred costs of the related mineral rights, with any excess being included in operations.

The application of the Company’s accounting policy for unproven mineral right interests requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions may change if new information becomes available. If, after expenditures are capitalized, information becomes available suggesting that the recovery of the expenditures is unlikely, the amount capitalized is impaired with a corresponding charge to profit or loss in the period in which the new information becomes available.

There may be material uncertainties associated with the Company’s title and ownership of its unproven mineral right interests. Ordinarily the Company does not own the land upon which an interest is located, and title may be subject to unregistered prior agreements or transfers or other undetected defects.

Impairment of Long-Lived Assets

The Company’s future long-lived assets and other assets (consisting of property and equipment) will be reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment. Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Reclamation provision

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration, development, or ongoing production of a mineral property interest. Such costs arising from the decommissioning of plant and other site preparation work, discounted to their net present value, are provided and capitalized at the start of each project to the carrying amount of the asset, as soon as the obligation to incur such costs arises. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either the unit-of-production or straight-line method. The related liability is adjusted for each period for the unwinding of the discount rate and for changes to the current market-based discount rate, amount or timing of the underlying cash flows needed to settle the obligation. Costs for restoration of subsequent site damage which is created on an ongoing basis during production are provided for at their net present values and charged against profits as extraction progresses. As of July 31, 2024, there are no costs as production has not yet commenced.

F-23

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant common influence, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount, which is determined on a cost recovery basis.

Stock Purchase Warrants

The Company accounts for warrants issued to purchase shares of its common stock as equity in accordance with FASB ASC 480, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, Distinguishing Liabilities from Equity. We determine the accounting classification of warrants we issue, as either liability or equity classified, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate us to settle the warrants or the underlying shares by paying cash or other assets, and warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet the liability classification under ASC 480-10, we assess the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature.

If the warrants do not require liability classification under ASC 815-40, in order to conclude equity classification, we also assess whether the warrants are indexed to our common stock and whether the warrants are classified as equity under ASC 815-40 or other US GAAP. After all such assessments, we conclude whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

NOTE 3 – RECLAMATION BONDS AND PROVISIONS

Reclamation Bonds and Provisions

During 2016, the Company entered into a surety agreement that guarantees the reclamation bond on the CuMo Property. In order to maintain the good standing of this surety, the Company is required to make an annual payment of $8,340. The Company has a deposit of $100,000 (as reflected in other assets on the balance sheet) for the reclamation bond which has a face value of $278,000 as determined by the United States Department of Agriculture Forest Service.

The security deposit is refundable when the Company completes the required reclamation clean-up costs.

F-24

NOTE 4 – CONVERTIBLE NOTES

The Company has $0 and $1,100,200 in convertible secured notes payable at July 31, 2024 and January 31, 2024. The balances as of January 31, 2024 were as follows:

			Issue	Maturity	Conversion	Conversion	Warrants	Exercise	Warrant
	Balance	Collateral	Date	Date	Price	Shares	Shares	Price	Expiration
Steven Rudofsky	$125,000	(a)	1/23/23	7/23/25	$0.10	1,250,000	1,250,000	$0.15	1/23/28
Feehan Partners, LP	$87,334	(a)	1/23/23	7/23/25	$0.10	873,340	873,340	$0.15	1/23/28
The Jeffrey V. and Karin R. Hembrock Revocable Trust	$100,000	(a)	1/23/23	7/23/25	$0.10	1,000,000	1,000,000	$0.15	1/23/28
The Gaitonde Living Trust, Girish Gaitonde Trustee	$100,000	(a)	1/23/23	7/23/25	$0.10	1,000,000	1,000,000	$0.15	1/23/28
Corey Redfield	$50,000	(a)	1/23/23	7/23/25	$0.10	500,000	500,000	$0.15	1/23/28
PV Partners, LP	$75,000	(a)	1/23/23	7/23/25	$0.10	750,000	750,000	$0.15	1/23/28
Shaun Dykes	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Patricia Czerniej	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
James Dykes	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Jason Czerniej	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Louise Dykes	$30,000	(a)	1/23/23	7/23/25	$0.10	300,000	300,000	$0.15	1/23/28
Andrew Brodkey	$98,000	(a)	1/23/23	7/23/25	$0.10	980,000	980,000	$0.15	1/23/28
Feehan Partners, LP	$112,666	(a)	1/23/23	7/23/25	$0.10	1,126,660	1,126,660	$0.15	1/23/28
Gil Atzmon	$102,200	(a)	5/8/23	11/8/25	$0.23	440,000	550,000	$0.23	5/8/26
Jon Powell	$100,000	(a)	5/8/23	11/8/25	$0.23	434,783	543,479	$0.23	5/8/26
Total	$1,100,200					9,854,783	10,073,479

(a)	The replacement notes and new warrants are secured by mining claims and rights of the CuMo Project.

As of January 31, 2024, there were debt discounts and beneficial conversion features on the above notes payable of $475,201. The Company derecognized the unamortized beneficial conversion feature upon its adoption of ASU 2020-06 as described in Note 1.

On April 5, 2024, holders of $1,099,200 par value of Convertible Secured Notes issued between December 2022 and May 2023 elected to convert those notes to common stock under contract terms. As a result, we issued 9,854,783 shares of common stock to the respective holders.

F-25

NOTE 5 – BOND LIABILITIES

The Company has bond liabilities as of July 31, 2024, as follows:

	Principal Amount	Interest Rate	Note Date	Maturity Date	Colla-teral	Origi-nation	Features
Yin Yin Silver Limited	$500,000	8.50%	8/4/15	8/4/2025	(1)	(2)	(5)
Yin Yin Silver Limited	$500,000	8.50%	10/28/16	10/28/2026	(1)	(2)	(5)
Yin Yin Silver Limited	$250,000	8.50%	12/27/17	12/27/2024	(1)	(2)	(5)
Barry Swenson	$500,000	8.50%	12/31/17	12/31/2025	(1)	(2)	(5)
Don H. Adair or Joanne Adair	$125,000	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Joseph Swinford or Danielle Swinford	$50,000	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Brandon Swain or Sierra Swain	$50,000	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Scott Collins or Kendra Collins	$12,500	8.50%	2/15/17	2/15/2024	(1)	(3)	(6) (7)
Carl Collins or Ellen Collins	$12,500	8.50%	2/15/17	2/15/2024	(1)	(3)	(6)
Jim Hammerel	$5,000	8.50%	9/21/2017	9/21/2024	(1)	(2)	(5)
Bret Renaud	$5,000	8.50%	10/14/2017	10/14/2024	(1)	(2)	(5)
Elatam Group Ltd	$67,000	7.50%	8/24/2021	5/31/2028	(1)	(2)	(6)
James Hardy	$7,000	7.50%	8/24/2021	5/31/2028	(1)	(2)	(6)
Acepac Holdings	$1,000,000	7.50%	8/24/2021	5/31/2028	(1)	(4)	(6)
Rick Ward	$15,000	7.50%	8/24/2021	5/31/2028	(1)	(2)	(6)
Robert & Joan Sweetman	$10,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Michael Swenson	$10,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Connie Sun	$3,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Elizabeth Enoch	$10,000	8.00%	8/1/2018	7/1/2025	(1)	(2)	(6)
William C. Stanton and Carol Stanton	$3,000	8.00%	7/1/2018	7/1/2025	(1)	(2)	(6)
Total	$3,135,000

(1)	All notes above are secured by the following collateral: all the assets of Idaho CuMo except for the following patented lode mining claims located in Section 13, Township 8 North, Range 5 East, Boise Meridian, Boise County, Idaho, as depicted on Mineral Survey 1706: (i) Blackbird, (ii) Red Flag, (iii) Enterprise, (iv) Enterprise Fraction, (v) Commonwealth, (vi) Baby Mine. Each Note will rank pari passu with all other Notes.
(2)	Financial investment by accredited investor.
(3)	Issued in exchange for 20 unpatented mining claims located approximately 10 miles northeast of Pioneerville, Idaho.
(4)	Issued to settle litgation between MultiMetal Development Ltd. (former parent company of Idaho Copper Corp) and Acepac Holdings.
(5)	Interest capitalized; accrual dates 6/30 and 12/31.
(6)	Interest paid in cash on 6/30 and 12/31.
(7)	On September 25, 2023, these notes were extended from February 15, 2024, to February 15, 2025. The extension was analyzed for modification versus extinguishment and was determined to be a modification.

F-26

NOTE 6 – RELATED PARTY TRANSACTIONS

As of July 31, 2024, the Company has accrued compensation of $384,972 for its officers as recorded in accrued expenses to related parties. The Company compensated its officers $452,650 for the six months ended July 31, 2024.

On January 23, 2023, the Company issued convertible notes payable to the following: Steven Rudofsky (“Rudofsky”), former Chairman and CEO, for $125,000; Feehan Partners LP (“Feehan”), controlled by Robert Scannell (“Scannell”), CFO and Director, for $87,334 and $112,666; Andrew Brodkey (“Brodkey”). CEO, COO and Director, for $98,000; and Shaun Dykes (“Dykes”), Vice President and Director, for $150,000 (issued to Dykes and related parties to Dykes). On April 5, 2024, Rudofsky, Feehan, Brodkey, and Dykes converted notes payable of $125,000, $200,000, $98,000, and $30,000, respectively, into 1,666,667, 2,666,666, 1,306,667, and 400,000 shares of common stock, respectively. (Note 4).

On April 3, 2024, the officers of the company, Rudofsky, Brodkey, and Scannell each elected to exercise 5,360,000 vested stock options with a strike price of $0.125 and an expiration date of September 30, 2027. All options were exercised on a cashless basis, resulting in the issuance of 3,385,000 shares per officer, or a total of 11,055,000 common shares.

On April 4, 2024, Feehan and Brodkey executed cashless conversion of 2,666,666 and 1,306,667 warrants, respectively, into 1,666,666 and 816,666 shares of common stock, respectively.

On April 6, 2024, Dykes executed cashless conversion of 400,000 warrants into 251,250 shares of common stock.

On April 8, 2024, Rudofsky executed cashless conversion of 1,666,667 warrants into 1,041,667 shares of common stock.

On May 1, 2024, Rudofsky, Brodkey, and Scannell each elected to convert accrued compensation of $31,250, $17,500, and $62,500, respectively, into 195,313, 109,375, and 390,625 shares of common stock, respectively.

As of July 31, 2024, the Company has payables of $54,000 to Brodkey.

NOTE 7 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized share capital of 10,000,000 shares of preferred stock with par value of $0.001.

On January 12, 2024, we entered into Unit Subscription Purchase Agreements (“Subscription Agreements”) with purchasers for an aggregate of 23 (“Units”) at a price of $12,000 per Unit. Each Unit comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and (ii) 62,500 common stock purchase warrants (the “Warrants”). The rights and preferences of the Series A Preferred Stock, include without limitation, the right of each holder thereof to convert each share of Series A Preferred Stock into 50,000 shares of the Company’s common stock, par value $0.001 par value per share (“Common Stock”), as set forth in the Certificate of Designation of Series A Convertible Non-Voting Preferred Stock (the “Certificate of Designation”). The Warrant holders have the right to exercise the Warrants for three (3) years at an exercise price of $0.24 per share of Common Stock. The Units were offered and sold in reliance upon exemptions from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. The Company has agreed to file a registration statement to cover the re-sale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, and upon the exercise of the Warrants. The Company intends to utilize the net proceeds from the sale of the Units in the Offering for working capital and general corporate purposes.

The warrants issued through January 31, 2024, had a Black-Scholes fair value of $156,746 for the 1,125,000 warrants issued.

Stock price	$0.07 – 0.20
Exercise price	$0.24
Expected volatility	521 -1,042%
Expected term (years)	3
Risk free rate	4.05 – 4.45%
Dividends	0%

Between February and July 2024, we entered into subscription agreements (each a “Subscription Agreement”) with certain accredited investors (each, a “Subscriber” and collectively, the “Subscribers”), pursuant to which the Company offered and sold to the Subscribers in a private placement offering (the “Offering”), units (each, a “Unit” and, collectively, the “Units”), for a purchase price of $12,000 per Unit, for gross proceeds of $1,952,000. Each Unit consists of one (1) share of the Company’s Series A Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and (ii) 62,500 common stock purchase warrants (the “Warrants”). Each share of Preferred Stock converts into 50,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Warrant entitles the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share.

As of July 31, 2024, and January 31, 2024, the Company had 185.67 and 23 of Series A Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has authorized share capital consisted of 500,000,000 shares of common stock with par value of $0.001.

As described in Note 4, the Company issued certain shares of its common stock for the conversion of convertible notes payable during the period ended July 31, 2024.

As described in Note 6, the Company issued certain shares of its common stock to related parties during the period ended July 31, 2024.

On May 1, 2024, Rudofsky, Brodkey, and Scannell each elected to convert accrued compensation of $31,250, $17,500, and $62,500, respectively, into 195,313, 109,375, and 390,625 shares of common stock, respectively.

F-27

During May 2024, the Company issued 1,041,667 shares of common stock to an officer as a result of the cashless exercise of their warrants.

For the six months ended July 31, 2024, the Company issued 1,039,096 shares of common stock for non-officer services.

As of July 31, 2024, the Company had 249,946,937 shares issued, issuable, and outstanding.

Options

On January 23, 2023, as part of the RTO, the Company accepted the assignment of the stock options for common stock from ICUMO to the Company, as consented by the parties. The Company has 56,615,000 options issued to various officers, directors, and employees, based on milestones. As of January 31, 2024, and July 31, 2024, 22,646,000 and 6,566,000 options are vested. The exercise price for the options is $0.125 and they expire on December 31, 2027. The Company recognized $189,248 the period ended July 31, 2024, in stock-based compensation expense related to the estimated vesting of these options. As of July 31, 2024, none of the remaining milestones necessary for these options to vest have been met. The remaining additional compensation to be recognized as these options vest is approximately $568 thousand during fiscal 2025 based on the current estimated time to reach the milestones.

The remaining vesting milestones required to be met are (1) obtaining an updated PEA, (2) an uplist of the Company’s common stock to a national exchange and (3) the successful raising of $5 million or more in new capital. Each of these milestones vest an additional 20% of the options upon being met and were estimated to have a 50% probability of being met as of January 31, 2024. Management reviews the estimate of meeting each probability as well as the related timing at each reporting period.

On April 3, 2024, Brodkey, Scannell, Rudofsky, and Dykes executed cashless conversions of 5,360,000 vested options each into 3,685,000 shares of common stock each.

Warrants

On April 4, 2024, Feehan and Brodkey executed cashless conversion of 2,666,666 and 1,306,667 warrants, respectively, into 1,666,666 and 816,666 shares of common stock, respectively.

On April 6, 2024, Dykes executed cashless conversion of 400,000 warrants into 251,250 shares of common stock.

On April 6, 2024, four warrant holders executed cashless conversion of 1,200,000 warrants into 753,750 shares of common stock.

On April 8, 2024, Rudofsky executed cashless conversion of 1,666,667 warrants into 1,041,667 shares of common stock.

As of July 31, 2024, the Company had 2,614,783 warrants outstanding with an exercise price of $0.15, which relate to the convertible notes dated January 23, 2023 (see Note 4), and 1,093,479 warrants outstanding with an exercise price of $0.23, which relate to the convertible notes dated May 8, 2023 (see Note 4).

Stock-based Compensation Expense

The Company recognizes stock-based compensation using the straight-line method over the requisite service period or derived service period. The Company recognized stock-based compensation for the three months ended July 31, 2024 and 2023 of $364,808 and $0, respectively, and for the six months ended July 31, 2024 and 2023 of $554,056 and $140,741, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

The Company entered into a new long-term lease agreement for warehouse space in Idaho. The lease began on April 1, 2024, with an initial period of 3 years and an optional 3-year renewal at the end of the initial term. The Company may cancel the lease at any time after 13 months from the effective date of the lease by providing a 3-month notice of cancellation. The base lease payment is $3,600 through January 1, 2026, at which point base rent increases to $3,700 until January 1, 2027, at which point it increases to $3,800 until January 1, 2028, at which point it increases to $3,900. Prior to entering into this lease agreement, the Company was a party to a month-to-month lease which it had not terminated. The lessor and the Company agreed regain access to the warehouse including obtaining access to the Company’s property contained within such warehouse, the lessor agreed to the following additional payments. A single payment of $100,000 which was paid on March 5, 2024, and $6,000 per month beginning May 1, 2024, and ending on February 1, 2025.

Initially, the Company measure the right of use asset and liability associated with its office lease using the following inputs:

Remaining lease term (in years)	1.08
Discount rate	12%

The remaining term of the lease was based on the amount of time left before the Company may exercise its right to cancel the lease which is 13 months.

The Company considered whether it was probable it would exercise and extend beyond the initial 3-year term and determine it was not probable that the Company would exercise this renewal option.

F-28

The Company records rent on straight-line basis over the terms of the underlying lease. Estimated future minimum lease payments under the lease are as follows:

Year Ending January 31,	Amount
2025	$43,200
Total remaining lease payments	43,200
Less: imputed interest	2,754
Present value of remaining lease payments	$40,446

The rent expense for the six months July 31, 2024, and 2023 was $143,085 and $21,000 respectively.

NOTE 9 – INCOME TAXES

As of July 31, 2024, and January 31, 2024, the Company has net operating loss carry forwards of $1,143,658 and $751,916, respectively, which may be available to reduce future years’ taxable income through 2043. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% and state rate of 5% to loss before taxes for fiscal years 2025 and 2024), as follows:

	July 31, 2024	January 31, 2024
Tax expense (benefit) at the statutory rate	$(316,407)	$(285,980)
State income taxes, net of federal income tax benefit	(75,335)	(68,090)
Change in valuation allowance	391,742	354,070
Total	$-	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax year 2023 remains open for examination by federal agencies and other jurisdictions in which it operates.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at July 31, 2024 and January 31, 2024 are as follows:

	July 31, 2024	January 31, 2024
Deferred tax assets:
Net operating loss carryforward	$1,143,658	$751,916
Timing differences	-	-
Total gross deferred tax assets	1,143,658	751,916
Less: Deferred tax asset valuation allowance	(1,143,658)	(751,916)
Total net deferred taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2023 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $1,143,658 and $751,916 as of July 31, 2024, and January 31,2024, respectively.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the condensed consolidated balance sheet through the date of this filing and determined there were no events to disclose or that require recognition in the accompanying condensed consolidated financial statements.

Offering

The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) on July 11, 2024, to offer and resell up to 94,126,642 shares of common stock by selling stockholders consisting of (i) up to 9,283,333 shares of common stock issuable upon the conversion of 185.66 shares of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share sold in a private placement offering with Newbridge Securities Corporation acting as the sole placement agent (the “Newbridge Private Placement Offering”) (ii) up to 11,604,167 shares of common stock issuable upon the exercise of warrants sold in the Newbridge Private Placement Offering, (iii) 813,333 shares of common stock issued to the placement agent of the Newbridge Private Placement Offering, (iv) 66,794,143 shares of common stock issued pursuant to the January 23, 2023 share exchange with the former shareholders of ICUMO, (v) 4,333,333 shares of common stock sold a private placement offering on December 15, 2022, (vi) 880,000 shares of common stock issuable upon conversion of the principal and accrued interest of two convertible promissory notes in the aggregate principal amount of $201,200 in total, at a price of $0.23 per share, issued to certain selling stockholders on April 5, 2024, and (vii) 418,333 shares of common stock issued in consideration of consulting fees to various consultants.

The registration statement has not yet been declared effective by the SEC.

F-29

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by the Company in connection with the sale of the shares of Common Stock being registered hereby. All amounts shown are estimates except for the Commission registration fees

Amount
SEC registration fee	$3,334.10
Accounting fees and expenses	$9,200.00
Legal fees and expenses	$35,000.00
Miscellaneous fees and expenses	$-
$47,534.10
Total

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 14. Indemnification of Directors and Officers.

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

II-1

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

From August 14, 2023 through December 11, 2023, we entered into subscription purchase agreements with purchasers for 23 units (the “Units”), at a purchase price of $12,000 per Unit for an aggregate purchase price of $276,000 (the “Private Placement Offering”). Each Unit comprised of one (1) share of Series A Convertible Non-Voting Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), and (ii) 62,500 common stock purchase warrants (the “Warrants”). The Warrants entitle the holders to shares of Common Stock for three (3) years, at an exercise price of $0.24 per share.

From February 28, 2024, through March 28, 2024, the Company conducted a private placement offering pursuant to which it entered into subscription purchase agreements with accredited investors for an aggregate of 162.66 Units (the Newbridge Private Placement Offering”). Newbridge Securities Corporation acted as the sole placement agent (the “Placement Agent”) on a best-efforts basis pursuant to a Placement Agency Agreement dated September 7, 2023, as amended on December 27, 2023. Pursuant to this agreement, the Placement Agent received cash commissions of $195,200, representing 10.0% of the gross purchase price of the Units sold. Certain members of Placement Agent participated as investors in the Newbridge Private Placement Offering.

Item 16. Exhibits

Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement, by and between Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.), International CuMo Mining Corporation, and the shareholders of International CuMo Mining Corporation, dated January 23, 2023 (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on October 14, 2022)
3.2	Amended and Restated Bylaws (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on October 14, 2022)
3.3	Certificate of Amendment to Articles of Incorporation, filed March 9, 2023 (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on March 10, 2023)
3.4	Certificate of Designation of the Series A Convertible Non-Voting Preferred Stock (Incorporated by reference to the exhibits to our Form 8-K filed with the SEC on January 17, 2024)
4.1	Description of Capital Stock (Incorporated by reference to the exhibits to our Annual Report on Form 10-K filed with the SEC on May 15, 2024).
4.2	Form 2021 Warrant (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
4.3	Corrected Form of Replacement Warrant (Incorporated by reference to the exhibits to our Current Report on Form 8-K/A filed with the SEC on February 14, 2023).

II-2

4.4	Form Lock-Up Agreement (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
4.5	Form of 8.5% Secured Non-Convertible Note (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
4.6	7.5% Secured Note Indenture, dated August 24, 2021, by and between International CuMo Mining Corporation and Computershare Trust Company of Canada (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
5.1*	Opinion of The Crone Law Group, P.C. as to the legality of securities being registered
10.1	Form Incentive Stock Option Agreement (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.2	Merger Agreement, dated as of November 20, 2020, by and among Crystal Globe Limited, Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.), Dynamic Elite International Limited and Joway Merger Subsidiary Limited, (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on November 25, 2020)
10.3	Stock Purchase Agreement, dated as of January 31, 2022, by and among Crystal Globe Limited, Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) and JHP Holdings, Inc. (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on February 10, 2022)
10.4	Debt Assignment and Release Agreement, dated January 23, 2023, by and among Idaho Copper Corporation (formerly known as Joway Health Industries Group Inc.) and JHP Holdings, Inc. (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.5

Option Agreement, dated October 13, 2004, by and between Cumo Molybdenum Mining Inc. and Mosquito Consolidated Gold Mines Limited, as amended January 14, 2005 (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.6	Mining Claims Agreement, dated July 25, 2017, by and among American CuMo Mining Corporation, International CuMo Mining Corporation, CuMo Molybdenum Mining Inc., Western Geoscience Inc., and Thomas Evans (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.7	Special Warranty Deed, between American CuMo Mining Corporation and International CuMo Mining Corporation (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).
10.8

Loan Agreement, dated October 31, 2014, as amended March 26, 2015, and January 29, 2016, by and between International CuMo Mining Corporation and La Familia II LLC (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.9

MineSense Amenability Test Proposal, dated August 29, 2022, by and between MineSense Technologies Ltd. and International CuMo Mining Corporation (Incorporated by reference to the exhibits to our Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.10	Management Agreement between International Cumo Mining Corporation and Robert W. Scannell dated December 15, 2022 (Incorporated by reference to the exhibits to our Annual Report on Form 10-K filed with the SEC on May 15, 2024).
10.11	Management Agreement between International Cumo Mining Corporation and Steven Rudofsky dated January 1, 2022 (Incorporated by reference to the exhibits to our Annual Report on Form 10-K filed with the SEC on May 15, 2024).
10.12	Management Agreement between International Cumo Mining Corporation and Andrew A. Brodkey dated December 15, 2021 (Incorporated by reference to the exhibits to our Annual Report on Form 10-K filed with the SEC on May 15, 2024).
10.13	Technical Advisory Agreement between International Cumo Mining Corporation and Mult-Metal Development Ltd. dated March 31, 2023 (Incorporated by reference to the exhibits to our Annual Report on Form 10-K filed with the SEC on May 15, 2024).
10.14	Form of Unit Subscription Purchase Agreement (Incorporated by reference to the exhibit to our Form 8-K filed with the SEC on January 17, 2024.
10.15	SGS Bateman Proposal, dated November 13, 2023 (Incorporated by reference to the exhibits to our Registration Statement on Form S-1 filed with the SEC on July 11, 2024).
10.16

Master Truscan Services Agreement by and between the Company and Veracio, Inc., dated March 3, 2024 (Incorporated by reference to the exhibits to our Registration Statement on Form S-1 filed with the SEC on July 11, 2024).

21.1	List of Subsidiaries
23.1	Consent of GreenGrowth CPAs, independent Public Account Firm (previously filed)
23.2	Consent of Turner, Stone & Company L.L.P., independent Public Account Firm (previously filed)
23.3*	Consent of Crone Law Group, PC (included as part of Exhibit 5.1)
23.4	Consent of Shaun Dykes
24.1	Power of Attorney (Included on the signature page)
96.1	Technical Report Summary and Resource Estimate, the CuMo Project, Boise National Forest, Boise County, Idaho, United States.
107	Filing Fee Table

* To be filed by amendment

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

II-3

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on December 13, 2024.

IDAHO COPPER CORPORATION

Date: December 13, 2024	By:	/s/ Andrew Brodkey
	Name:	Andrew Brodkey
	Title:	Chief Executive Officer and President (Principal Executive Officer)

Date: December 13, 2024	By:	/s Robert Scannell
	Name:	Robert Scannell
	Title:	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Rudofsky	Director	December 13, 2024
Steven Rudofsky

/s/ Robert Scannell	Director	December 13, 2024
Robert Scannell

/s/ Andrew Brodkey	Director	December 13, 2024
Andrew Brodkey

II-5